CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL, AND (2) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

9 April 14

WORK ASSIGNMENT NO. 2

This Work Assignment No. 2 is effective as of January 2, 2014 (the “Effective Date”) and is by and among Forethought Life Insurance Company (“CLIENT”), se2, LLC, as successor to se2, inc. (“ADMINISTRATOR”), and Security Distributors, Inc. (“SDI”).

WITNESSETH:

WHEREAS, ADMINISTRATOR, SDI and Commonwealth Annuity and Life Insurance Company (“COMMONWEALTH”), are parties to that certain Third Party Administrator Agreement effective as of April 1, 2013 (the “Master Agreement”), setting forth general terms and conditions for Work Assignments on behalf of COMMONWEALTH and CLIENTS (as defined therein) of COMMONWEALTH, subject to such different and additional terms and conditions as may be set forth in such Work Assignments;

WHEREAS, on January 2, 2014, COMMONWEALTH’S parent, Global Atlantic Financial Group Limited, acquired CLIENT’S parent, Forethought Financial Group, Inc., at which time CLIENT became an Affiliate of COMMONWEALTH;

WHEREAS, CLIENT desires ADMINISTRATOR and SDI to perform the Services and Brokerage Services (as hereinafter delineated) for CLIENT with respect to the Contracts (as hereinafter delineated) on the terms and conditions hereof, as supplemented by the general terms and conditions of the Master Agreement; and

WHEREAS, ADMINISTRATOR and SDI desire to provide such Services and Brokerage Services to CLIENT with respect to the Contracts, on the terms and conditions hereof as supplemented by the general terms and conditions of the Master Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual undertakings, agreements and covenants set forth herein and in the Master Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.  GENERAL

A.            DEFINITIONS

1.              Capitalized terms used but not defined in this Work Assignment have the meanings assigned to them in the Master Agreement.

2.              “Change Procedures” means the process for making changes to the Services and Brokerage Services set forth in Section 3.2 of the Master Agreement.

3.              “Operating Guidelines” means the work flows and procedures used by ADMINISTRATOR to perform the Services and Brokerage Services in conformity with: (i) Applicable Law as interpreted by CLIENT in accordance with the terms of the Master Agreement; and (ii) those procedures and interpretations of Applicable Law specific to CLIENT as may be reasonably specified in writing by CLIENT in accordance with Section 3.1 of the Master Agreement and subsequently revised in accordance with the Master Agreement.

B.            PRODUCTS

The contracts covered by this Work Assignment are variable annuity contracts and fixed annuity contracts insured, coinsured, or reinsured by CLIENT and are identified in Schedule A hereto (the “Contracts”).

ARTICLE II.  TRANSITION SERVICES

Reserved.

ARTICLE III.  SERVICES and BROKERAGE SERVICES

A.            SERVICES and BROKERAGE SERVICES

1.                                      ADMINISTRATOR shall perform the Services set forth in Schedule C, as more fully described in the Operating Guidelines, with respect to the administration of the Contracts, to be provided hereunder on an ongoing basis.

2.                                      (a)  SDI shall perform the Brokerage Services set forth on Schedule C, as more fully described in the Operating Guidelines, with respect to administration of such Contracts as are individual or group variable annuity contracts.

(b)  References throughout the Master Agreement, including this Work Assignment and the Schedules hereto, to “ADMINISTRATOR” shall be deemed to refer to SDI with respect to only the Brokerage Services, unless the context clearly indicates otherwise.  For the avoidance of doubt, nothing in this Work Assignment shall obligate se2, LLC, to perform Brokerage Services, but se2, LLC, shall be liable to compensate CLIENT, subject to the limitations on liability set forth in the Master Agreement, for any damages resulting from any failure by SDI to perform the Brokerage Services or any other failure by SDI to comply with the terms of the Master Agreement, including this Work Assignment.

(c)  Notwithstanding the foregoing, SDI shall not be required to perform any service that would make it an “underwriter” or “principal underwriter” within the meaning of Section 2(a)(40) or 2(a)(29), respectively, of the Investment Company Act of 1940, as amended.  In this regard, the Parties agree that SDI will perform the Brokerage Services purely as a service to CLIENT.  The Parties further acknowledge that the Brokerage Services shall not entitle or obligate SDI to distribute the Contracts or to sell the Contracts to any dealer or the public, or to otherwise manage or control any offering or distribution of the Contracts or interest thereunder.  SDI shall have no responsibility and no authority to create or review any advertisement or sales literature, including institutional sales literature, in respect of the Contracts and shall have no obligation and shall not endorse CLIENT or any other issuer of the Contracts.  Furthermore, SDI shall have no obligation to prepare or review the registration statements for the Contracts filed with the U.S. Securities and Exchange Commission and shall not be named in any registration statement as an underwriter of the Contracts.

(d)  CLIENT represents and warrants that each underwriter listed in the table below  serves in the capacity of principal underwriter and is named as the principal underwriter in the registration statement for each of the related Contracts administered under this Work Assignment and in connection with such role only, shall be considered a CLIENT designee.

2

Issuer	Underwriter
Forethought Life Insurance Company	Forethought Distributors, LLC

(e)  CLIENT agrees that if at any time any such underwriter ceases to be the principal underwriter of the related Contracts, CLIENT shall use its best efforts to arrange for another entity to be the principal underwriter for the affected Contracts.  In the event that CLIENT does not notify SDI in writing that another entity has become the principal underwriter coincident with such underwriter ceasing to be the principal underwriter, SDI shall not be required to perform any services that would cause it to be deemed an “underwriter” or “principal underwriter” with respect to the affected Contracts.  Without limiting any other remedies that SDI may have, in the event that another entity does not become the principal underwriter coincident with such underwriter ceasing to be the principal underwriter for the affected Contracts, SDI may, at its option, cease performing the Brokerage Services for the affected Contracts.

3.                                      Once per calendar quarter or on reasonable request from CLIENT, ADMINISTRATOR will make available to CLIENT the Operating Guidelines used in performing the Services and the Brokerage Services.

4.                                      ADMINISTRATOR shall not make any material changes to the Operating Guidelines without first providing reasonable notice to CLIENT and the reason for such change.

5.                                      ADMINISTRATOR shall be entitled to rely upon the Operating Guidelines in performing the Services and Brokerage Services and shall not be responsible for any breach of, or failure to perform its obligations under, this Master Agreement to the extent caused by its compliance with such Operating Guidelines.

B.            FEES

Subject to adjustment pursuant to Sections C, D, and E, below, and Section 3.12(f) of the Master Agreement regarding volume discounts, the fees for the Services in respect of the Contracts shall be as set forth on Schedule F.  Such fees shall be due and payable in respect of a Contract based on the status of such Contract, active vs. lapsed, terminated or otherwise not-in-force, as of the beginning of a calendar month; provided that:

1.                                      If a Contract is transitioned to ADMINISTRATOR and SDI for servicing during a calendar month, the fees in respect of such Contract shall be based on the status of the Contract when transitioned and shall be prorated based on the number of Business Days remaining in the month relative to the total number of Business Days in such month; and

2.                                      Such fees shall be similarly prorated for the last calendar month of the Work Assignment if such last calendar month is a partial month. The fee for lapsed, terminated or otherwise not-in-force Contracts shall be chargeable unless and until the Contract has been purged from ADMINISTRATOR’S systems.

C.          CPI ADJUSTMENT

The fees and rates described in Section B and Schedule F are subject to a CPI adjustment in accordance with Section 8.6 of the Master Agreement.

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D.                              MINIMUM MONTHLY CHARGES

Notwithstanding the foregoing provisions of this ARTICLE III and the provisions of ARTICLE IV, below, and Section 3.12(e) of the Master Agreement regarding volume discounts, the minimum monthly fees for the Services shall be $[           ] plus any charges due pursuant to ARTICLE IV below, less any Service Credits under Section E.

E.                              APPLICABLE SERVICE LEVELS

Schedule E hereto sets forth the Applicable Service Levels.  The Applicable Service Levels will be subject to adjustment in accordance with the terms of Schedule E.

F.                               OUT-OF-POCKET AND PASS-THROUGH COSTS

CLIENT shall reimburse certain out-of-pocket and pass-through costs of the type set forth below:

1.                                postage and express mail charges;

2.                                onsite and offsite paper file records transportation, storage, microfilm, and retrieval costs;

3.                                printing and mailing of quarterly and annual statements;

4.                                stationary, paper, envelopes and related supplies used in mailings to insureds;

5.                                electronic fees for NSCC or brokerage communication charges (e.g., DST FANMail);

6.                                costs for regulatory mailings, semiannual mutual fund reports, prospectuses, proxies, privacy notices, TPA notices, and discretionary customer mailings;

7.                                third party vendor charges;

8.                                underwriting and claims investigation charges;

9.                                agent appointment fees, state insurance appointments, credit and background checks; and

10.                         other costs expressly identified in this Work Assignment (or the Agreement) as out-of-pocket or pass-through costs.

ARTICLE IV.  STANDARD RATES

A.                                    TIME AND MATERIALS RATES

The hourly charges for any Services which ADMINISTRATOR is not otherwise obligated to provide under the Master Agreement or at rates stated otherwise, shall be as set forth on Schedule G.  CLIENT shall not be obligated to pay ADMINISTRATOR for any such Services, unless otherwise agreed in writing by ADMINISTRATOR.

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B.                                    CPI ADJUSTMENT

The fees and rates described in Section A above and Schedule G are subject to a CPI adjustment in accordance with Section 8.6 of the Master Agreement.

C.                                    BROKERAGE SERVICES

The fees payable by CLIENT to SDI for SDI’s performance of the Brokerage Services are included in the fees payable for the Services.  No additional sums shall be due and payable by CLIENT to SDI; ADMINISTRATOR will pay over to SDI the fees due SDI for performance of the Brokerage Services from the fees paid to ADMINISTRATOR pursuant to this Article IV.

ARTICLE V.  NOTICES

All notices and other communications required or permitted under this Work Assignment that are to be given in writing shall be deemed to have been duly given on the date delivered by hand, by nationally recognized overnight courier service or by messenger, or upon receipt by facsimile transmission, or upon delivery by registered or certified mail (return receipt requested) postage prepaid to any Party at the following addresses and facsimile numbers, or to such other address or facsimile number as a Party to receive the notice or request so designates by written notice to the other.

If to CLIENT:

Forethought Insurance Company,

3200 Southwest Freeway

Suite 1300

Houston, Texas, 77027

Attn: Assistant General Counsel

Facsimile:

If to ADMINISTRATOR:

se2, LLC

5801 SW Sixth Avenue

Topeka, Kansas 66636-0061

Attention:  General Counsel

Facsimile:  (785) 438-3080

If to SDI:

Security Distributors, Inc.

One Security Benefit Place

Topeka, Kansas 66636-0061

Attention:  General Counsel

Facsimile:  (785) 438-3080

5

ARTICLE VI.  TERM AND TERMINATION

A.                                          TERM

This Work Assignment shall have an initial term of [   ] ([ ]) years commencing on the Effective Date, and shall be subject to the termination provisions set forth in Section 7 of the Master Agreement.

B.                                          TERMINATION CHARGE

In the event that CLIENT earlier terminates this Work Assignment for convenience, CLIENT shall pay to ADMINISTRATOR the fees (the “Early Termination Fee”) calculated as set forth below, which shall be a Percentage of the Monthly Administration Fees paid for such 12 month time period annualized for such period.

Percentage of Monthly Administration Fees

Months 1 - 12	[ ]%
Months 13 - 24	[ ]%
Months 25 - 36	[ ]%
Months 36 - 48	[ ]%
Months 49 — 60	[ ]%

IN WITNESS WHEREOF, the duly authorized representatives of each party executed this Work Assignment No. 2 effective as of the date first set forth above.

SE2, LLC		SECURITY DISTRIBUTORS, INC.
5801 SW Sixth Avenue		One Security Benefit Place
Topeka, Kansas 66636-0001		Topeka, Kansas 66636-0001

By:		By:
	[signature]		[signature]
Name:	James R. Schmank	Name:	James R. Schmank
Title:	Senior Vice President	Title:	Vice President

FORETHOUGHT LIFE INSURANCE COMPANY

3200 Southwest Freeway, Suite 1300

Houston, Texas, 77027

By:
[signature]
Name:
Title:

6

Schedule A

CONTRACTS

Product	Product/Plan Code	Estimated Active Contracts As of January 2014
ForeRetirement Variable Annuity B-Share	551	1859
ForeRetirement Variable Annuity C-Share	552	64
ForeRetirement Variable Annuity L-Share	553	1981
Huntington ForeRetirement Variable Annuity B-Share	554	88
SecureFore 5	563	324
SecureFore 7	555	2842
ForeCare Hybrid Annuity	679	0

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Schedule B

Reserved

8

Schedule C

SUMMARY OF SERVICES

Described below is a summary of the scope of Services to be performed under this Work Assignment, as such Services are more fully described in the Operating Guidelines.

Brokerage Services are denoted with the + symbol.

Service Offering/Service/Component	Brief Description
directdoc
Mail Processing Workflow Document Storage Document Retrieval and Cashiering

Process Client business mail received at the Administrator’s central mail room.  This service includes:

•                  Processing incoming mail received at the two P.O. boxes/lockboxes for incoming mail.

•                  Processing return mail address changes and re-mailing of statements.

•                  Process incoming requests received through the fax number and email addresses.

Scan, index and route incoming Client documents/requests.  This service includes the following:

•                  Document scanning to create images of paperwork received in the Administrator mail room.  Incoming mail envelopes are not scanned, except for individual IRA contributions from April 15th and for 30 days after.

•                  Document indexing to assign imaging indicators to paperwork received in the Administrator mail room.

Store and retrieve of Client documents.   This service includes the following:

•                  Electronic storage and retrieval for digitized (into images) and indexed Client documents.

•                  Physical onsite storage and retrieval of original Client documents.

•                  Onsite storage retention period is 30 days for all legal paperwork (all documents that contain original death certificates, incoming funds transfer paperwork, stock certificates and legal paperwork).

•                  Onsite storage retention period is 10 days for all other paperwork not noted above.

•                  Checks are retained for 60 days.

•                  Physical offsite storage and retrieval of Client documents is 30 days.

•                  Document destruction is to shred documents after the standard retention period by External Administrator

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Service Offering/Service/Component	Brief Description

Deposit Client checks, wires or electronic payments.  For check processing, Administrator uses Check-21 (remote capture).

Related Operating Guidelines are:

•                  Incoming Mail

•                  Indexing

•                  Money Processing

•                  Return Mail

•                  Date and Time Stamp

Distribution Support
Sales Entity Commissions+ Licensing & Appointments

The sales entity functionality to support hierarchy for Broker/Dealer and Representatives.

Calculate and send commission payments (premium and trail) to broker-dealers on behalf of agents/representatives based on a default commission schedule per product.  If additional firm specific commission schedules are needed, they can be requested through the Change Procedures.  Operating Guidelines related with commissions include:

•                  Broker Dealer And Agency Commission

•                  Commission Schedule Information

Add and store agent licensing and appointment information.

Related Operating Guidelines are:

•                  Appointment Processing, existing Broker Dealers

•                  Appointment Termination

•                  Broker Dealer and Agency Commissions

•                  Commission on Direct Deposit

•                  Commission Schedule Information

•                  Contracts and Selling Agreements

•                  Electronic File Request

•                  Not Appointed Representative

•                  Representative Address Change

•                  Representative Change

Mass onboarding of Broker Dealers is considered a project and needs to follow the Change Procedures.  This includes the onboarding in mass quantities.

Interfaces
Export Files	Electronic delivery of data in a pre-defined file format. Interface files include: • Agent Training File — External vendor file daily for RegEd • Data Match for Kentucky and Massachusetts - Quarterly

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Service Offering/Service/Component	Brief Description

•                  Data Warehouse

•                  Daily — Daily Values, Fees, Features, Transactions, Names, Address, Phone, Disbursement, Special Programs, Agent, Agent License, Agent Training, Agent Address, Agent Email, Agent Phone, Roles, Policy

•                  Monthly — Monthly Values

•                  Deferred Reserves - Monthly

•                  General Ledger Daily Detail - Daily

•                  Hartford Portfolio Diversifier Fund —Contract - Daily  (external vendor— Hartford)

•                  Hartford Portfolio Diversifier Fund — Fund — Daily (external vendor — Hartford)

•                  Hartford Portfolio Diversifier Fund — Rebalance — Monthly (external vendor — Hartford)

•                  Tax Files

•                  National Change of Address (NCOA) — External Vendor five times per year

•                  Payout Reserve - Monthly

•                  eDelivery Product File — Daily (external vendor — RRD)

•                  eDelivery Cusip Translation File — Daily (external vendor — RRD)

•                  eDelivery Position File — Daily (external vendor — RRD)

•                  eDelivery Mail Transaction File — Daily (external vendor — RRD)

E-Commerce

Upon completion of the onboarding grid we have the ability to Generate and accept National Securities Clearing Corporation (NSCC) Files for annuity products:  Files sent to and received from brokers and representative through the NSCC.  Files will be generated based on requests from Broker/Dealers.

•                  Annuity Asset Pricing File

•                  Position and Valuation Files (PVF and PFF)

•                  Financial Activity Report File (FAR)

•                  Commission File

•                  Application and Sub Pay File

•                  IFT File

•                  ACATS File

•                  LNA File — to be delivered in three phases

Administrator will stay current with the NSCC required fields that the DTCC mandates.  If the Client would like optional fields added, they can be requested via the Change Procedures.

Generate DST Financial Advisor Network Mail (FANMail) Files for annuity products:  Files sent to brokers and agents through

11

Service Offering/Service/Component	Brief Description
DST FANMail. (NOTE: These file layouts are determined by DST and cannot be modified). • Account Master Position File • Position Record File • Direct Financial Activity File • Price Record File
Trading Rules and Model Support

Process trades against product level trading rules.  Trades submitted after the market cutoff will be processed the following Business Day.  Contract/account restrictions include:

•                  Set the quantity of trades within a set time period is available.

•                  Identify model by contract

•                  Support annual model changes

•                  Support fixed fund trading restrictions

•                  Ability to support internal trading and updates of stagnant model groupings.

Changes to trading and model support can be requested per the Change Procedures.

eDelivery

eDelivery service provides a base of commonly required functionality. The offering is intended to provide delivery of customer documents electronically.  The support is for both customers and financial advisors.  The customer must opt in via the website to receive electronic delivery of all or none (excluding policy pages and adhoc correspondence) of their mailings.

Financial advisors will default to edelivery notification.  If the financial advisor opts out of edelivery, they will not receive notification of customer mailings.  Financial advisors may log on to the website at any time to see copies of documents mailed or emailed to customers.

The Client owns the relationship with RRD.  Invoicing will be conducted directly from RRD to the Client.  Changes in the e-delivery process can be requested per the Change Procedures.

Reporting
Reporting Portal

Provide pre-defined reports for management purposes with daily, weekly, monthly, and annual information about transaction activity, transaction volume and financial reporting.  Viewable and downloadable to a Citrix desktop for two years through the Reporting Portal.  Reports can be set up for email and ftp subscription as well.  Reports available under three primary folder headings:  Finance, Compliance and Business Reports include:

•                  90 Day Surrender

•                  Accounting Control

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Service Offering/Service/Component	Brief Description

•                  Accrued Fixed Fund Interest

•                  AML suspicious Activity

•                  Daily Surrenders

•                  Death Audit Services Hit Report

•                  Deferred Annuity Reserve Control

•                  Exceeded Transaction

•                  Exceeded Transaction Amount

•                  Exchanges

•                  Foreign Address Account

•                  Free Look Activity

•                  Fund Position

•                  Issues Business

•                  Model

•                  Monthly Flow

•                  Monthly Fund Asset

•                  New Business Report

•                  OFAC Name & Address

•                  OFAC Verification

•                  Payout Annuity Reserve Control

•                  Year to Date Premium

New reports or changes to existing reports may be requested per the Change Procedures.

Reporting that is needed only once, or AdHoc type reporting, is also available.  This type of reporting is available on a time and materials basis and is provided within a reasonable timeframe.

Performance and Technology Report	Report scorecard metrics report provides measurements for operational performance against the service levels on a monthly basis.
Finance Reconciliation Reports	Reports generated from the ledger will be available on the Black Line web-site. The Administrator provides one logon to the Client.
Death Audit

Create and maintain a database which contains Social Security Administration (SSA) is stored in order to conduct various scrub queries.  SSA deltas will be received monthly and loaded to the Administrator SSA database.  A process will run to compare Administrator contract information to the SSA database to determine death hits.  Each contract hit from categories/queries 1, 2, 3, 4 and 5 will be introduced into Image for Operations to review using the SSA guidelines.  The Client is billed time and materials for the queue work each month as well as a license fee each year.

13

Service Offering/Service/Component	Brief Description
New Business & Policy Administration Including Call Center
New Business

Process applications and purchases for new business as well as send transfer paperwork. The Client retains suitability review and forms creation and maintenance. The Operating Guidelines associated with new business include:

•      Exchange Replacement
•      Free Look
•      Incoming Transfer
•      New Business Application Entry
•      New Business Application Entry (Morgan Stanley)
•      Statement of Additional Information
•      Telephone Authorization
•      Transfer Follow-ups

Purchases	Process the incoming annuity payments. The Operating Guidelines associated with purchases include: • Banking • EFT Draw • Purchases
Financial

Process transactions involving the movement of money within or out of an owner’s account. The Operating Guidelines associated with financial transactions include:

•      Annuitization
•      Automatic Asset Rebalance
•      Death Claims
•      Death Initial Notification
•      Divorce
•      Dollar Cost Averaging
•      Escheatment
•      Exchanges
•      Future Allocations
•      Model Processing
•      One Time Rebalance
•      Outgoing Transfers
•      Receivables
•      Reconciliation
•      Redemptions
•      Reg 60 Outgoing
•      Rider Fee
•      Return Check
•      Stop Payments
•      Systematic Withdrawal
•      Tax Withholding

14

Service Offering/Service/Component	Brief Description
Non-Financial

Process non-financial additions, changes, deletions on an owner’s account. The Operating Guidelines associated with non-financial transactions includes:

•      Add/Remove Riders
•      Address Change
•      Annuitant Change
•      Anti-Money Laundering
•      Beneficiary Change
•      Clean Desk
•      Collateral Assignment
•      Community Property
•      Complaints
•      Complaints Received Compliance
•      Correspondence
•      Custodial Contracts
•      Date of Birth Change
•      Death Audit Services
•      Duplicate Policy
•      eDelivery
•      Electronic File Request
•      Exception and Escalations
•      Illustration Quote
•      Legal Requests
•      Lost Security Holder
•      Name Change
•      National Change of Address
•      Not In Good Order (NIGO)
•      OFAC Homeland Tracker
•      Ownership Change
•      Potential Privacy Incident
•      Power of Attorney
•      Proxy Mailing List
•      Qualification Change
•      Resident Aliens
•      Return Mail
•      Section 22c-2 Requests
•      Security Verification
•      Signature
•      State Emergency Orders
•      Two Way Communication Grid
•      W9 Certification
•      Web Security Settings

15

Service Offering/Service/Component	Brief Description
Customer Service
IVR Service

Provide the ability to retrieve account information and route calls via the phone. IVR functionality includes:

•       Female recording voice

•       Call recording retention three years

•       IVR is available 24 hours 7 days a week; excluding maintenance

•       Calls may be transferred to service center Monday through Friday 7:30 am central time to 5:00 pm central time.

•       Holidays are based on NYSE; calls will not be transferred to service center.

•       Speech recognition or touch tone option

•       Contact Information — regular mailing address, overnight mailing address, website address, and fax number

•       Detailed (Cash) Value — contract value as of the last business date, last quarter end value and previous year end value. Not applicable for annuitized contracts.

•       Portfolio Breakdown - Breakdown of by contract fund investment. Not applicable for annuitized contracts.

•       Transaction History — provide payment, transfer and withdrawal transaction history

•       Faxing, mailing or emailing of select forms of narrowed listing of forms

Call Center	• Provide call retention of recorded incoming calls is three years. • Provide customer service hours for Monday through Friday; 7:30 am central time to 5:00 pm central time.
Web Self-Service

Provide access to account information and selected transactions via the internet and incorporate branding for the Client for logos, privacy statements, disclosures and color. Information available includes:

•       Policy listing

•       Address

•       Contract/account information

•       Transaction history for 18 months

•       Electronic Documents for automated output

•       Non-financial and financial forms available through internal and external websites;

•       Product prospectus/ links to RRD (individual fund prospectus links are on the Product page at RRD)

•       Performance Information (in pdf format)

•       Prices

•       eDelivery consent

•       Form PDFs

•       Link to tax information at irs.gov

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Service Offering/Service/Component	Brief Description

•       Non-financial and financial transactions available includes:

•       Address Changes

•       Asset Rebalance*

•       Fund Transfer *

•       Future Allocation Change*

•       Not available for contracts with the GLWB rider. Single sign-on applicable for distribution/representatives

•       Information/reports available through the representative website includes:

•       Activity Report

•       Assets by Product

•       Surrender Report

•       Contributing/Non-Contributing

•       Pending New Business

•       Information/reports available to the Distributor includes:

•       All reports available to the representative

•       Commission Statements

Accounting & Reconciliations
General Ledger Treasury

Reconciliations to ensure that administration systems are in balance with the general ledger.

Open necessary bank accounts at UMB to support the defined Treasury / funding model and establish security for necessary associates and a method of updating that security. The Operating Guidelines associated with treasury include:

•       Cash Reconciliation

•       Commission/Agent Balances

•       Daily Funding

•       Escheatment

•       General Ledger

•       Suspense

Tax

Implement financial tax business processes that will support the tax requirements of the variable annuity lines of business. This includes providing a tax withholding file to support submitting of tax deposits and filings.

Generation of the following tax forms:

•       1099s (masking the TIN)

•       5498s

•       1042s

•       480-7

The Operating Guidelines associated with tax processing include:

•       Taxation

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Service Offering/Service/Component	Brief Description
Disbursement Registry	Maintain registry of all accounts payable disbursements processed on behalf of the Client.
Electronic Fund Transfer Draft File	Maintain contract specific data related to electronic fund transfers (EFT).
Fund Valuation, Performance & Maintenance
Pricing & Trading +

Calculation of accumulation unit values for variable products.

Retrieval of fixed indexes to provide to administration system.

Provide daily trade activity to fund companies.

Process daily reconciliations of net asset values (NAV), Shares, and Units. Provide pricing/trading monthly reporting packet to Client that contains information around m/e fees, assets, schedule D, shares and units, and dividends. The Operating Guidelines associated with pricing and trading includes:

•       Fund Changes

•       Fund Company Communications

•       Fund House Settlements

Changes to how the indexes are pulled can be made per the Change Procedures.

Fund House Settlement +	Process money movement between Administrator and the fund houses. The Operating Guidelines associated with fund house settlement include: • Fund House Settlements
Trade Activity+	Maintain buy and sell information for all variable investment options.
Trade Activity Confirmation+	Maintain confirmation of trade activity processed on behalf of the Client through the NSCC.
Performance Returns +

Report standardized, non-standardized and adjusted non-standardized performance return figures for variable annuity products. Report to Morningstar and Lipper the unit values and assets. The Operating Guidelines associated with performance returns include:

•       Performance Returns

•       Model Performance Returns

Changes to the way performance returns are calculated can be requested per the Change Procedures.

Funds/Subaccounts	Administrator shall implement and support fund name changes,

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Service Offering/Service/Component	Brief Description
mergers, liquidations, soft closes, hard closes, fund additions, and model changes per the Change Procedures. The Client will submit these changes with a Product Impact Grid.
Correspondence
Daily Automated Output

Create print files that generate printed output associated with specific events and transactions that occur on a contract/account holder’s account.

•       Branding, address, phone number, fax number and web address.

•       Two window envelope addressing standards.

•       Functionality to suppress print for customers requesting edelivery.

•       Representative copies available through the website.

Policy Package Variable Annuity

Correspondence is automatically produced when a new variable annuity contract is established and sent to the contract owner/financial advisor (as defined by the Broker Dealer).

Client is responsible for providing the policy page forms/contents to include the delivery receipt forms and state-specific forms and/or notices in Word format.

Copies of applications will be bound with policy pages for specific states as requested by the Client.

Financial Confirmations

Automated correspondence, produced daily, and triggered by financial transactions to owner; primary owner if there is a joint owner present; representative copies to active servicing agent available through website. Automated financial confirmations include:

•       Annuity Payments

•       Dollar Cost Averaging

•       Premium/Purchase

•       Rebalance Transfers

•       Required Minimum Distribution

•       Surrender

•       Systematic Withdrawal

•       Transfer/Exchange

•       Withdrawal

New product implementation will include a Third Party Administrator message to the Initial Purchase transaction confirmation.

“<Company Name> has contracted with se², LLC, a licensed Third Party Administrator, to perform certain administrative

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Service Offering/Service/Component	Brief Description
functions on our behalf. These include customer service, payment collection, benefit payments and financial transaction processing.”
Letters

Automated correspondence, produced daily, and triggered by non-financial transactions to owner; primary owner if there is a joint owner present; representative copies to active servicing agent available through website. Automated letters include:

•       Address Change Letter

•       Annuitized contract privacy policy mailing

•       Beneficiary Change Letter

•       Legacy Lock Letter for MCV

•       Maximum Annuity Commencement Date Letter

•       Minimum Distribution Letter (at age 70.5)

•       Post Issue Rider Addition Letter

•       Rider Fee Increase Letters

•       Rider Revocation/Termination Letter

•       Transfer Letter (incoming funds) and Corporate Resolution (Corporate Resolution provided by Client)

Actuarial Present Values will be provided to Administrator by Client no later than the first (1st) Business Day after receipt of data to perform calculations.

For ad-hoc correspondence, templates provided; content review, identification of gaps and final sign-off resides with Client. Ad-hoc correspondence is identified in the applicable Operating Guidelines.

Commission Statements	Automated statement, generated each time a payment is made to a broker/dealer. • Posted on website • Paper statements are not generated.
Statements of Accounts+

Creation of the print files that generate automated statements of accounts (SOAs). Standard items include:

•       Contracts in accumulation phase, and sent to one recipient (role).

•       Produced for account holders with a contract status of Active, Hardship, or Active/Restrict with a contract value at quarter end.

•       SOAs will not produce for accounts that terminate prior to quarter end.

•       Contains data and values as of the last Business Day of the quarter.

•       The SOA is a detailed statement.

•       Annual privacy notices are included on fourth quarter statements and are printed as a separate statement page.

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Service Offering/Service/Component	Brief Description
• Representative copies will be available on the website. • Statement design was based on feedback from the Client. Changes to the statement of account can be requested per the Change Procedures.
Envelopes	Two-window envelope is used for outgoing mail. Pre-printed check envelope. Use return envelope for sending data to customers as defined in the Operating Guidelines.
Compliance Support
Complaint Support	Provide the Client with the initial complaint, research and provide information needed to address formal customer complaints.
Compliance Monitoring	Communicate information to Client for new compliance regulations.
Identity Theft Account Restrictions	Add account restrictions on accounts when notified of identity theft by customer or Client.

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Schedule E

APPLICABLE SERVICE LEVELS AND SERVICE LEVEL CREDITS

1.                                      DEFINITIONS

Except as otherwise defined below, capitalized terms used in this Exhibit have the meaning given in the Master Agreement:

“Applicable Weight” means for each Critical Service Level identified in Table 1 hereto the corresponding weight associated with that Critical Service Level.

“At-Risk Amount” means, for any month during the Term, [   ]% of the monthly administration fees paid or payable for the month for which the Service Credits are calculated, exclusive of Pass-Through Expenses, taxes and reimbursements for out-of-pocket expenses.

“Critical Service Level” means each Service Level Category identified in Table 1 hereto which is designated as “Critical.”

“Default Performance Standard” has the meaning given in Section 5 below.

“Fault” means ADMINISTRATOR’S failure to attain the Minimum Service Level for a given Critical Service Level in a given calendar month.

“Key Service Level” means each Service Level Category identified in Table 1 hereto which is designated as “Key.”

“Minimum Service Level” means, with respect to each Service Level, the level of performance designated as such in Table 1 hereto.

“Pool Percentage Available for Allocation” means [   ]%, which is the total amount of Applicable Weight that may be allocated among all of the Critical Service Levels.

“Service Credit” means the amount which will be credited by ADMINISTRATOR to CLIENT with respect to each Fault, as set forth in Section 3 below.

“Service Level” refers to each of the Critical Service Levels and Key Service Levels designated in Table 1 hereto.

“Service Level Category” means each separate group of activities identified in each row in Table 1 hereto.

2.                                      SERVICE LEVELS — GENERAL

2.1.                            ADMINISTRATOR will maintain performance measurement systems at its own expense to measure compliance with the Service Levels. ADMINISTRATOR will furnish to CLIENT performance reports and/or performance data in an electronic format on a calendar monthly basis on or before the [    ] ([    ]th) Business Day following the end of the month for which the performance report covers.

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2.2.                            Unless expressly stated otherwise in Table 1 below, all Service Levels are stated, measured and reported in Business Days.  Further, all times are stated as Central Standard Daylight Savings Time, unless otherwise expressly stated in Table 1 below.

2.3.                            ADMINISTRATOR will maintain documents in a way to indicate the date of receipt, which shall be deemed to be the date such document is imaged by ADMINISTRATOR, conditioned on ADMINISTRATOR imaging the document on the same Business Day that such document was received, so long as the document is received before [      ] pm.  For each such document not imaged consistent with the foregoing, ADMINISTRATOR will otherwise indicate on the document the actual date such document was received.

2.4.                            The timing of each Service Level starts from when ADMINISTRATOR receives all items required to perform the task, or from the event specified, and continues until the relevant Services for that Service Level are completed in accordance with the Master Agreement.

2.5.                            ADMINISTRATOR will provide a single point of contact for the prompt resolution of all Service Level issues.

2.6.                            For purposes of ADMINISTRATOR’S liability for Service Credits and for determining whether ADMINISTRATOR has failed to attain the Default Performance Standards, for each Service Level where the Minimum Service Level is based on a time to complete specific activities, there must be a minimum of [   ] transactions for each such Service Level available to process in the applicable calendar month.  If the number of transactions for a given calendar month is less than the minimum number, ADMINISTRATOR shall nevertheless report the actual performance for each such Service Level, but ADMINISTRATOR’S failure to attain the Minimum Service Level shall not: (i) entitle CLIENT to a Service Credit, (ii) be considered in determining whether ADMINISTRATOR failed to attain the Default Performance Standards, and (iii) disqualify ADMINISTRATOR from earning an Earnback Credit that would otherwise be available to ADMINISTRATOR.

2.7.                            From time to time, CLIENT may request changes to the Service Levels, including adding standards relating to the quality of the Services provided.  Upon CLIENT’s request, the parties shall negotiate in good faith such changes as appropriate, in light of all surrounding circumstances, including changes in industry practices, changes in Applicable Law, actual performance of the parties under this Master Agreement, advances in technology available or used to perform the Services and the locations where the parties may be performing their duties under this Master Agreement.  Any such changes shall be made in accordance with the Section 3.2 of the Master Agreement.

2.8.                            On [     ] ([   ]) days advance written notice to ADMINISTRATOR, but no more than once every [    ] ([   ]) months, CLIENT may adjust the Applicable Weight among Critical Service Levels as long as the total of such percentages does not exceed the Pool Percentage Available for Allocation.

3.                                      SERVICE CREDITS

3.1.                            For each Fault for each Critical Service Level in a given calendar month, CLIENT shall be entitled a Service Credit.  The Service Credit for each Fault in a given calendar month is the Applicable Weight for the Critical Service Level corresponding to that Fault multiplied by the At-Risk Amount.

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3.2.                            The aggregate amount of Service Credits payable in any calendar month shall not exceed the At-Risk Amount.

4.                                      EXAMPLES

Reserved.

5.                                      DEFAULT PERFORMANCE STANDARDS

5.1.                            ADMINISTRATOR shall be deemed to have failed to attain the Default Performance Standards if:

(a)           in any consecutive [   ] ([  ] calendar months, ADMINISTRATOR has [   ] ([  ]) or more Faults in each of those months;

(b)           in any single calendar month, ADMINISTRATOR has [   ] ([  ]) or more Faults;

(c)           ADMINISTRATOR has a Fault for the same Service Level for [  ] ([  ]) consecutive months;

(d)           in any consecutive [   ] ([  ]) calendar months, ADMINISTRATOR fails to perform at the Minimum Service Level for [   ] ([   ]) or more Key Service Levels in each of those months;

(e)           ADMINISTRATOR fails to perform at the Minimum Service Level for the same Key Service Level for [   ] ([  ]) consecutive months.

5.2.                            If ADMINISTRATOR is liable for failing to meet the “Default Performance Standards” as set forth in this Schedule E, in addition to any other remedies available to CLIENT, CLIENT may terminate the entire Master Agreement in whole or in part under Section 7.5, provided that Customer provides notice to Administrator within [     ] ([  ]) months after the failure to meet the Default Performance Standards.

6.                                      EXTRAORDINARY EVENTS

If CLIENT reasonably expects there to be a spike in the volume of activities covered within the Service Levels (a spike would consist of at least a [     ] percent ([  ]%) or more higher volume of activities compared to the then-current [    ] ([  ]) month rolling averages for such activities), CLIENT shall provide as much advance notice (in writing or via email) to ADMINISTRATOR as reasonably practicable and permissible.  If CLIENT does not provide at least [   ] ([  ]) days notice of any such event and ADMINISTRATOR was not otherwise aware or otherwise not on reasonable notice of the significant likelihood of such increase and ADMINISTRATOR was not the cause of such increase, then ADMINISTRATOR will be relieved from the obligation to meet such Service Levels for the first month each time such spike in volume occurs.  In addition, ADMINISTRATOR will be excused from meeting the Minimum Service Levels to the extent that other events or series of events are caused by CLIENT or a high volume of activities within the scope of the Services Levels following extraordinary market or broker-dealer activity and (a) was not reasonably foreseeable in advance of such activity to allow ADMINISTRATOR to use commercially reasonable efforts to plan for such extraordinary activity, and (b) requires a material increase in resources by ADMINISTRATOR to meet the Service Levels as required by this Master Agreement. ADMINISTRATOR will be excused only for the duration of such events or series of events.

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Table 1

Service Level Number	Applicable Weight	Key or Critical	Service Level Category	Measurement	Service Level Description	Minimum Service Level	Measurement Procedure
1	[ ]%	[ ]	Service Administration	Call Center	Telephone answer speed	[ ].	Track time to answer calls
2	[ ]	[ ]	Service Administration	Call Center	Telephone abandonment rate	[ ].	Divide number of abandoned calls by total number of calls
3	[ ]%	[ ]	Service Administration	Time to process financial change requests received in good order	Goal is [ ]% same Business Day, however for purposes of Fault = [ ]%	[ ].	Track time to process transactions
4	[ ]	[ ]	Service Administration	Time to process non-financial change requests		[ ]	Track time to process transactions
5	[ ]%	[ ]	Service Administration	New Business — with Money	Goal is [ ]% in [ ] Business Days, however for purposes of Faults = [ ]%	[ ]	Track time to process transactions
6	[ ]	[ ]	Service Administration	New business — Without Money		[ ]	Track time to process transactions

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Service Level Number	Applicable Weight	Key or Critical	Service Level Category	Measurement	Service Level Description	Minimum Service Level	Measurement Procedure
7	[ ]%	[ ]	Service Administration	New Business - With Transfer		[ ]	Track time to process transactions
7a	[ ]	[ ]	Service Administration	Return Funds	For NIGO subsequent payments, Goal is to return [ ]% of Funds within [ ] Business Days of receipt, however for purposes of “Faults” = [ ]%	[ ]	Track time to process transactions
7a (cont.)	[ ]	[ ]	Service Administration	Return Funds

For NIGO new business with money — Goal is to return [ ]% of funds within [ ] Business Days of receipt, unless permission to hold funds has been secured from the consumer, however, for purposes of “Faults” = [ ]%

						[ ]	Service level will be measured both monthly and yearly. If the aggregate yearly measurement exceeds [ ]%, Administrator shall be deemed to have met each individual month’s minimum service level.

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Service Level Number	Applicable Weight	Key or Critical	Service Level Category	Measurement	Service Level Description	Minimum Service Level	Measurement Procedure
8	[ ]	[ ]	Service Administration	Representative Licensing / Appointments		[ ]	Track time to process transactions
9	[ ]	[ ]	Service Administration	Representative / Agent Changes		[ ]	Track time to process transactions
10	[ ]	[ ]	Service Administration	Time to process returned mail		[ ]	Track time to process transactions
11	[ ]	[ ]	Service Administration	Report Consumer Complaints		[ ]	Track time to report complaint
12	[ ]%	[ ]	Information Technology	System Availability	Availability of IVR and Web Services	[ ].	Determined on exceptional basis as reported as IVR and Web not available
13	[ ]%	[ ]	Information Technology	Interface Service Level Agreement	Interface file and Report transmission	[ ]	Track time for file and report deliveries
14	[ ]	[ ]	Information Technology	Quarterly Statement of Account Mailing		[ ]	Track time for file and report deliveries
15	[ ]	[ ]	Information Technology	Anniversary Statement Mailing		[ ].	Negative reporting

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Table 2

File Name	Frequency	SLA Time CT
General Ledger	Daily	[ ] PM
Deferred Reserve	Monthly	[ ] PM
Payout Reserve	Monthly	[ ] PM
Data Warehouse	Daily	[ ] AM
Data Warehouse	Monthly	[ ] PM
Hartford Portfolio Diversifier - Contract	Daily	[ ] AM
Hartford Portfolio Diversifier - Fund	Daily	[ ] AM
Hartford Portfolio Diversifier - Rebalance	Monthly	[ ] AM
Milliman - Contract	Daily	[ ] AM
Milliman - Fund	Daily	[ ] AM
NSCC Price	Daily	[ ] AM
NSCC Position (PVF/PFF)	Daily	[ ] AM
NSCC FAR	Daily	[ ] AM
NSCC Commission	Daily	[ ] AM
DST FanMail	Daily	[ ] AM
DST FanMail Price	Daily	[ ] AM

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Schedule F

FEES

1.                                      CONTRACT ADMINISTRATION FEES

1.1.                            Monthly Administration Fee.

For the Services described herein and performed by ADMINISTRATOR, CLIENT shall pay ADMINISTRATOR the following fees for each Contract:

a.  Monthly Post Issue Administration Fees:

Variable Annuity: $[    ] monthly

Fixed Index Annuity: $[     ] monthly

Fixed Annuity:  $[     ] monthly

b.  New Business Application Fees:

Variable Annuity:

Electronic Application - $[  ] per application

Paper Application - $[  ] per application

Fixed Index Annuity:

Electronic Application - $[  ] per application

Paper Application - $[  ] per application

Applications submitted by Morgan Stanley Smith Barney:

Electronic Application - $[  ] per application

Paper Application - $[  ] per application

c.  Terminated Contract Charge - $[  ] per terminated Contract

The fees above are subject to the CPI Adjustment described in 8.5 of the Master Agreement.

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Schedule G

STANDARD RATES

2013 Rates*
Senior Professional Staff
Executives/Program Manager	$	[ ]
Project Manager	$	[ ]
Professional Staff
Actuaries	$	[ ]
Senior Programmer Analyst	$	[ ]
Senior Business Analyst	$	[ ]
Senior Financial Accountant	$	[ ]
Financial Accountant	$	[ ]
Programmer Analyst	$	[ ]
Business Analyst	$	[ ]
Paralegal, Compliance	$	[ ]
Service Center Personnel
Domestic	$	[ ]
Offshore	$	[ ]

* Standard Rates are for internal resources — rates for Permitted Subcontractor will be equal to the Market Rate for a Permitted Subcontractor plus [  ]%.

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WORK ASSIGNMENT

This Work Assignment (this “Work Assignment”) is effective as of April 1, 2013, by and between se2 Inc., a Kansas stock insurance company (“ADMINISTRATOR”), Security Distributors, Inc., a Kansas corporation (“SDI”), and Commonwealth Annuity and Life Insurance Company, a life insurance company organized under the laws of the Commonwealth of Massachusetts (“COMMONWEALTH”).

WITNESSETH:

WHEREAS, ADMINISTRATOR, SDI and COMMONWEALTH are party to that certain Third Party Administrator Agreement by and among them effective April 1, 2013, (the “Master Agreement”), setting forth general terms and conditions for Work Assignments on behalf of COMMONWEALTH and CLIENTS (as defined therein) of COMMONWEALTH, subject to such different and additional terms and conditions as may be set forth in such Work Assignments;

WHEREAS, First Allmerica Life Insurance Company (“First Allmerica”), Transamerica Life Insurance Company (“Transamerica”), Protective Life Insurance Company (“Protective”), and Zurich American Life Insurance Company (“ZALICO,” fka Kemper Investors Life and Insurance Company), are all CLIENTS of COMMONWEALTH, as defined in the Master Agreement;

WHEREAS, COMMONWEALTH entered into a Work Assignment dated December 30, 2005 with ADMINISTRATOR and SDI, to perform certain Administration Services and Brokerage with respect to a certain variable life and variable annuity  products issued by Commonwealth, First Allmerica and  Transamerica, as set forth in Schedule A-1;

WHEREAS, COMMONWEALTH entered into a Modified Coinsurance Agreement and Administrative Services Agreement with Protective with respect to a closed block of variable annuity and/or variable life insurance contracts issued by Protective and ZALICO, and COMMONWEALTH entered into a Work Assignment dated October 31, 2006 with ADMINISTRATOR and SDI to perform certain Administration Services and Brokerage Services on behalf of Protective and ZALICO with respect to such Contracts, as set forth in Schedule A-2;

WHEREAS, COMMONWEALTH’s wholly-owned subsidiary, First Allmerica, entered into a Work Assignment dated January 20, 2006 with ADMINISTRATOR and SDI to perform certain Administration Services for a closed block of group pension annuity contracts, RIFA Funding Agreements, group IRA annuity certificates and traditional, non-variable life insurance contracts  issued by First Allmerica, as set forth in Schedule A-3;

WHEREAS, COMMONWEALTH entered into an agreement with Protective with respect to a block of variable universal life policies issued by Protective and Kemper Investors Life Insurance Company, and COMMONWEALTH entered into a Work Assignment dated October 2008 with ADMINISTRATOR and SDI to perform various Administration Services and Brokerage Services with respect to such Contracts, as set forth in Schedule A-4;

WHEREAS, COMMONWEALTH entered into a Work Assignment with ADMINISTRATOR dated April 26, 2012 to perform various Administration Services with respect to certain MYGA Contracts as set forth in Schedule A-5;

WHEREAS, COMMONWEALTH desires ADMINISTRATOR and SDI to perform the Administration Services and Brokerage Services (as hereinafter delineated) for COMMONWEALTH and its respective CLIENTS  for the Contracts (as set forth in Schedule A-1, Schedule A-2, and Schedule A-3; together, the “Contract Schedules”) and such other products of COMMONWEALTH or the CLIENTS as may be transitioned from time-to-time on the terms and conditions hereof, as supplemented by the general terms and conditions of the Master Agreement; and

WHEREAS, ADMINISTRATOR and SDI desire to provide such Transition Services, Administration Services, and Brokerage Services to COMMONWEALTH and the CLIENTS with respect to the contracts set forth on the Contract Schedules and such other products as may be transitioned from time-to-time to ADMINISTRATOR and SDI, on the terms and conditions hereof as supplemented by the general terms and conditions of the Master Agreement;

NOW THEREFORE, for and in consideration of the foregoing premises and the mutual undertakings, agreements and covenants set forth herein and in the Master Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.   GENERAL

A.                                    DEFINITIONS

Capitalized terms used but not defined in this Assignment shall have the meanings assigned to them in the Master Agreement.

B.                                    PRODUCTS

The contracts covered by this Work Assignment are fixed and variable life insurance policies, annuity contracts, and pension contracts (collectively, “Contracts”) insured, coinsured, or reinsured by COMMONWEALTH or a CLIENT.  The Contract Schedules together contain a substantially complete list of the Contracts covered hereby for COMMONWEALTH and the CLIENTS.  Additional Products may be transitioned from time-to-time, as set forth in Article II. TRANSITION SERVICES.

ARTICLE II.   TRANSITION SERVICES

If requested by COMMONWEALTH, ADMINISTRATOR and SDI shall implement, in conjunction with COMMONWEALTH and/or a CLIENT, a Transition Plan for additional products (each a “Product” until converted to active Contract status) in a form substantially similar to the form set forth in Schedule B. Schedule B describes the general components of the transition services to be furnished by ADMINISTRATOR and SDI (the “Transition Services”), which may be modified as appropriate with respect to a particular Product.  ADMINISTRATOR and SDI shall provide overall management and leadership with respect to the implementation of a Transition Plan.

A.                                    PRODUCT CONVERSION

1.             Each Product will be considered in active Contract status only when the data has been converted to the se2 administration system.  Products will be considered ready to convert when  all asterisked items described in the Transition Plan (e.g., see Schedule B, Section 2) or other agreed upon measures are within the prescribed and/or agreed upon tolerance levels for each Product, such agreement not to be unreasonably withheld. If all asterisked items described in the

Transition Plan (e.g., see Schedule B, Section 2) or other agreed upon measures are not within the prescribed and/or agreed upon tolerance levels for a given Product, conversion will not occur unless mutually agreed to by ADMINISTRATOR and SDI and COMMONWEALTH and/or a CLIENT.

2.             ADMINISTRATOR and SDI shall use diligent efforts to complete the Transition Services.  ADMINISTRATOR and SDI shall not be responsible for delays caused by COMMONWEALTH’s or a CLIENT’s failure to provide requested cooperation in a reasonably timely and competent manner provided the ADMINISTRATOR and SDI shall use commercially reasonable efforts to mitigate the length and effect of any such delays.

3.             Unless otherwise agreed by ADMINISTRATOR and COMMONWEALTH in writing, if the transition for a product occurs on or before June 30 of a calendar year, only contracts of such product-type that are active or were terminated during such calendar year or the preceding calendar year shall be transitioned (i.e., shall be “Contracts”).  Unless otherwise determined appropriate and mutually agreed, if the transition for a product occurs on or after July 1st of a calendar year, only contracts of such product-type that are active or were terminated during such calendar year shall be transitioned (i.e., shall be “Contracts”).  Lapsed contracts shall be transitioned (i.e., shall be “Contracts”) if but only if within the period allowed for reinstatement.

B.                                    TRANSITION STAFFING

1.             ADMINISTRATOR, SDI and COMMONWEALTH and the applicable CLIENT shall each devote, or cause to be devoted in the case of third party staff, qualified business and technical staff as is reasonably necessary to complete the transition of the administration of the Contracts as contemplated herein (as supplemented by the Master Agreement) to ADMINISTRATOR and SDI.

2.             During the conversion activities (see Schedule B), COMMONWEALTH and/or the Client shall provide experienced and knowledgeable resources capable of supplying the following to assist ADMINISTRATOR and SDI perform their Transition Service responsibilities:

a)            provide resources capable of validating product specifications and setup;

b)            provide information technology resources capable of identifying sources of data and providing the required data in electronic media format;

c)             provide experienced resources capable of operating and maintaining the current COMMONWEALTH and/or  CLIENT software contract administration systems;

d)            provide actuarial resources capable of testing and certifying values being generated by the ADMINISTRATOR’s and SDI’s system; and

e)             provide data in electronic media format to assist with the automated financial reconciliation process.

3.             The staffing required of each party will be addressed in more detail by the parties as the transition process proceeds. In any event, each party recognizes that circumstance unforeseen in connection with the development of the Transition Plan may require it to devote additional or fewer staff than anticipated.

C.                                    ACCESS

1.             ADMINISTRATOR and SDI anticipate the need to perform at least certain Transition Services on site at COMMONWEALTH’s or the applicable CLIENT’s facilities and to have reasonable access to appropriate space thereat and to the personnel, equipment and systems utilized by them to administer the Product , free of rent or other charges. COMMONWEALTH accordingly agrees to provide such access and to cause CLIENT to provide ADMINISTRATOR and SDI access to appropriate space at COMMONWEALTH’s or CLIENT’s facilities and to their respective equipment, systems and personnel (including contract personnel), during their normal business hours (free of  rent and other charges) as reasonably needed by ADMINISTRATOR and SDI to perform the Transition Services.

2.             Such access shall include arranging or procuring for the benefit of ADMINISTRATOR and/or SDI, at COMMONWEALTH’s expense, for ADMINISTRATOR and/or SDI to have the right to access and use third party software utilized by COMMONWEALTH or CLIENT with respect to administration of the Product, as reasonably necessary for ADMINISTRATOR and SDI to perform the Transition Services; provided that such access to third party software need not include source code access in violation of COMMONWEALTH’s or CLIENT’s existing license agreements.

D.                                    SERVICE LEVEL AGREEMENTS

The Service Level Agreements governing performance of the Services hereunder, and standards for “significant and chronic” performance failures, are set forth in Schedule E.

E.                                     TRANSITION SERVICE FEES

1.             The parties shall agree upon a maximum base fee, which ADMINISTRATOR may and shall invoice at or about (but not before) completion of phases as may be agreed upon by the parties.

2.             Monthly invoices will be sent at or about the beginning of the months to which they relate. Payment of monthly invoices shall be due within 30 days of receipt of the invoice. Payment of invoices for other amounts listed above is due within 15 days of COMMONWEALTH’s receipt of the invoice. Amounts not paid when due shall be subject to a late charge of one and one half percent (1.5%) per month or the applicable legal maximum rate of interest, whichever is less.

F.                                      POTENTIAL BONUS

ADMINISTRATOR shall be entitled to a bonus, as may be agreed upon by the parties, in the event that it has satisfactorily completed all conversion activities by stated deadlines.

G.                                    COST OVERRUNS

1.             If, following completion of all conversion activities for a product, ADMINISTRATOR’s and SDI’s total Transition Service costs exceed the agreed upon maximum amount for the product transition, ADMINISTRATOR may invoice COMMONWEALTH with a reasonably detailed explanation for such excess costs.  COMMONWEALTH shall be obligated to pay to ADMINISTRATOR, up to an agreed upon  maximum amount, less any amounts previously invoiced by ADMINISTRATOR pursuant to Section E, above; provided, however,  that amounts invoiced for cost overruns pursuant to this Section G shall reduce dollar-for-dollar the amount of any potential bonus payable pursuant to Section F, above.

2.             If ADMINISTRATOR’s and SDI’s Transition Service costs substantially exceed the agreed upon maximum amount for the product  transition, as a result of occurrences or events not caused by ADMINISTRATOR or SDI, such that the economic benefits of this Work Assignment, taken as a whole over its entire initial term, to ADMINISTRATOR and SDI are materially adversely affected, then COMMONWEALTH agrees to discuss with ADMINISTRATOR in good faith an equitable adjustment of the amount of such excess costs each of them should bear.

ARTICLE III.   ADMINISTRATION SERVICES

A.            SERVICES

1.             ADMINISTRATOR shall perform the contract administration services, as set forth in Schedule C relating to the active Contracts,  to be provided hereunder on an ongoing basis (the “Administration Services”).  ADMINISTRATOR shall maintain mutually agreed upon policies and procedures in respect of its provision of the Administration Services.

2.             SDI shall perform the brokerage services set forth on Schedule D (the “Brokerage Services”) with respect to administration of such Contracts as are individual or group variable annuity contracts or variable life policies.  SDI shall maintain mutually agreed upon policies and procedures in respect of its provision of the Brokerage Services.

B.            FEES

Subject to adjustment pursuant to Sections C, D, and E.,  below, and Section 3.12(f) of the Master Agreement regarding volume discounts, the fees for the Services in respect of the Contracts shall be as set forth on Schedule F.  Such fees shall be due and payable in respect of a Contract based on the status of such Contract, active vs. lapsed, terminated or otherwise not-in-force, as of the beginning of a calendar month; provided that

a)            if a Contract is transitioned to ADMINISTRATOR and SDI for servicing during a calendar month, the fees in respect of such Contract shall be based on the status of the Contract when transitioned and shall be prorated based on the number of Business Days remaining in the month relative to the total number of Business Days in such month; and

b)            such fees shall be similarly prorated for the last calendar month of the Work Assignment if such last calendar month is a partial month. The fee for lapsed, terminated or otherwise not-in-force Contracts shall be chargeable unless and until the Contract has been purged from ADMINISTRATOR’s systems. For the purpose of calculating the fee, Forfeiture Accounts are to be treated in the same manner as terminated Contracts.

C.          CPI ADJUSTMENT

The fees and rates described in Section B and Schedule F are subject to a CPI adjustment in accordance with Section 8.6 of the Master Agreement.

D.                              MINIMUM MONTHLY CHARGES

Notwithstanding the foregoing provisions of this ARTICLE III and the provisions of ARTICLE IV, below, and Section 3.12(e) of the Master Agreement regarding volume discounts, the minimum monthly fees for the Services shall be $[      ] plus any charges due pursuant to ARTICLE IV below, less any non-performance credits under Section E.

E.                               PERFORMANCE CREDITS

In addition to all other credits to which COMMONWEALTH may  be entitled pursuant to this Work Assignment, should ADMINISTRATOR or SDI fail to have satisfied the Service Level Agreements for active Contracts set forth in Schedule E, for a calendar month, and upon receipt of notice fail to correct its performance the following calendar month in respect of the same performance standard(s) against which it failed in respect of the preceding calendar month, COMMONWEALTH shall be entitled to a credit in the amount [      ]. The calculation of the credit shall apply only to Contracts that have been converted to the se2 administration system and are in Active compliance status.

F.                                OUT-OF-POCKET AND PASS-THROUGH COSTS

COMMONWEALTH and/or the applicable CLIENT shall reimburse certain out-of-pocket and pass-through costs of the type set forth below:

1.                                postage and express mail charges;

2.                                sales and use taxes on services provided;

3.                                onsite and offsite paper file records transportation, storage and retrieval costs;

4.                                printing and mailing of quarterly and annual statements;

5.                                stationary, paper, envelopes and related supplies used in mailings to Insureds;

6.                                broker communication charges;

7.                                costs for regulatory mailings (such as fund reports, prospectuses, proxies, privacy notices, TPA notices, etc.);

8.                                underwriting and claims investigation charges;

9.                                proxy tabulation costs in respect of voting by Contract holders; and

10.                         other costs expressly identified in this Assignment (or the Agreement) as out-of-pocket or pass-through costs.

ARTICLE IV.   STANDARD RATES

A.                                    HOURS RATES

The hourly charges for any services of internal personnel of ADMINISTRATOR and/or SDI reasonably incurred by ADMINISTRATOR and/or SDI that are specific and unique to servicing COMMONWEALTH and or a CLIENT shall be as set forth on Schedule G. No such services will be incurred without prior written approval by COMMONWEALTH. All such work will be performed by such persons for ADMINISTRATOR and SDI, not COMMONWEALTH, but at COMMONWEALTH’s expense.

B.                                    CPI ADJUSTMENT

The fees and rates described in Section A above and Schedule G are subject to a CPI adjustment in accordance with Section 8.6 of the Master Agreement.

C.                                    BROKERAGE SERVICES

The fees payable by COMMONWEALTH to SDI for SDI’s performance of the Brokerage Services are included in the fees payable for the Services. No additional sums shall be due and payable by COMMONWEALTH to SDI; ADMINISTRATOR will pay over to SDI the fees due SDI for performance of the Brokerage Services from the fees paid to ADMINISTRATOR pursuant to this Part V.

V.   NOTICES

All notices and other communications required or permitted under this Work Assignment that  are  to be given in writing shall be deemed to have been duly given on the date delivered by hand, by nationally recognized overnight courier service or by messenger, or upon receipt by facsimile transmission, or upon delivery by registered or certified mail (return receipt requested) postage prepaid to any Party at the following addresses and facsimile numbers, or to such other address or facsimile number as a Party to receive the notice or request so designates by written notice to the other.

If to COMMONWEALTH:

Commonwealth Annuity and Life Insurance Company

132 Turnpike Road, Suite 210

Southborough, MA 01772

Attn: Assistant General Counsel

Facsimile:  (212) 493-9888

If to ADMINISTRATOR:

se2 Inc.

One Security Benefit Place

Topeka, Kansas 66636-0061

Attention:  James R. Schmank

Facsimile:  (785) 368-1309

If to SDI:

Security Distributors, Inc.

One Security Benefit Place

Topeka, Kansas 66636-0061

Attention:  General Counsel

Facsimile:  (785) 438-3080

VI.   TERM AND TERMINATION

A.                                    TERM

This Work Assignment shall have an initial term of [      ] commencing on the date first written above, and shall be subject to the termination provisions set forth in Section 7 of the Master Agreement.

B.                                    TERMINATION CHARGE

The Termination Charge shall be the amount of the minimum monthly Service Fees, as set forth in Article III. D, above, times the number of months remaining until the term of the Work Assignment was initially scheduled to expire.  Partial months shall be pro-rated based on the ratio of total number of Business Days remaining in such month to the total number of Business Days in such month.

IN WITNESS WHEREOF, this Work Assignment is effective as of the date first set forth above.

se2 INC	SECURITY DISTRIBUTORS, INC.
One Security Benefit Place	One Security Benefit Place
Topeka, Kansas 66636-0001	Topeka, Kansas 66636-0001

By:	By:
[signature]	[signature]
Name: James R. Schmank	Name: James R. Schmank
Title: Vice President	Title: Vice President
Date:	Date:

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

132 Turnpike Road, Suite 210

Southborough, MA 01772

By:
[signature]
Name: Nicholas von Moltke
Title: President and Chief Executive Officer
Date:

Schedule A-1

Commonwealth and FAFLIC Variable Contracts

Platform	Plan Code	Product	Type	Conv. Method
Beacon	137112	Allmerica Premier Choice	AAI	Full History
Beacon	137512	Allmerica Premier Choice EDB	AAI	Full History
Beacon	338510	Delaware Golden Medallion	AAI	Full History
Beacon	437513	Allmerica Select Acclaim	AAI	Full History
Beacon	437514	Allmerica Select Optim - L	AAI	Full History
Beacon	438510	Allmerica Select Reward	AAI	Full History
Beacon	538510	Pioneer XtraVision	AAI	Full History
Beacon	637113	Scudder Gateway Incentive	AAI	Full History
Beacon	637513	Scudder Gateway Incentive EDB	AAI	Full History
Beacon	638510	Scudder Gateway Plus	AAI	Full History
Beacon	837511	Allmerica Value Generation	AAI	Full History
Beacon	937511	Directed .Advisory Solutions	AAI	Full History
CORE	127VD	Advantage	VUL	Point in Time
CORE	2SIAS	Estate Optimizer-2nd-to-die	VUL	Point in Time
CORE	1SLAS.	Estate Optimizer -single life	VUL	Point in Time
CORE	2SLAS	Estate Optimizer -single life	VUL	Point in Time
CORE	3SLAS	Estate Optimizer -single life unisex	VUL	Point in Time
CORE	4SLAS	Estate Optimizer -single life unisex	VUL	Point in Time
CORE	2GUFX	Flexcon	VUL	Point in Time
CORE	1GVFX	Group VEL	VUL	Point in Time
CORE	2GVFX	Group VEL	VUL	Point in Time
CORE	056VD	Inheiritage	VUL	Point in Time
CORE	O57VD	Inheiritage	VUL	Point in Time
CORE	046VD	Select Inheiritage	VUL	Point in Time
CORE	047VD	Select Inheiritage	VUL	Point in Time
CORE	131VD	Select Life	VUL	Point in Time
CORE	132VD	Select Life	VUL	Point in Time
CORE	133VD	Select Life	VUL	Point in Time
CORE	134VD	Select Life	VUL	Point in Time
CORE	1SISS	Select SPL-2nd to die	VUL	Point in Time
CORE	2SISS	Select SPL-2nd to die	VUL	Point in Time
CORE	1SLSS	Select SPL-single life	VUL	Point in Time
CORE	2SLSS	Select SPL-single life	VUL	Point in Time
CORE	3SLSS	Select SPL-single life unisex	VUL	Point in Time
CORE	4SLSS	Select SPL-single life unisex	VUL	Point in Time
CORE	1SITS	Transamerica SPL-2nd-to-die	VUL	Point in Time
CORE	2SITS	Transamerica SPL-2nd-to-die	VUL	Point in Time
CORE	1SLTS	Transamerica SPL-single life	VUL	Point in Time

Platform	Plan Code	Product	Type	Conv. Method
CORE	2SLTS	Transamerica SPL-single life	VUL	Point in Time
CORE	3SLTS	Transamerica SPL-single life	VUL	Point in Time
CORE	4SLTS	Transamerica SPL-single life	VUL	Point in Time
CORE	105TA	Transamerica VEL	VUL	Point in Time
CORE	106TA	Transamerica VEL	VUL	Point in Time
CORE	108TA	Transamerica VEL	VUL	Point in Time
CORE	046VD	Variable Inheiritage	VUL	Point in Time
CORE	047VD	Variable Inheiritage	VUL	Point in Time
CORE	105VD	VEL 87	VUL	Point in Time
CORE	106VD	VEL 87	VUL	Point in Time
CORE	107VD	VEL 87 Unisex	VUL	Point in Time
CORE	108VD	VEL 87 Unisex	VUL	Point in Time
CORE	105VX	VEL 91	VUL	Point in Time
CORE	106VX	VEL 91	VUL	Point in Time
CORE	107VX	VEL 91 Unisex	VUL	Point in Time
CORE	108VX	VEL 91 Unisex	VUL	Point in Time
CORE	105VY	VEL 93	VUL	Point in Time
CORE	105VZ	VEL 93	VUL	Point in Time
CORE	106VY	VEL 93	VUL	Point in Time
CORE	106VZ	VEL 93	VUL	Point in Time
CORE	107VY	VEL 93 Unisex	VUL	Point in Time
CORE	108VY	VEL 93 Unisex	VUL	Point in Time
CORE	108VZ	VEL 93 Unisex	VUL	Point in Time
CORE	137VD	VEL PG/VEL Plus	VUL	Point in Time
CORE	138VD	VEL PG/VEL Plus	VUL	Point in Time
Lifeforce	115E1	Allmerica VUL 2001	VUL	Full History
Lifeforce	115E3	Allmerica Select Life Plus	VUL	Full History
Lifeforce	115IM	Allmerica VUL 2001 IMO	VUL	Full History
Lifeforce	115SP	Allmerica SPL II-single life	VUL	Full History
Lifeforce	116CL	Canada Life VUL	VUL	Full History
Lifeforce	116E1	Allmerica VUL 2001	VUL	Full History
Lifeforce	116E2	CPA VEL 2001	VUL	Full History
Lifeforce	116E3	Allmerica Select Life Plus	VUL	Full History
Lifeforce	116FI	First Union VUL	VUL	Full History
Lifeforce	116IM	Allmerica VUL 2001 IMO	VUL	Full History
Lifeforce	116SD	Allmerica SPL II-2nd-to-die	VUL	Full History
Lifeforce	116SP	Allmerica SPL II-single life	VUL	Full History
Lifeforce	116SV	Allmerica Select Survivorship	VUL	Full History
Lifeforce	117E1	Allmerica VUL 2001	VUL	Full History
Lifeforce	117E3	Allmerica Select Life Plus	VUL	Full History
Lifeforce	118E1	Allmerica VUL 2001	VUL	Full History
Lifeforce	118E3	Allmerica Select Life Plus	VUL	Full History
Lifeforce	118IM	Allmerica VUL 2001 IMO	VUL	Full History
Lifeforce	120SV	Allmerica Select Survivorship	VUL	Full History
Vantage	121110	67 series single pay	AA II	Point in Time
Vantage	122110	69 series single pay	AA II	Point in Time

Platform	Plan Code	Product	Type	Conv. Method
Vantage	123110	75 series single pay	AA II	Point in Time
Vantage	124210	Single Variable Individual Annuity(80-92)	AA II	Point in Time
Vantage	124220	Single Pay Fixed BN	AA II	Point in Time
Vantage	124310	Colonial AVA single pay	AA II	Point in Time
Vantage	125220	Exec-Annuity I	AA II	Point in Time
Vantage	126220	Exec-Annuity II	AA II	Point in Time
Vantage	131110	Flexible Variable Individual Annuity(67-75)	AA II	Point in Time
Vantage	132110	Flexible Variable Individual Annuity	AA II	Point in Time
Vantage	133210	Elective Variable Individual Annuity(75-80)	AA II
Vantage	133220	Elective Fixed Individual Annuity(75-79)	AA II	Point in Time
Vantage	134210	Elective Variable Individual Annuity(80-95)	AA II	Point in Time
Vantage	134220	Elective Fixed Individual Annuity(79-95)	AA II	Point in Time
Vantage	134420	Elective Fixed Individual Annuity(84-92)	AA II	Point in Time
Vantage	137210	Exec Annuity Plus 91 Annuity	AA II	Point in Time
Vantage	137310	Exec Annuity Plus 93 Annuity	AA II	Point in Time
Vantage	137410	Allmerica Advantage Annuity	AA II	Point in Time
Vantage	141110	Stipulated Variable Individual Annuity(67-75)	AA II	Point in Time
Vantage	231110	Group Flexible Pay1	AA II	Point in Time
Vantage	231210	Group Flexible Pay2	AA II	Point in Time
Vantage	337210	Delaware Medallion 92 Annuity	AA II	Point in Time
Vantage	337310	Delaware Medallion 94 Annuity	AA II	Point in Time
Vantage	337410	Delaware Medallion III Annuity	AA II	Point in Time
Vantage	437210	Allmerica Select Resource	AA II	Point in Time
Vantage	437410	Allmerica Select Resource II	AA II	Point in Time
Vantage	437412	Allmerica Select Charter	AA II	Point in Time
Vantage	537310	Pioneer Vision Annuity	AA II	Point in Time
Vantage	537410	Pioneer Vision 2 Annuity	AA II	Point in Time
Vantage	537412	Pioneer C-Vision	AA II	Point in Time
Vantage	637410	Scudder Elite Annuity	AA II	Point in Time
Vantage	637412	Scudder Gateway Advisor	AA II	Point in Time
Vantage	637510	Scudder Custom Annuity	AA II	Point in Time
Vantage	737410	Fulcrum Annuity	AA II	Point in Time

SCHEDULE A 2

PROTECTIVE AND ZALICO CONTRACTS

Product ID	Product Rev No	Product Name	Company	Business Source Code	Conversion Method
A0	000	Kemper Advantage III	02 - KILICO	n/a	Point in time
A1	000	Kemper Advantage III	02 - KILICO	n/a	Point in time
A2	000	Kemper Advantage III	02 - KILICO	n/a	Point in time
A3	000	Kemper Advantage III	02 - KILICO	n/a	Point in time
A3	001	Protective RSG Advantage III	01 - CILAAC	n/a	Point in time
A3	002	Protective RSG Advantage III	01 - CILAAC	n/a	Point in time
A4	000	Kemper Advantage III	02 - KILICO	n/a	Point in time
A5	000	Kemper Advantage III	02 - KILICO	n/a	Point in time
A6	000	Kemper Advantage III	02 - KILICO	n/a	Point in time
A7	000	Kemper Advantage III	02 - KILICO	n/a	Point in time
A8	000	Kemper Advantage III	02 - KILICO	n/a	Point in time
A9	000	Kemper Advantage III	02 - KILICO	n/a	Point in time
AA	000	Kemper Advantage III	02 - KILICO	n/a	Point in time
AB	000	Kemper Advantage III	02 - KILICO	n/a	Point in time
AC	000	Kemper Advantage III	02 - KILICO	n/a	Point in time
AD	000	Kemper Advantage III	02 - KILICO	n/a	Point in time
BV	000	Protective FI Variable Annuity	01 - CILAAC	n/a	Full history
BV	001	Protective FI Variable Annuity	01 - CILAAC	n/a	Full history
ML	000	Zurich Archway	02 - KILICO	R - RSG Mid-Load	Point in time
ML	000	Zurich ZS4	02 - KILICO	S - SALD Mid-Load	Point in time
PS	000	Kemper Passport Annuity	02 - KILICO	n/a	Point in time
R1	000	Zurich Preferred	02 - KILICO	n/a	Point in time
R2	000	Zurich Preferred Plus	02 - KILICO	n/a	Point in time
R2	001	Protective RSG Preferred Plus	01 - CILAAC	n/a	Point in time
R2	002	Protective RSG Preferred Plus	01 - CILAAC	n/a	Point in time
R2	003	Protective RSG Preferred Plus	01 - CILAAC	n/a	Point in time
SA	000	Kemper Advantage I Annuity	02 - KILICO	n/a	Point in time
SB	000	Kemper Advantage I Annuity	02 - KILICO	n/a	Point in time

Schedule A-3

FAFLIC — TRADITIONAL

Platform	Plan Code	Product/ Type	Product Name	Portfolio
CORE	000AA	Traditional	Whole Life	AE
CORE	000AB	Traditional	Whole Life AE Upgrade	AE
CORE	000BA	Traditional	Whole Life	41 CSO
CORE	000BB	Traditional	Whole Life Upgrade	41 CSO
CORE	000DA	Traditional	Whole Life	58 CSO
CORE	000DB	Traditional	Whole Life Upgrade prior to 1/1/70	58 CSO
CORE	000EB	Traditional	Whole Life Upgrade after 1/1/70	58 CSO
CORE	000GA	Traditional	Whole Life	58 CSO 72
CORE	000GB	Traditional	Whole Life Upgrade	58 CSO 72
CORE	000JA	Traditional	Whole Life	58 CSO 77
CORE	000JB	Traditional	Whole Life Upgrade	58 CSO 77
CORE	000KA	Traditional	Whole Life	1981
CORE	000KV	Traditional	Variable Loan Whole Life	1981
CORE	000LA	Traditional	Whole Life-Fixed% INT loan reg	1980 CSO
CORE	000LV	Traditional	Whole Life-variable% INT loan reg	1980 CSO
CORE	000LX	Traditional	Whole Life-variable% INT loan reg Unisex	1980 CSO
CORE	002DA	Traditional	Graded Premium Whole Life	58 CSO
CORE	002GA	Traditional	Graded Premium Whole Life	58 CSO 72
CORE	003GA	Traditional	NS Whole Life	58 CSO 72
CORE	003GB	Traditional	NS Whole Life Upgrade	58 CSO 72
CORE	003JA	Traditional	NS Whole Life	58 CSO 77
CORE	003JB	Traditional	NS Whole Life Upgrade	58 CSO 77
CORE	003KA	Traditional	NS Whole Life-Fixed% INT loan	1981
CORE	003KV	Traditional	NS Var loan whole life	1981
CORE	003LA	Traditional	NS Whole Life-Fixed% INT loan	1980 CSO
CORE	003LV	Traditional	NS Whole Life-variable% INT loan	1980 CSO
CORE	003LX	Traditional	NS Whole Life-variable% INT loan unisex	1980 CSO
CORE	005GA	Traditional	Inflation Fighter Whole Life	58 CSO 72
CORE	005GB	Traditional	Inflation Fighter Whole Life Upgrade	58 CSO 72
CORE	005JA	Traditional	Inflation Fighter Whole Life	58 CSO 77
CORE	005JB	Traditional	Inflation Fighter Whole Life Upgrade	58 CSO 77

Platform	Plan Code	Product/ Type	Product Name	Portfolio
CORE	006GA	Traditional	NS Inflation Fighter Whole Life	58 CSO 72
CORE	006GB	Traditional	NS Inflation Fighter Whole Life Upgrade	58 CSO 72
CORE	006JA	Traditional	NS Inflation Fighter Whole Life	58 CSO 77
CORE	006JB	Traditional	NS Inflation Fighter Whole Life Upgrade	58 CSO 77
CORE	009DA	Traditional	Youth Builder	58 CSO Prior
CORE	009GA	Traditional	Youth Builder	58 CSO 72
CORE	009GB	Traditional	Youth Builder	58 CSO 72
CORE	010DA	Traditional	10 Pay Life	58 CSO
CORE	010GA	Traditional	10 Pay Life	58 CSO 72
CORE	010JA	Traditional	10 Pay Life	58 CSO 77
CORE	010JB	Traditional	10 Pay Life upgrade	58 CSO 77
CORE	010KA	Traditional	10 Pay Life	1981
CORE	011AA	Traditional	Preferred life	AE
CORE	011AB	Traditional	Preferred life AE upgrade	AE
CORE	011BA	Traditional	Preferred life	41 CSO
CORE	011BB	Traditional	Preferred life AE upgrade	41 CSO
CORE	012JA	Traditional	NS 10 pay life	58 CSO 77
CORE	012JB	Traditional	NS 10 pay life upgrade	58 CSO 77
CORE	012KA	Traditional	NS 10 pay life	1981
CORE	013KA	Traditional	Extralife	1981
CORE	013KV	Traditional	Extralife variable loan	1981
CORE	014KA	Traditional	NS extralife-fixed% INT loan	1981
CORE	014KV	Traditional	NS extralife variable loan	1981
CORE	020BA	Traditional	20 Pay Life	41 CSO
CORE	020DA	Traditional	20 Pay Life	58 CSO
CORE	020GA	Traditional	20 Pay Life	58 CSO 72
CORE	020JA	Traditional	20 Pay Life	58 CSO 77
CORE	020JB	Traditional	20 pay life upgrade	58 CSO 77
CORE	020KA	Traditional	20 Pay Life	1981
CORE	021GA	Traditional	NS 20 Pay Life	58 CSO 72
CORE	021JA	Traditional	NS 20 Pay Life	58 CSO 77
CORE	021JB	Traditional	NS 20 pay life upgrade	58 CSO 77
CORE	021KA	Traditional	NS 20 Pay Life	1981
CORE	022KV	Traditional	Graded Premium Whole Life	1981
CORE	023KV	Traditional	NG graded premium whole life	1981
CORE	025BA	Traditional	25 Pay Life	41 CSO
CORE	026KV	Traditional	Executive Protector	1981
CORE	027KV	Traditional	NS Executive Protector	1981
CORE	030BA	Traditional	30 Pay Life	41 CSO
CORE	030DA	Traditional	30 Pay Life	58 CSO
CORE	030GA	Traditional	30 Pay Life	58 CSO 72
CORE	030JA	Traditional	30 Pay Life	58 CSO 77

Platform	Plan Code	Product/ Type	Product Name	Portfolio
CORE	030JB	Traditional	30 pay life upgrade	58 CSO 77
CORE	034GA	Traditional	NS 30 Pay Life	58 CSO 72
CORE	034JB	Traditional	NS 30 pay life upgrade	58 CSO 77
CORE	040KV	Traditional	Life paid up at 95 Qpay	1981
CORE	040LV	Traditional	Life paid up @95	1980 CSO
CORE	040LX	Traditional	Life paid up @95 unisex	1980 CSO
CORE	041KV	Traditional	NS Life paid up at 95 Qpay	1981
CORE	041LV	Traditional	NS Life paid up at 95 Qpay	1980 CSO
CORE	041LX	Traditional	NS Life paid up at 95 unisex Qpay	1980 CSO
CORE	045BA	Traditional	Life paid up at 85	41 CSO
CORE	055AA	Traditional	Life paid up at 55	AE
CORE	055BA	Traditional	Life paid up at 55	41 CSO
CORE	060AA	Traditional	Life paid up at 60	AE
CORE	060BA	Traditional	Life paid up at 60	41 CSO
CORE	060DA	Traditional	Life paid up at 60	58 CSO
CORE	060GA	Traditional	Life paid up at 60	58 CSO 77
CORE	060JA	Traditional	Life paid up at 60	58 CSO 77
CORE	060JB	Traditional	Life paid up at 60 upgrade	58 CSO 77
CORE	061GA	Traditional	NS life paid up at 60	58 CSO 72
CORE	061JA	Traditional	NS life paid up at 60	58 CSO 77
CORE	061JB	Traditional	NS Life paid up at 60 upgrade	58 CSO 77
CORE	062JB	Traditional	Life paid up at 62	41 CSO
CORE	065AA	Traditional	Life paid up at 65	AE
CORE	065BA	Traditional	Life paid up at 65	41 CSO
CORE	065DA	Traditional	Life paid up at 65	58 CSO
CORE	065GA	Traditional	Life paid up at 65	58 CSO 72
CORE	065JA	Traditional	Life paid up at 65	58 CSO 77
CORE	065JB	Traditional	Life paid up at 65 upgrade	58 CSO 77
CORE	065KA	Traditional	Life paid up at 65	1981
CORE	066GA	Traditional	NS life paid up at 65	58 CSO 72
CORE	066JA	Traditional	NS life paid up at 65	58 CSO 77
CORE	066JB	Traditional	NS life paid up at 65 upgrade	58 CSO 77
CORE	066KA	Traditional	NS life paid up at 65	1981
CORE	067KA	Traditional	Executive 70	1981
CORE	068KA	Traditional	NS Executive 70	1981
CORE	070BA	Traditional	Family Plan	41 CSO
CORE	070BB	Traditional	Upgrade	41 CSO
CORE	071BA	Traditional	Parent & Children plan	41 CSO
CORE	071BB	Traditional	Parent & children plan upgrade	41 CSO
CORE	075BA	Traditional	Executive protector	41 CSO
CORE	076BA	Traditional	Executive protector	41 CSO
CORE	079GB	Traditional	NS section 79 whole life upgrade	58 CSO 72
CORE	079JA	Traditional	NS section 79 whole life	58 CSO 77
CORE	080BA	Traditional	Preferred protector 59 rates	41 CSO
CORE	080BB	Traditional	Preferred protector 59 rates upgrade	41 CSO

Platform	Plan Code	Product/ Type	Product Name	Portfolio
CORE	081BB	Traditional	Preferred protector-female not rated upgrade	41 CSO
CORE	082BA	Traditional	NS preferred protector	41 CSO
CORE	082BB	Traditional	NS preferred protector upgrade	41 CSO
CORE	082DA	Traditional	NS preferred protector	58 CSO
CORE	082DB	Traditional	NS preferred protector 64 upgrade	58 CSO
CORE	082EB	Traditional	NS preferred protector 64 upgrade	58 CSO
CORE	082GA	Traditional	NS preferred protector	58 CSO 77
CORE	082GB	Traditional	NS preferred protector upgrade	58 CSO 77
CORE	085BA	Traditional	Guar iss life paid up at 85	41 CSO
CORE	089GA	Traditional	Planned protector whole life	58 CSO 72
CORE	089GB	Traditional	Planned protector whole life upgrade	58 CSO 72
CORE	090GA	Traditional	NS planned protector whole life	58 CSO 72
CORE	090GB	Traditional	NS planned protector whole life upgrade	58 CSO 72
CORE	092BA	Traditional	Equity builder	41 CSO
CORE	092DA	Traditional	Equity builder	58 CSO
CORE	095BA	Traditional	Preferred protector	41 CSO
CORE	095BB	Traditional	Preferred protector upgrade	41 CSO
CORE	096BB	Traditional	Preferred protector-female not rated upgrade	41 CSO
CORE	097BA	Traditional	Equity builder	58 CSO
CORE	097DA	Traditional	Equity builder	58 CSO
CORE	101BA	Traditional	Executive 65-end at 95 paid up at 65	41 CSO
CORE	119AA	Traditional	Endowment at 85	AE
CORE	119BA	Traditional	Endowment at 85	41 CSO
CORE	152BA	Traditional	Endowment at 65 20 pay	41 CSO
CORE	152DA	Traditional	Endowment at 65 20 pay	58 CSO
CORE	156BA	Traditional	Endowment at 85 20 pay	41 CSO
CORE	160BA	Traditional	Endowment at 60	41 CSO
CORE	165AA	Traditional	Endowment at 65	AE
CORE	165BA	Traditional	Endowment at 65	41 CSO
CORE	165DA	Traditional	Endowment at 65	58 CSO
CORE	165GA	Traditional	Endowment at 65	58 CSO 77
CORE	165JA	Traditional	Endowment at 65	58 CSO 77
CORE	165JB	Traditional	Endowment at 65 upgrade	58 CSO 77
CORE	177GA	Traditional	NS Endowment at 65	58 CSO 72
CORE	177JB	Traditional	NS Endowment at 65 upgrade	58 CSO 77
CORE	181GB	Traditional	NS Exec protector SEC 79 upgrade	58 CSO 72
CORE	185GA	Traditional	MOD3 Endowment at 85	58 CSO 72
CORE	185JA	Traditional	MOD3 Endowment at 85	58 CSO 77
CORE	185JB	Traditional	MOD3 Endowment at 85 upgrade	58 CSO 77
CORE	186GA	Traditional	NS MOD3 Endowment at 85	58 CSO 72
CORE	186JA	Traditional	NS MOD3 Endowment at 85	58 CSO 77

Platform	Plan Code	Product/ Type	Product Name	Portfolio
CORE	186JB	Traditional	NS MOD3 Endowment at 85 Upgrade	58 CSO 77
CORE	187GA	Traditional	Inflation fighter exec protector	58 CSO 72
CORE	187GB	Traditional	Inflation fighter exec protector upgrade	58 CSO 72
CORE	188GA	Traditional	NS inflation fighter exec protect	58 CSO 72
CORE	188GB	Traditional	NS inflation fighter exec protect upgrade	58 CSO 72
CORE	190GA	Traditional	Exec endowment protector at 90	58 CSO 72
CORE	190GB	Traditional	Exec end. protector at 90 upgrade	58 CSO 72
CORE	191GA	Traditional	NS exec protector endowment at 90	58 CSO 72
CORE	191GB	Traditional	NS exec protector endowment at 90 upgrade	58 CSO 72
CORE	193GA	Traditional	NS MOD3 endowment at 90	58 CSO 72
CORE	195GA	Traditional	NS exec endowment at 95	58 CSO 72
CORE	195GB	Traditional	NS exec endowment at 95 upgrade	58 CSO 72
CORE	196GA	Traditional	Exec protector endowment at 90	58 CSO 72
CORE	196GB	Traditional	Exec protector endowment at 90 upgrade	58 CSO 72
CORE	196KA	Traditional	Exec protector endowment at 90	1981
CORE	197GA	Traditional	NS Exec protector	58 CSO 72
CORE	197GB	Traditional	NS Exec protector upgrade	58 CSO 72
CORE	197KA	Traditional	NS Exec protector	1981
CORE	198BA	Traditional	Endowment at 85 30 pay	41 CSO
CORE	202GA	Traditional	Yearly renewable term to age 75	58 CSO 72
CORE	203GA	Traditional	NS yearly renewable term to 75	58 CSO 72
CORE	205LB	Traditional	NS 5 YEAR NON-CONVERTIBLE TERM M/F	Misc.
CORE	207VO	Traditional	NS 5 YEAR NON-CONVERTIBLE TERM UNI	Misc.
CORE	216DA	Traditional	5 yr renewable term	58 CSO
CORE	217GA	Traditional	5 yr renewable term	58 CSO 72
CORE	218GA	Traditional	NS 5 yr renewable term	58 CSO 72
CORE	245GA	Traditional	30 yr reducing term	58 CSO 72
CORE	256GA	Traditional	NS 25 yr reducing term	58 CSO 72
CORE	257GA	Traditional	NS 30 yr reducing term	58 CSO 72
CORE	289VA	Traditional	PAID UP TERM FOR CIR ON EXCEPTIONAL LIFE	Misc.
CORE	297BA	Traditional	Paid up term-family or parent plan	41 CSO
CORE	299DA	Traditional	Paid up term wife & child	58 CSO
CORE	299GA	Traditional	Paid up term wife child rider	58 CSO 72
CORE	301GA	Traditional	Simplified undrwrtng ret protector whole life 70-73 3%	58 CSO 72
CORE	303GA	Traditional	Simplified undrwrtng ret protector whole life	58 CSO 72
CORE	303KA	Traditional	Simplified undrwrtng ret protector whole life	1981

Platform	Plan Code	Product/ Type	Product Name	Portfolio
CORE	304KA	Traditional	NS Simplified undrwrtng ret protector whole life	1981
CORE	334BA	Traditional	Simplified undrwrtng life paid up 85	41 CSO
CORE	334DA	Traditional	Simplified undrwrtng life paid up 85	58 CSO
CORE	336DA	Traditional	Simplified undrwrtng male retirement income 65 10c+c	58 CSO
CORE	378DA	Traditional	Simplified undrwrtng life paid up 85	58 CSO
CORE	378GA	Traditional	Simplified undrwrtng life paid up 85	58 CSO 72
CORE	397BA	Traditional	Simplified undrwrtng guar iss equity builder	41 CSO
CORE	397DA	Traditional	Simplified undrwrtng guar iss equity builder	58 CSO
CORE	397GA	Traditional	Guar iss-equity builder	58 CSO 72
CORE	398DA	Traditional	Simplified undrwrtng paid up life	58 CSO
CORE	398GA	Traditional	Simplified undrwrtng paid up life	58 CSO 72
CORE	500AA	Traditional	Life reduced at 65	AE
CORE	501AA	Traditional	Limited pay life reduced at 65	AE
CORE	570DA	Traditional	PT retirement annuity over 9 yrs	58 CSO
CORE	570GA	Traditional	PT retirement annuity over 9 yrs	58 CSO 72
CORE	575DA	Traditional	PT paid up retirement annuity	580 CSO
CORE	575EA	Traditional	PT paid up retirement annuity	58 CSO 72
CORE	575GA	Traditional	PT paid up retirement annuity	58 CSO 72
CORE	590EA	Traditional	Retirement annuity def. over 9 yrs	58 CSO
CORE	590GA	Traditional	Retirement annuity def. over 9 yrs	58 CSO 72
CORE	595BA	Traditional	Paid up retirement annuity	41 CSO
CORE	595CA	Traditional	Paid up retirement annuity	Misc.
CORE	595DA	Traditional	Paid up retirement annuity	58 CSO
CORE	595EA	Traditional	Paid up retirement annuity	58 CSO
CORE	595GA	Traditional	Paid up retirement annuity	58 CSO 72
CORE	599BA	Traditional	Later maturity annuity	41 CSO
CORE	599DA	Traditional	Later maturity annuity	58 CSO
CORE	599EA	Traditional	Later maturity annuity	58 CSO
CORE	599GA	Traditional	Later maturity annuity	58 CSO 72
CORE	601GA	Traditional	PT ret prot whole life 3%	58 CSO 72
CORE	609GA	Traditional	PT ret prot whole life	58 CSO 72
CORE	609KA	Traditional	PT ret prot whole life	1981
CORE	611KA	Traditional	NS PT retirement protector whole life	1981
CORE	615DA	Traditional	PT male retirement income 65 10C+C	58 CSO
CORE	615GA	Traditional	PT male retirement income 65 10C+C	58 CSO 72
CORE	620DA	Traditional	PT male retirement income 70 10C+C	58 CSO
CORE	620GA	Traditional	PT male retirement income 70 10C+C	58 CSO 72
CORE	635GA	Traditional	PT female retirement income 65 10C+C	58 CSO 72
CORE	646DA	Traditional	PT female retirement income 70 10C+C	58 CSO

Platform	Plan Code	Product/ Type	Product Name	Portfolio
CORE	646GA	Traditional	PT female retirement income 70 10C+C	58 CSO 72
CORE	667GA	Traditional	PT male retirement income 70 life	58 CSO 72
CORE	680GA	Traditional	PT female retirement income 70 life	58 CSO 72
CORE	689DA	Traditional	PT life paid up at 85	58 CSO
CORE	690DA	Traditional	PT life paid up at 85	58 CSO
CORE	690GA	Traditional	PT life paid up at 85	58 CSO 72
CORE	698DA	Traditional	PT paid up life	58 CSO
CORE	698GA	Traditional	PT paid up life	58 CSO 72
CORE	699DA	Traditional	PT paid up endowment	58 CSO
CORE	699GA	Traditional	PT paid up endowment	58 CSO 72
CORE	703BA	Traditional	Retirement prem 5-endowment at 85	41 CSO
CORE	714BB	Traditional	Retirement premium 10-pref prot upgrade	41 CSO
CORE	716AA	Traditional	Retirement premium 10-endowment at 65	AE
CORE	716BA	Traditional	Retirement premium 10-endowment at 65	41 CSO
CORE	750B	Traditional	Junior thrift bldr-full benefit 6 mos.	41 CSO
CORE	751BA	Traditional	Junior thrift builder	41 CSO
CORE	752BA	Traditional	Retirement premium 10-junior thrift bldr	41 CSO
CORE	798AA	Traditional	Later life	AE
CORE	798BA	Traditional	Late life	41 CSO
CORE	799AA	Traditional	Later Maturity	AE
CORE	799BA	Traditional	Later Maturity	41 CSO
CORE	799DA	Traditional	Later Maturity	58 CSO
CORE	799GA	Traditional	Later Maturity Policies	58 CSO 72
CORE	799JA	Traditional	Later Maturity Policies	58 CSO 77
CORE	802AA	Traditional	Graded benefit endowment at 65	AE
CORE	802BA	Traditional	Graded benefit endowment at 65	41 CSO
CORE	803AA	Traditional	Graded benefit endowment at 85	AE
CORE	803BA	Traditional	Graded benefit endowment at 85	41 CSO
CORE	855BA	Traditional	Full benefit endowment 65	41 CSO
CORE	856BA	Traditional	Full benefit endowment 85	41 CSO
CORE	857BA	Traditional	Full benefit 20 pay end 85	41 CSO
CORE	858BA	Traditional	Full benefit 30 pay end 85	41 CSO
CORE	860BA	Traditional	Full benefit male retirement income 55 10C+C	41 CSO
CORE	862BA	Traditional	Full benefit male retirement income 65 10C+C	41 CSO
CORE	865BA	Traditional	Full benefit female retirement income 65 10C+C	41 CSO
CORE	866BA	Traditional	Full benefit 20 pay end 65	41 CSO
CORE	876BB	Traditional	Full benefit preferred protector upgrade	41 CSO
CORE	877BA	Traditional	Full benefit endowment 60	41 CSO

Platform	Plan Code	Product/ Type	Product Name	Portfolio
CORE	911DA	Traditional	Male retirement income 60 10C+C	58 CSO
CORE	912BA	Traditional	Male retirement income 65 10C+C	41 CSO
CORE	912DA	Traditional	Male retirement income 65 10C+C	58 CSO
CORE	912GA	Traditional	Male retirement income 65 10C+C	58 CSO 72
CORE	912GB	Traditional	Male retirement income 65 10C+C upgrade	58 CSO 72
CORE	921BA	Traditional	Female retirement income 60 10C+C	41 CSO
CORE	922BA	Traditional	Female retirement income 65 10C+C	41 CSO
CORE	922DA	Traditional	Female retirement income 65 10C+C	58 CSO
CORE	922GA	Traditional	Female retirement income 65 10C+C	58 CSO 72
CORE	932GB	Traditional	NS retirement income 65 male 10C+C upgrade	58 CSO 72
CORE	988GA	Traditional	Single premium life	58 CSO 72
CORE	993DA	Traditional	Extended Insurance	58 CSO
CORE	993GA	Traditional	Extended Insurance	58 CSO 72
CORE	997AA	Traditional	Extended Insurance	AE
CORE	997BA	Traditional	Extended Insurance	41 CSO
CORE	998AA	Traditional	Paid up life	AE
CORE	998BA	Traditional	Paid up life	41 CSO
CORE	998DA	Traditional	Paid up life	58 CSO
CORE	998GA	Traditional	Paid up life	58 CSO 72
CORE	998GB	Traditional	Paid up life upgrade	58 CSO 72
CORE	999AA	Traditional	Paid up endowment	AE
CORE	999BA	Traditional	Paid up endowment	41 CSO
CORE	999DA	Traditional	Paid up endowment	58 CSO
CORE	999GA	Traditional	Paid up endowment	58 CSO 72
CORE	999GB	Traditional	Paid up endowment upgrade	58 CSO 72
CORE	ZBAAA	Traditional	Joint life 0530, 448-00	Misc.
CORE	ZBCAA	Traditional	Juvenile annuity 0535, 061-00	Misc.
CORE	ZBEBA	Traditional	Juvenile annuity 0760, 774-00	Misc.
CORE	ZCCAA	Traditional	Premium commuted 434, 080 & 434, 081	Misc.
CORE	ZCEAA	Traditional	Premium commuted 480, 074 & 480, 075	Misc.
CORE	ZCEBA	Traditional	Premium commuted 896, 707-00	Misc.
CORE	ZCFBA	Traditional	Premium commuted 946, 377-06	Misc.
RPS	N/A	Traditional Life-Payout

RIO / RIFA / IRA Contracts (as of January 20, 2006)

CLIENT hereby represents and warrants to ADMINISTRATOR and SDI that the Defined Benefit IO Contracts, the Purchased Benefit Contracts and the RIFA Contracts identified below are exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(2) thereof, or are excluded from the application of the Securities Act of 1933 pursuant to Section 3(a)8 thereof and are not securities or are exempt from registration under applicable state securities laws.  CLIENT further represents and warrants that any separate accounts supporting such contracts are exempt from registration as investment companies under the Investment Company Act of 1940 pursuant to Section 3(c)(11).

Contract Types
Deposit Administration (DA)
Growmark Asbestos Local 6 Lincoln Brass Coyne Delany Foremost Mckesson
Fully Reserved Immediate Participation Guaranteed (FRIPG)
Wyman Gordan Blair Strip Hourly/Salaried Delaware River Production Svs
Limited Liability Immediate Participation Guaranteed (LLIPG)
Napco Navy Relief (1)
Flexible Investment Contract (FLIC)
AFC Cash Balance (2) Provident Savings PerkinElmer NY Water Destileria Serralles
One Shot (OS)
Columbia Mutual

Contract Types
Retired — Payouts
Variable Annuities (GA-2657) — Highway Users Purchased COLI (GA-91814) — Devall Co Teachers Combined Check (GA-91488) — (Nuns) Columbus Cumeo
Deferred — Future Payouts, general account
Permanent Retirement Income Insurance and Permanent Annuity

Contract Types
Individual Retirement Annuity
Total

Contract Types
Retirement Investment Fund Agreement — pooled, unallocated contract, non-registered, PT21 (pre-81), PT81

(1) Includes FRIPG and LLIPG contact components.

(2) Includes FRIPG and FLIC contract components.

(3) Some contracts are listed twice or more because they include Retired, Deferred, and Permanent components.  If none were listed twice, the total number of Purchased Benefit Contracts would be 779.

SCHEDULE A-4

COMMONWEALTH — VUL

Product Name	Company	Conversion Method
Farmers Variable Universal Life	Kemper	Full History
Kemper Select VUL	Kemper	Full History
Power V Variable Universal Life	Kemper	Full History
Life Investor VUL	Kemper	Full History

SCHEDULE A-5

COMMONWEALTH — MYGA

Plan Code	Contract Numbering Scheme	Product Name	Company
451	905XXXXXXX	Commonwealth MYGA	Commonwealth Annuity and Life Insurance Company

SCHEDULE B

TRANSITION SERVICES

1. Setup.

With respect to the transition of new products, ADMINISTRATOR and SDI shall work with COMMONWEALTH and CLIENT to develop any necessary enhancements with respect to the following:

(a)                                 incoming and outgoing interfaces;

(b)                                 Group Processing support (if applicable);

(c)                                  tracking multiple sources of money;

(d)                                 operational reporting;

(e)                                  interfaces to DST, NSCC and other business parties;

(f)                                   web and IVR;

(g)                                  licensing and appointment interfaces;

(h)                                 commissions and trail payments;

(i)                                     printed output;

(j)                                    pricing and trades;

(k)                                 fund trading rules

(l)                                     performance returns;

(m)                             accounts payable;

(n)                                 billing and reconciliation;

(o)                                 archive database (identify years of data to archive)

(p)                                 data mart consulting

(q)                                 others as mutually agreed to by the parties

2. Conversion.

ADMINISTRATOR and SDI, with support and cooperation of COMMONWEALTH and CLIENT, shall evaluate, translate and transition the Contracts to their systems using the measurable detailed in this Schedule B (as well as those set forth  in a Program Charter, if any,  recognizing that the tasks and timelines represented in a Program Charter are based on initial project estimates and that adjustments, agreed upon by both ADMINISTRATOR and SDI and COMMONWEALTH and CLIENT have been or will be made from time to time).

ADMINISTRATOR and SDI, with support and cooperation of COMMONWEALTH and CLIENT, will compare all Contracts being transitioned as per their systems vis-à-vis the systems in use by CLIENT prior to transition in respect of the following (as applicable):

(a)                                 total account value;*

(b)                                 value by fund;*

(c)                                  units by fund;*

(d)                                 death benefit amount;*

(e)                                  net cash value;*

(f)                                   cumulative purchase payments *

(g)                                  net amount at risk

(h)                                 face amount

(i)                                     loan — payoff amount,

(j)                                    fixed account deposit date

(k)                                 accumulative premiums and withdrawals; and

(l)                                     additional items approved by all parties.

If the comparison in respect of the asterisked items reveals a difference less than or equal to the lesser of 0.5% or $10 or other agreed upon tolerance, (the “Tolerance”), ADMINISTRATOR and SDI shall automatically adjust the values on its systems to equal the values on CLIENT’s systems. If the comparison in respect of any item reveals a difference greater than the Tolerance, ADMINISTRATOR and SDI, with the support and cooperation of COMMONWEALTH shall promptly investigate the reason for the discrepancy. To the extent the reason is attributable to ADMINISTRATOR’s and SDI’s systems, ADMINISTRATOR and SDI shall correct its systems unless an acceptable alternative has been agreed to. If any remaining discrepancy is then less than the Tolerance, ADMINISTRATOR and SDI shall proceed as set forth above. If any remaining discrepancy is greater than the Tolerance, ADMINISTRATOR and SDI shall inform COMMONWEALTH of the remaining discrepancy and obtain revised data, instructions and/or assistance from COMMONWEALTH on resolving the discrepancy.

ADMINISTRATOR and SDI, with the cooperation and assistance from COMMONWEALTH and CLIENT, shall validate the remainder of Contract information by reviewing an agreed upon sampling of the Contracts across all plan codes against agreed tolerance levels and resolve discrepancies.

3. Separate Accounts.

If applicable, ADMINISTRATOR and SDI shall work, in cooperation with COMMONWEALTH and CLIENT, to transfer the following functions to ADMINISTRATOR and SDI systems:

(a)                                 daily pricing;

(b)                                 daily fund trading; and

(c)                                  performance returns.

4. Image/Lockbox. ADMINISTRATOR and SDI shall work, in cooperation with COMMONWEALTH and CLIENT, to:

(a)                                 evaluate the current image and lockbox systems used in connection with the Contracts and establish appropriate workflow processes on ADMINISTRATOR and SDI systems;

(b)                                 work with CLIENT’s information technology resources to transition existing electronic images to ADMINISTRATOR’s and SDI’s systems; and

(c)                                  identify required paper files and arrange for delivery of them to ADMINISTRATOR’s and SDI’s facilities  or appropriate access by ADMINISTRATOR and SDI

SCHEDULE C

ADMINISTRATION SERVICES

1.                                      Purchase Payment and Loan Repayments

(a)                                 ADMINISTRATOR shall bill and collect all premiums and loan repayments due under the Contracts, deposit them in the appropriate account established by COMMONWEALTH for such purposes (see Section 6.2 of the Master Agreement), return any unearned premiums or other premiums to be refunded, and reconcile amounts paid with returned billing statements or other remittance media. If fixed contract premiums are received with the variable listbills, the funds will be remitted to CLIENT along with appropriate supporting documentation. The listbill process will include billing for fixed contracts.

(b)                                 ADMINISTRATOR shall update the Contract owner master records and all other records to reflect payments received and refunded.

(c)                                  ADMINISTRATOR shall serve as agent on behalf of Epoch Securities, Inc. (“EPOCH”), the Common Remitter for the Contracts, and perform required functions, including but not limited to, proper application of employer and employee contributions, allocation of monies to proper insurance entities, reconciliation of the underlying bank account, and providing reports and other documentation to allow EPOCH to maintain proper books and records.

2.                                      Notices, Proxies, Statements, Confirmations, and Other Mailings to Customers

(a)                                 ADMINISTRATOR, either directly or through a vendor, will provide proxy processing for the underlying funds of the variable Contracts as required by the participation agreements between COMMONWEALTH or a CLIENT and the underlying fund and in accordance with Applicable Law.

(b)                                 ADMINISTRATOR shall mail, or provide files to vendors for production and mailing of reports, statements, and confirmations to contract owners, insureds, claimants, and annuitants as required by the Contracts and Applicable Law and in accordance with the standard industry practices.

(c)                                  ADMINISTRATOR shall mail reports, statements, and confirmations to policyholders, insureds, claimants, and annuitants as required by the Contracts and Applicable Law and in accordance with the standard industry practices

(d)                                 ADMINISTRATOR shall provide an annual information package to Plan Administrators/Trustees which includes data to support their reporting requirements.

3.                                      Contract Owner Services

(a)                                 ADMINISTRATOR shall maintain a toll free number call center located in the United States, with properly licensed staffing sufficient to handle inquiries on a prompt basis, to service contract owners, claimants, annuitants, beneficiaries, and insureds and their authorized agents and representatives in respect of the Contracts. The call center shall operate and be available between the hours of 7:30 a.m. and 5:00 p.m. Central Standard Time.

Regarding the provision of services in respect of claims, see item 5 below. ADMINISTRATOR shall not furnish advice or suggestions, but rather only factual responses.

(b)                                 ADMINISTRATOR shall maintain a web site that gives owners of Contracts (other than the Contracts set forth in Schedule A-3) full access to Contract data including daily account values and unit values as well as allows sub-account transfers and purchase payment allocation changes, if and to the extent such owners had such access and functionality as of the date hereof. Such web site shall be designed, implemented and maintained in accordance with standards of the insurance industry for customer information access and on-line customer transactions, with such standards including firewalls and other protections assuring: (a) the security of the web site and of individual contract owner information and transactions, and (b) the privacy of and limited access to, the contract owner’s account and account related information (or other personal or personally identifying information). The Web will be available 24 hours a day, 7 days a week, other than necessary maintenance periods.

(c)                                  ADMINISTRATOR shall maintain an IVR that gives owners of Contracts (other than the Contracts set forth in Schedule A-3, unless the ADMINISTRATOR otherwise agrees) access to a subset of Contract data including daily account values and unit values. Such IVR shall be designed, implemented and maintained in accordance with standards of the insurance industry for customer information access, with such standards including protections assuring: (a) the security of the IVR and of individual contract owner information, and (b) the privacy of and limited access to, the contract owner’s account and account related information (or other personal or personally identifying information). The IVR will be available 24 hours a day, 7 days a week, other than necessary maintenance periods.

(d)                                 ADMINISTRATOR shall, in accordance with written underwriting and claims processing guidelines furnished by COMMONWEALTH or a CLIENT, as applicable, provide general contract owner services with respect to the Contracts, including, but not limited to, the following, but excluding any such services if, or to the extent that, licensing as a broker-dealer is required to perform them (in which event SDI shall provide Brokerage Services as provided in Schedule D) and also excluding plan administration services with respect to tax-qualified plans and accounts::

(i)                                     responding to inquiries, including inquiries regarding the scope and amounts of benefits provided under the Contracts;

(ii)                                  supplying claimants, contract owners, annuitants, and beneficiaries, and insureds with appropriate instructions and forms for reporting claims and for submitting relevant information;

(iii)                               processing and recording changes in the Contracts (including (A) changes of ownership, beneficiary, and options under the Contracts, and (B) changes in name, address and other data related to the contract owners and insureds under the Contracts), reissuances, annuitization, and all financial transactions (e.g., transfer requests from one subaccount to another), in all cases within time intervals necessary to meet SEC, FINRA, and other applicable legal and regulatory requirements;

(iv)                              processing contract loans and surrenders;

(v)                                 processing replacements and exchange requests;

(vi)                              responding to inquires received (whether by telephone, electronic transmission, facsimile, mail or otherwise) from insureds, contract owners, beneficiaries and annuitants or their authorized agents or representatives in accordance with Applicable Law and industry standards (including adjustments incident to changes in Applicable Law or industry standards); and

(vii)                           processing any required or permitted changes, as and when communicated to ADMINISTRATOR by COMMONWEALTH, in non-guaranteed elements (e.g. crediting rates on the Contracts) and satisfying all related notice requirements in connection with such required or permitted changes;

(viii)                        processing the election of annuity options available under the Contracts and maintaining the Contracts in the annuitization phase.

(ix)                              establishing new or administering existing asset allocation programs at the contract level and remitting to CLIENT quarterly all MIAA fees deducted from the Contracts (Protective/ZALICO)

(x)                                 processing waiver of premium requests;

(xi)                              processing of contract maturities

(xii)                           disbursement of retirement benefits; and

(xii)                           processing of deposits and withdrawals as directed by RIO/RIFA Trustees (FAFLIC).

(e)                                  ADMINISTRATOR shall calculate and assess (on a daily basis) the mortality and expense risk charges, administrative charges and other optional charges, in accordance with the provisions of the Contracts and any endorsements or elected special programs, and, insofar as not inconsistent with the terms thereof, the prospectus and the statement of additional information disclosure.

(f)                                   ADMINISTRATOR shall obtain (on a daily basis) the net asset value (“NAV”) of each fund that serves as an investment option for the variable Contracts and, provided the underlying fund timely furnishes its NAV, compute the accumulation unit value of each subaccount of the separate accounts of the variable Contracts in accordance with the provisions of the variable Contracts, the prospectus and the statement of additional information disclosure, or elected special programs on any day when such calculation is required by the Investment Company Act of 1940.

(g)                                  ADMINISTRATOR shall calculate for COMMONWEALTH, in the manner required by SEC regulations, as instructed or agreed by COMMONWEALTH, the performance returns for the variable Contracts on a monthly, quarterly, and annual basis as required by SEC regulations.

(h)                                 ADMINISTRATOR shall prepare copies of contract data pages, inserts, or additions to Contracts as supplied by COMMONWEALTH and mail such items to contract holders or agents as appropriate.

(i)                                     ADMINISTRTOR shall apply dividends according to the schedule determined by a Client (FAFLIC)

4                                         Claims

Pursuant to Section 3.6 of the Master Agreement.  ADMINISTRATOR is not required to agree to written claims processing guidelines that would necessitate registration or licensure of ADMINISTRATOR as anything other than a third party administrator; provided that if Applicable Law changes such that procedures to which ADMINISTRATOR has then previously agreed necessitate additional registration or licensure, ADMINISTRATOR shall comply with such additional registration or licensure requirements.

5.             Taxes

(a)                                 Commonwealth and/or each CLIENT shall prepare, mail and retain copies of all Tax reporting related to the contracts of transactions that occurred prior to the conversion of the products to the ADMINISTRATOR.

ADMINISTRATOR will respond to inquiries on behalf of CLIENTS related to prior reporting transactions to the extent such information is available to them. If ADMINISTRATOR identifies that corrections to CLIENT returns are required, they will provide appropriate information for such corrections to be filed.

(b)                                 Corrective Processing —  in the event of correction of transactions that occurred prior to the conversion of Contracts to ADMINISTRATOR that affect tax activity for the current year, ADMINISTRATOR shall determine whether an adjustment should be made to prior amounts withheld and participant tax reporting information and communicate accordingly to CLIENT.

(c)                                  ADMINISTRATOR shall prepare, mail and retain copies of all Tax reporting related to the contracts required by Applicable Law after the service commencement date, including, without limitation, 1099-R, 1099-INT, 1099MISC, 1099DIV and 5498 for contract owners and beneficiaries as required, and distribute the same to contract owners and beneficiaries and appropriate authorities.

6.             Agent Compensation

ADMINISTRATOR shall, on behalf of COMMONWEALTH and the CLIENTS, make payments due from COMMONWEALTH to the broker/dealers of record for the Contracts as required by written agreements between COMMONWEALTH or a CLIENT and/or one of their respective affiliates and such broker/dealers governing compensation paid in connection with the sale and/or servicing of the Variable Contracts, which payments become due after the Service commencement date. The fixed trail calculation and payment are excluded. In connection therewith, ADMINISTRATOR shall also give effect to any transferred debit balances and/or overpayments that are recoverable or deductible from current or future commission payments. ADMINISTRATOR shall assure compliance with all reasonable commission accounting or other standards.

7.             Broker/Dealer transfers and Licensing

ADMINISTRATOR shall, on behalf of COMMONWEALTH and the CLIENTS, provide the following support for broker/dealers and broker changes, in each case relating to the Contracts, including with respect to:

(a)           broker transfers;

(b)                                 business transfers;

(c)                                  broker setup;

(d)                                 broker/dealer setup;

(e)                                  confirmation of licensing for broker/dealers; and

(f)                                   maintenance of broker/dealer records

8.                                      Accounting and Reporting Services

ADMINISTRATOR shall perform, with respect to the Contracts, all accounting and reporting of direct and ceded premiums and claims (and other contract owner disbursements, contract loans, commissions, premium tax payments and accruals). Such services shall include all accounting and reporting necessary to provide COMMONWEALTH with all required data needed for statutory (“SAP”) and generally accepted accounting principles (“GAAP”) financial statements and filings and state and federal income and premium tax reporting and filings. With respect to premium taxes, ADMINISTRATOR’s reporting shall be broken out on a state-by-state basis.

(a)                                 Within the mutually agreed upon number of days following the  end of each month ADMINISTRATOR shall furnish COMMONWEALTH with the following factual information in the format agreed to by both COMMONWEALTH and ADMINISTRATOR. ADMINISTRATOR will generate a control report and identify a contact to help resolve any transmission or balancing issues:

(i)            general ledger summary file;

(ii)           settlement report;

(iii)          non-ledger transactions;

(iv)          pending claim information;

(v)           seriatim valuation contract file as needed to calculate actuarial reserves;

(vi)          contract file information, as needed, to support reinsurance reporting;

(vii)         premium tax and guarantee fund filings;

(viii)                        unpaid benefits and unpaid dividends, and items such as mortality expenses and lapses so that CLIENTS can determine future dividends.

(ix)          reports of lost policyholders for escheatment purposes;

(x)          assistance with information required under an agreed upon format.

(b)           Quarterly, ADMINISTRATOR shall, in addition to the normal monthly reporting, furnish COMMONWEALTH with a Schedule D related to the Separate Account business,   Including Unit Value Assets information, within ten (10) Business Days following the last day of the applicable quarter.

(c)                                  Annually, ADMINISTRATOR shall in addition to the normal monthly and quarterly reporting furnish COMMONWEALTH with the following information necessary to complete the Annual Statement and state required quarterly and supplemental filings, including the following within fifteen (15) Business Days following the last day of the applicable reporting period:

(i)                                     Exhibit of Number of Contracts, Contracts, Certificates, Income Payable and Account Values In Force for Supplementary Contracts, Annuities, Accident & Health and Other Contracts;

(ii)                                  Municipal Tax Detail (Town and County detail for states requiring municipal taxes); and

(iii)          Applicable note information.

(iv)                              Separate Account Annual Statement information (from Green book): Exhibit 3, Analysis of Reserves, Exhibit 6.

(v)                                 Unit Values at year-end by class

(vi)                              Exhibit of Life Insurance (Blue Book Annual Statement pages 24-26) and Exhibit of Numbers (Blue Book Annual Statement pages 27)

(d)                                 Annually as of September 30, ADMINISTRATOR shall provide a SAS 70 report by an external audit firm to COMMONWEALTH.

9.                                      Compliance Services

ADMINISTRATOR shall provide COMMONWEALTH with the following compliance services:

(a)                                 provide, upon request, information regarding the Contracts for market conduct examinations, analysis and state survey activities and work with COMMONWEALTH and/or CLIENTS  to resolve problems and take corrective action with regard to such matters;

(b)                                 provide information to COMMONWEALTH and/or CLIENTS related to the Contracts as reasonably necessary for COMMONWEALTH to prepare filings with the SEC and NASD (including, without limitation, compilation of information, if any, related to the Contracts that would be reflected in any post-effective amendment to a registration statement for a Contract, Form 24F-2, Form N-SAR, quarterly FOCUS II/IIA reports, or annual FOCUS schedule 1);

(c)                                  make special mailings, including, among other things, the periodic mailing of privacy notices to owners and insureds/annuitants, as requested and in the form supplied by COMMONWEALTH and/or CLIENTS;

(d)                                 promptly forward to COMMONWEALTH’s compliance team any written communication, and any tape recording of any oral communication, received or made by ADMINISTRATOR primarily expressing a complaint against COMMONWEALTH,  a CLIENT, ADMINISTRATOR or SDI with respect to a Contract, or otherwise requiring that COMMONWEALTH, rather than ADMINISTRATOR on its behalf, respond to such communication because a response by ADMINISTRATOR or SDI is outside the scope of the services to be provided by them, and information in ADMINISTRATOR’s or SDI’s possession relevant to the fashioning of a response; provided that ADMINISTRATOR shall not be obligated to draft, recommend or provide advice regarding responses to complaints;

(e)                                  cooperate and make its personnel available to assist COMMONWEALTH in the event a complaint shall involve performance of the Administration Services or the Brokerage Services;

(f)                                   provide compliance services required by OFAC and anti-money “laundering” procedures, including but not limited to those adopted under the U.S.A. Patriot Act, in respect of performance of the Administration Services;

(g)                                  assist (excluding the provision of advice) COMMONWEALTH in connection with responding to inquiries relating to the Contracts from the SEC, FINRA, NAIC or the insurance or securities departments of the various states in which the contract owners are located;

(h)                                 cooperate with COMMONWEALTH’s and CLIENTS’ efforts to facilitate fraud detection and investigation that relate to the Contracts and in accordance with COMMONWEALTH’s and CLIENTS’ anti-fraud plan and procedures; and

(i)                                     for any breach of Nonpublic Personal Information, ADMINISTATOR and SDI will follow Commonwealth’s reasonable instructions with respect to such breach, which instructions may include COMMONWEALTH instructing ADMINISTRATOR and/or SDI to provide notices (drafted and supplied to them by COMMONWEALTH) to affected Contract owners.

ADMINISTRATOR’s Service Manager in respect of COMMONWEALTH shall serve as the front person for purposes of communications by or to COMMONWEALTH related to complaints, regulatory and compliance matters, and any third party litigation related to the Contracts, the Administration Services, or the Brokerage Services; provided that such service shall not preclude the Service Manager from having other employees of ADMINISTRATOR or SDI assist with respect to such communications or in particular cases or with respect to particular matters, communicating information to COMMONWEALTH or receiving information from COMMONWEALTH on his or her behalf.

10.                               Hard Copy Historical Records Retention

Maintain in safe storage hard copy historical records created by COMMONWEALTH or a CLIENT in respect of pre-conversion transactions with respect to the Contracts. (Costs of shipment and storage are not included; COMMONWEALTH is responsible for shipment and shipment costs and storage and retrieval and re-delivery charges are pass-through costs.)

11.                               Maintenance of Electronic Archival Database

Maintain electronic archival database established in conversion process up to date.

12.                               Post Conversion Identification of Necessary Administration Services

In the event that a necessary Administration Service is identified post conversion which was not previously identified, that service may be added and the fees therefor negotiated in good faith.

SCHEDULE D

BROKERAGE SERVICES

1.                                      Aggregating and netting customer orders forwarded by ADMINISTRATOR to SDI for the purchase and sale of shares of the mutual funds which serve as the underlying investment of the variable Contracts (each a “Fund”);

2.                                      As determined by COMMONWEALTH, submitting net orders to (a) COMMONWEALTH or (b) the Funds, or their respective agents; provided COMMONWEALTH has arranged for the Funds to accept such orders from SDI on behalf of COMMONWEALTH;

3.                                      As determined by COMMONWEALTH, (a) instructing CLIENT on funding of disbursement accounts as necessary to make trade settlement payments and effecting such payments from such CLIENT disbursement accounts or (b) forwarding wire transfer instructions to CLIENT in order to settle Fund trades; and

4.                                      Assisting ADMINISTRATOR in the daily reconciliation of COMMONWEALTH and variable Contract owner records to the overall positions with the Funds.

SCHEDULE E

SERVICE LEVEL AGREEMENTS

For the purposes of Schedule E, the term “Contract” includes both the Contracts being transitioned and the New Products being implemented.

A.            GENERAL

Task	Performance Standard

Mailing Standards:

•                  Sending out requested forms

•                  Sending out Contract Owner Annual Reports

•                  Commission Checks

•                  Confirmation statements and checks

•                  Statements of Account

•                  Sending out Policyholder Anniversary Statements (Traditional/RIFA/RIO)

[ ]
Phone Standards: • Answer time	[ ]

Processing Standards for Variable Contracts:

•                  Average time to process non-financial change requests such as address, beneficiary, and payment mode

•                  Average time to process financial change requests such as transfers, withdrawals, and automatic rebalancing

[ ]

Processing Standards for Traditional Life Insurance and Fixed Annuities:

•                  Average time to process non-financial changes such as address, beneficiary, and payment mode

•                  Average time to process financial change requests such as transfers, withdrawals, and automatic rebalancing, surrenders, loans, and dividend releases

•                  Dividends

[ ]

Processing Contract Claims	[ ]
Web Service	[ ]
IVR service	[ ]
Trading Standards	[ ]

Compliance Standards:

•                  Regulatory Complaint from Regulator

•                  Producer Incident

•                  Copies of correspondence and voice recordings relevant to customer complaints

•                  Data and document requests not related to audits or regulatory requests

•                  Specific Regulatory Requests (in connection with a request by a regulator or governing body such as the SEC,FINRA, DOI, etc)

•                  Requests in connection with a specific project, audit project or new regulation

•                  Legal Requests (i.e. Litigation, subpoenas, levies, garnishments or bankruptcies)

[ ]

Extract Processing Standards:	[ ]

* Performance against these standards shall be measured monthly and reported by ADMINISTRATOR to COMMONWEALTH within ten (10) Business Days following the end of each month.

** Neither Contracts in Service for less than three full calendar months following transition to ADMINISTRATOR and SDI for administration nor Contracts in respect of which records are incomplete need be (but they may be) considered by ADMINISTRATOR for purposes of determining and reporting on performance relative to such Service Level Agreements. The procedures for processing Contracts in respect of which records are incomplete will be handled as exception processing.

*** ADMINISTRATOR shall not be considered to have failed to satisfy such Service Level Agreements if such failure is the result of extraordinary events, such as events of force majeure; e.g. a material ratings downgrade of COMMONWEALTH, or publication of an article that COMMONWEALTH is near insolvency, a customer base mailing of non-routine character resulting in unanticipated customer contact; COMMONWEALTH understands and acknowledges that such Service Level Agreements are intended only as measures of commercially reasonable performance under anticipated ordinary business conditions.

**** ADMINISTRATOR shall not be held responsible for failure to meet such Service Level Agreements due to material production backlogs on Service commencement dates.

***** ADMINISTRATOR and COMMONWEALTH agree to discuss in good faith any service level change order request hereafter made by COMMONWEALTH in the event the levels of service actually being furnished by ADMINISTRATOR are not, overall, comparable or better relative to what had been furnished by CLIENT prior to ADMINISTRATOR providing services.

B.   BROKERAGE SERVICE LEVEL AGREEMENTS

Orders for the purchase and sale of the Funds shall be effected in compliance, in all material respects, with the terms of the applicable participation agreement between the respective Fund (and/or its agents) and COMMONWEALTH or the applicable CLIENT, provided, however, that (a) COMMONWEALTH and the CLIENT has furnished SDI with copies of all applicable participation agreements and (b) the agreement of the Funds (and/or, as required, the NSCC, in the case of NSCC-traded Funds) to allow SDI to initiate trades on behalf of COMMONWEALTH has been obtained by COMMONWEALTH.

C.    SIGNIFICANT AND CHRONIC

Service Level Agreement performance failures shall be regarded as “significant” if performance is worse than as specified below.  Significant performance failures that occur in four consecutive months, or that occur in any eight months out of any twelve-month period, shall be regarded a “chronic:

Task	Performance Standards
Mailing Standards: • Sending out requested forms • Sending out Contract owner Annual Reports • Commission Checks • Confirmation statements and checks • Statements of Account • Annual Statements	[ ]
Phone Standards: • Answer time	[ ]

Processing Standards for Variable Contracts:

•                  Average time to process non-financial change requests such as address, beneficiary, and payment mode

•                  Average time to process financial change requests such as transfers, withdrawals, and automatic rebalancing

[ ]

Processing Standards for Traditional Life Insurance and Fixed Annuities:

•                  Average time to process non-financial changes such as address, beneficiary, and payment mode

•                  Average time to process financial change requests such as transfers, withdrawals, and automatic rebalancing, surrenders, loans, and dividend releases

•                  Dividends

[ ]
Web Service	[ ]
IVR service	[ ]

Compliance Standards:

•                  Regulatory Complaint from Regulator

•                  Producer Incident

•                  Copies of correspondence and voice recordings relevant to customer complaints

•                  Data and document requests not related to audits or regulatory requests

[ ]

•                  Specific Regulatory Requests (in connection with a request by a regulator or governing body such as the SEC,FINRA, DOI, etc)

•                  Requests in connection with a specific project, audit project or new regulation

•                  Legal Requests (i.e. Litigation, subpoenas, levies, garnishments or bankruptcies)

Extract Processing Standards:	[ ]

SCHEDULE F

CONTRACT ADMINISTRATION FEES

Table F.1    COMMONWEALTH, FAFLIC and TRANSAMERICA

Active MYGA Contracts		Active 403b Contracts		Active VUL Contracts		Active VA Contracts		Forfeiture Accounts or Lapsed, Terminated or Otherwise Not-in-Force Contracts
$	[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]

Table F-2    PROTECTIVE and ZALICO — VARIABLE

Active 403b Contracts		Active VUL Contracts		Active VA Contracts		Forfeiture Accounts or Lapsed, Terminated or Otherwise Not-in-Force Contracts
$	[ ]	$	[ ]	$	[ ]	$	[ ]

Table F-3   FAFLIC — FIXED ANNUITY and LIFE, RIO/RIFA

Traditional Life Paying		Traditional Life Non-Paying		Active Annuity		Forfeiture Accounts or Lapsed, Terminated or Otherwise Not-in-Force Contracts
$	[ ]	$	[ ]	$	[ ]	$	[ ]

Table F-4   AFLIAC — New Business Charges

VA New Business Fee		MYGA New Business Electronic		MYGA New Business Paper
$	[ ]	$	[ ]	$	[ ]

MYGA — new business fee — [      ].  The first MYGA policy was issued on June 19, 2012 with the first year since product launch ending on June 19, 2013.

Subject to the CPI adjustment described Part IX.B of the Assignment and 8.6 of the Master Agreement.

SCHEDULE G

STANDARD RATES

2012 Time and Materials Rates

Senior Professional Staff

•	Attorneys	$[ ]
•	Executives/ Program Manager	$[ ]
•	Project Manager	$[ ]

Professional Staff

•	Actuaries	$[ ]
•	Senior Programmer Analyst,
•	Senior Business Analyst	$[ ]
•	Financial Accountant	$[ ]
•	Programmer Analyst,
•	Business Analyst	$[ ]
•	Paralegal, Compliance	$[ ]

Service Center Personnel

•	Domestic	$[ ]
•	Offshore	$[ ]

The foregoing charges shall be invoiced in arrears and due on the same terms as invoices for fees due pursuant to subject to the CPI adjustment described in Section 8.6 of the Master Agreement.

THIRD PARTY ADMINISTRATOR AGREEMENT

BY AND AMONG

SE(2) INC.

SECURITY DISTRIBUTORS, INC.

AND

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

April 1, 2013

Confidential and Proprietary to se2, inc.

INDEX OF EXHIBITS AND ANNEXES

Exhibit	Name

Exhibit A	Form of Termination Agreement

Exhibit B	[Reserved]

Exhibit C	[Reserved]

Exhibit D	Off-Site Facilities

Exhibit E	Security Procedures

Exhibit F	Business Resumption Plan

Exhibit G	Offshore Administration Services

Exhibit H	Key Personnel

Exhibit I	Service Centers

Exhibit J	Other State TPA Requirements

Annexes

Annex 3.19(g)	The Security Benefit Group of Companies Code of Business Conduct and Ethics

Annex 14.1(b)	Permitted disclosure of Commonwealth Confidential Information

THIRD PARTY ADMINISTRATOR AGREEMENT

This Third Party Administrator Agreement is made as of the 1st day of February, 2013 by and between Commonwealth Annuity and Life Insurance Company, a Massachusetts insurance corporation, se(2) inc., a Kansas third-party administrator (“ADMINISTRATOR”), and Security Distributors, Inc., a Kansas corporation (“SDI”), an Affiliate of ADMINISTRATOR, for the limited purposes set forth herein.

RECITALS

WHEREAS, Commonwealth Annuity and Life Insurance Company (“COMMONWEALTH”), is a wholly owned subsidiary of The Goldman Sachs Group, Inc. (“GS Group”), a holding company domiciled in the State of New York that is engaged through its Affiliates and subsidiaries in insurance, annuity, broker-dealer, investment management and related businesses;

WHEREAS, GS Group, Security Benefit Life Insurance Company (“Security Benefit”), and Security Distributors, Inc. (“SDI”) had previously entered into a Third Party Administrator Agreement dated August 22, 2005, for the benefit of Commonwealth and of certain affiliates and clients of Commonwealth, who subsequently entered into related Work Assignments dated December 30, 2005, October 31, 2006, and October, 2008, respectively, with Security Benefit and SDI and a Work Assignment dated April 26, 2012 with se(2), inc. (such Third Party Administrator Agreement and related Work Assignments, collectively, the “Original TPA Agreements”);

WHEREAS, First Allmerica Financial Life Insurance and Annuity Company (FAFLIC”) entered into a Third Party Administrator Agreement dated January 20, 2006 and related Work Assignment each dated January 20, 2006, as amended, with Security Benefit and SDI (collectively, the “FAFLIC TPA Agreements”);

WHEREAS, effective October 1, 2009 Security Benefit assigned to se(2) Inc. (“ADMINISTRATOR”) its rights, duties, and obligations under the Commonwealth TPA Agreements and FAFLIC TPA Agreements, and in connection therewith Security Benefit provided certain guarantees to COMMONWEALTH and FAFLIC, respectively;

WHEREAS, COMMONWEALTH desires that ADMINISTRATOR provide Services (as defined herein) directly to COMMONWEALTH, with respect to certain life insurance policies and annuity products issued, reinsured, administered or serviced by Commonwealth, as currently provided under the Commonwealth TPA Agreements and FAFLIC TPA Agreement, (such life policies and contracts, collectively, the “Contracts,” including but not limited to Contracts issued by COMMONWEALTH, FAFLIC, Transamerica Life Insurance Company, Zurich American Life Insurance Company, and Protective Life Insurance Company), and ADMINISTRATOR desires to provide such Services;

WHEREAS, Commonwealth desires that SDI will provide certain broker-dealer services in connection with such engagement, and SDI desires to provide such services; and

WHEREAS: ADMINISTRATOR and SDI agree to be bound by any Work Assignment entered into as contemplated hereby, as set forth more fully in Article 1.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties hereto agree as follows:

GENERAL TERMS AND CONDITIONS

1.                                      TERMINATION OF PRIOR AGREEMENTS AND STRUCTURE OF THIS AGREEMENT

1.1                               Termination of prior agreements.

a.                                      Concomitant with the execution of this Agreement, the parties agree that each of the Original TPA Agreements shall be terminated pursuant to the terms of a Termination Agreement substantially in the form set forth in Exhibit A-1. The Termination Agreement shall provide in substance that each party thereto forever releases and discharges each other party and its respective predecessors, successors, assigns, officers, directors, agents, employs and representatives, from any and all liability that the party has against each such other party arising from, based upon, or in any way related to such agreements, it being the intention of the parties to such agreements that this release operate as a full and final settlement of a party’s liability to each other party under and in connection with the agreement, except that such termination, release and settlement of the Original TPA Agreements does not extinguish, limit or otherwise modify any Liability arising or incurred thereunder prior to, or with respect to any period prior to, the Effective Time, and in connection therewith such Original TPA Agreements remain in full force and effect

b.                                      Concomitant with the execution of this Agreement, the parties agree that the FAFLIC TPA Agreement shall be terminated pursuant to the terms of a Termination Agreement substantially in the form set forth in Exhibit A-2. The Termination Agreement shall provide in substance that each party thereto forever releases and discharges each other party and its respective predecessors, successors, assigns, officers, directors, agents, employs and representatives, from any and all liability that the party has against each such other party arising from, based upon, or in any way related to such agreements, it being the intention of the parties to such agreements that this release operate as a full and final settlement of a party’s liability to each other party under and in connection with the agreement, except that such termination, release and settlement of the FAFLIC TPA Agreements does not extinguish, limit or otherwise modify any Liability arising or incurred thereunder prior to, or with respect to any period prior to, the Effective Time, and in connection therewith such FAFLIC TPA Agreements remain in full force and effect.

1.2.                            Structure of TPA arrangements.

These General Terms and Conditions and the Exhibits and Annexes hereto, as applicable, state terms that apply to all dealings among ADMINISTRATOR, SDI and COMMONWEALTH pursuant to this Agreement, and shall constitute an agreement separate and distinct from any Work Assignment. A Work Assignment describes the Services, in the case of the ADMINISTRATOR, and the Brokerage Services, in the case of SDI, that ADMINISTRATOR and SDI respectively agree to provide, and may contain special terms related to such Work Assignment. Each Work Assignment, as supplemented by the terms and conditions of this Agreement (as amended from time to time, and including the Exhibits and Annexes hereto), shall constitute a separate and distinct agreement. By entering into a Work Assignment hereunder, COMMONWEALTH shall be deemed to have accepted and agreed to these General Terms and Conditions and the Exhibits and Annexes hereto on behalf of itself and its CLIENTS, but no CLIENT shall be deemed to be a party to any Work Assignment to which it is not a signatory. If there is any conflict between an Exhibit, Annex or Work Assignment and the terms and conditions of this Agreement (excluding for this purpose Exhibits and Annexes to it), the Exhibit, Annex or Work Assignment shall control. If there is any conflict between an Exhibit or an Annex and a Work Assignment, the Work Assignment shall control. (For the avoidance of doubt, nothing in this Agreement shall obligate ADMINISTRATOR to perform Brokerage Services).

2.                                      DEFINITIONS

This section defines some capitalized terms that may be used in this Agreement.

2.1                               Account Guidelines has the meaning set forth in Section 6.3.

2.2                               Additional Records has the meaning set forth in Section 4.8.

2.3                               ADMINISTRATOR has the meaning set forth in the Preamble.

2.4                               ADMINISTRATOR Indemnified Party has the meaning set forth in Section 12.1.

2.5                               Affliate means, with respect to a Person, any other Person that directly, or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person.

2.6                               Reserved

2.7                               Reserved

2.8                               Applicable Law means all laws, common laws, rules, regulations, codes, statutes, judgments, injunctions, orders, agreements, decrees, policies and other requirements of all Governmental Entities applicable to the Person, place and situation in question.

2.9                               Applicable Levels of Service means the levels of service applicable to the Services and Brokerage Services as set forth in the applicable Work Assignment.

2.10                        Back-Up Copies has the meaning set forth in Section 3.9.

2.11                        Books and Records has the meaning set forth in Section 4.2.

2.12                        Brokerage Services has the meaning set forth in Section 3.14.

2.13                        Business Day means any day that is not a Saturday, Sunday or a day on which banks in the State of New York are authorized or required to close.

2.14                        Business Resumption Plan has the meaning set forth in Section 3.10.

2.15                        Cause has the meaning set forth in Section 7.5.

2.16                        Claim means any civil, criminal or administrative claim, demand, litigation, action, suit, hearing, investigation or proceeding commenced by a third party.

2.17                        Claims Notice has the meaning set forth in Section 12.3.

2.18                        CLIENT or CLIENTS shall mean those affiliates or clients of Commonwealth for whom Commonwealth is providing administrative services in connection with annuity or life insurance policies and for whom services shall be provided under this Agreement and  related Work Assignment(s).

2.19                        Code means the Internal Revenue Code of 1986, as amended.

2.20                        Confidential Information means

a.   with respect to COMMONWEALTH or a CLIENT,

i.                                        the terms of this Agreement,

ii.                                     any Nonpublic Information of COMMONWEALTH or a CLIENT, respectively,

iii.                                  Nonpublic Information of third parties in the possession of COMMONWEALTH,

iv.                                 the Books and Records of COMMONWEALTH or a CLIENT, and

b.   with respect to ADMINISTRATOR and SDI,

i.                                        the terms of this Agreement,

ii.                                     any Nonpublic Information of ADMINISTRATOR and SDI, respectively,

iii.                                  Nonpublic Information of third parties in the possession of ADMINISTRATOR or SDI, and

“Nonpublic Information” shall consist of all trade secrets and information of any kind, including designs, concepts, ideas, requirements, specifications, calculations, drawings, diagrams, maps, charts, software, network structures, configurations, interfaces, components, processes, practices, reports, lists, analyses, compilations, data, studies, and other similar materials, in whatever from maintained or furnished, whether documentary, orally, visually, electronically, or by physical delivery or permitted observation or inspection, or otherwise, regarding the property, products, services, customers, or the existing or planned businesses or operations or any parts thereof of a Party and/or any one or more of its Affiliates, including any information furnished prior to the date of this Agreement, disclosed by such Party to the other Party in connection herewith by whatever means, including orally, visually, electronically or by physical delivery or permitted observation or inspection or otherwise, regardless of whether specifically identified as “confidential” but which the receiving Party knows or reasonably ought to know is confidential, together with any reports, analyses, data, studies, interpretations, forecasts, compilations, memoranda, notes and any other writings (regardless of form) prepared by the other Party to the extent such writings contain such information.

“Confidential Information” shall not include the categories of information described in Section 14.4(a).

2.21                        Continuing CLIENT Responsibilities and Continuing COMMONWEALTH Responsibilities have the meanings set forth in Section 3.4.

2.22                        Contraçts has the meaning set forth in the Recitals.

2.23                        Control and its derivatives mean, with respect to any Person, the possession, directly or indirectly,of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

2.24                        Discloser has the meaning set forth in Section 14.1.

2.25                        Effective Time means 12:00 am, New York City time, on February 4, 2013

2.26                        ERISA means the United States Employee Retirement Income Security Act of 1974, as amended.

2.27                        Facilities and Systems has the meaning set forth in the Recitals.

2.28                        GLB means the Gramm-Leach-Bliley Act, codified as 15 U.S.C. § 6801 et seq., and its implementing regulations, as may be amended from time to time.

2.29                        Governmental Entity means any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any self-regulatory organization, including without limitation the National Association of  Securities Dealers.

2.30                        Reserved

2.31                        Reserved

2.32                        Ideas has the meaning set forth in Section 5.3(b).

2.33                        Indemnified Party has the meaning set forth in Section 12.3.

2.34                        Indemnifying Party has the meaning set forth in Section 12.3.

2.35                        Initial Work Assignment has the meaning set forth in Section 3.1(b).

2.36                        Insolvent or Bankrupt Party has the meaning set forth in Section 7.6.

2.37                        Insured means a policyholder, annuityholder or certificateholder of a Contract issued, reinsured, administered or serviced by COMMONWEALTH or a CLIENT.

2.38                        Losses has the meaning set forth in Section 12.1

2.39                        Net Loss has the meaning set forth in Section 3.16.

2.40                        Nonpublic Information has the meaning set forth in Section 2.20.

2.41                        Nonpublic Personal Information means personally identifiable financial information, as defined by Title V of the GLB, and personally identifiable health or medical information pertaining to any Insured, or any past or future policyholder, annuityholder or certificateholder.

2.42                        NSCC has the meaning set forth in Section 6.3(b).

2.43                        Off-Site Facility has the meaning set forth in Section 3.9.

2.44                        Other Software List has the meaning set forth in Section 5.4.

2.45                        Party means, as to this Agreement or WORK ASSIGNMENT among COMMONWEALTH, ADMINISTRATOR and SDI, each of COMMONWEALTH, ADMINISTRATOR and SDI (or ADMINISTRATOR and SDI collectively, as the context requires). If a CLIENT is party to a WORK ASSIGNMENT, then Party also includes such CLIENT.

2.46                        Person means an association, firm, individual, partnership (general or limited), corporation, limited liability company, trust, financial institution, unincorporated organization or other entity.

2.47                        Person-Hour means the services of one Qualified person for one full hour.

2.48                        Qualified means, with respect to an individual and a given service, that such service is within the customary expertise of such individual and that such individual is duly trained, licensed, certified or registered if necessary to perform such service.

2.49                        Recipient has the meaning set forth in Section 14.1.

2.50                        Records Retention Policy has the meaning set forth in Section 3.9.

2.51                        Regulatory Authority means a state department of insurance or other governmental body that has the authority to regulate any Party under this Agreement.

2.52                        Reimbursable Expenses means (i) all reasonably incurred, documented and necessary expenses with respect to pre-approved travel (including lodging and meal expenses), (ii) all reasonably incurred out-of-pocket costs and (iii) all reasonably incurred pass-through expenses, in each of cases (ii) and (iii) as described in the applicable Work Assignment, and, in the case of (iii), any other such expenses as are approved by COMMONWEALTH.

2.53                        Restricted Group has the meaning set forth in Section 17.11.

2.54                        Sales Tax or Sales Taxes has the meaning set forth in Section 8.5.

2.55                        SDI has the meaning set forth in the Preamble.

2.56                        Service Center has the meaning set forth in Section 3.19.

2.57                        Service Platform has the meaning set forth in Section 5.3(b).

2.58                        Services has the meaning set forth in Section 3.1.

2.59                        Software means the software utilized by ADMINISTRATOR to perform the Services and SDI to provide the Brokerage Services, including object code and documentation.

2.60                        Standard Time and Materials Rates means, for a Person-hour and computer usage, the rates stated in ADMINISTRATOR’s rate schedule as set forth in a Work Assignment and otherwise at its published rates. Standard Time and Materials Rates” for “materials” means the rates stated on ADMINISTRATOR’s rate schedule for materials, if any, as set forth in a Work Assignment and otherwise at its published rates.

2.61                        Reserved

2.62                        Term has the meaning set forth in Section 7.1.

2.63                        Termination Charge means the applicable termination charge set forth in a Work Assignment.

2.64                        Third-Party Indemnitor has the meaning set forth in Section 12.3.

2.65                        Time and Materials Basis means if a Work Assignment states that Services or Brokerage Services will be provided on a “Time and Materials Basis,” charges for said Services or Brokerage Services will be determined by the amount of ADMINISTRATOR’s or SDI’s, as the case may be, Person-hours and Reimbursable Expenses in respect of materials used in providing the Service or Brokerage Service, rather than by the results achieved. COMMONWEALTH bears the risk of cost overruns and delays on work performed on a Time and Materials Basis. Services, Brokerage Services and services provided in connection with estimates (as contemplated by Section 3.12) may be billed by the Person-hour or any other unit agreed on in writing. Services, Brokerage Services and services provided in connection with estimates (as contemplated by Section 3.12) will be provided on a Time and Materials Basis and billed by the Person-hour at Standard Time and Materials Rates, unless the controlling Work Assignment specifies a different arrangement.

2.66                        Transfer Assistance Services has the meaning set forth in Section 7.9.

2.67                        Type A Variance has the meaning set forth in Section 3.16.

2.68                        Type B Variance has the meaning set forth in Section 3.16.

2.69                        Unauthorized Acts has the meaning set forth in Section 14.5.

2.70                        Variance has the meaning set forth in Section 3.16.

2.71                        Withholding Taxes has the meaning set forth in Section 8.5.

2.72                        Work Assignment has the meaning set forth in Section 3.1.

3.                                      TERMS OF APPOINTMENT/SERVICES

3.1                               Third Party Administrator Services.

As of the effective date of each Work Assignment entered into hereunder (each, a “Work Assignment”), COMMONWEALTH and the applicable CLIENT (if party to the Work Assignment) hereby engages ADMINISTRATOR to perform the third party administration services described herein (as applicable) and therein (the “Services”), and SDI to perform the Brokerage Services, in each case for and on behalf of COMMONWEALTH or a CLIENT on the terms and conditions set forth in this Agreement and the Work Assignment(s), these Terms and Conditions and the Annexes and Exhibits hereto, and ADMINISTRATOR hereby accepts such engagement by COMMONWEALTH and/or

CLIENT and agrees to perform the Services, and SDI agrees to perform the Brokerage Services, in accordance with and on the terms and conditions set forth in the Agreement. The Services and Brokerage Services shall be performed in a commercially reasonable manner. ADMINISTRATOR and SDI shall have only those powers expressly granted and set forth in this Agreement and the Work Assignment(s), those powers that shall be agreed in writing from time to time and powers that are reasonably necessary and incidental to so perform their obligations under this Agreement and the Work Assignment(s). ADMINISTRATOR and SDI shall have no power or authority on lines of business or insurance or annuity products or policy or contract forms other than those specifically listed and set forth in this Agreement and the Work Assignments.

3.2                               Change Orders.

From time to time COMMONWEALTH and/or CLIENT (if party to a Work Assignment) may request changes in the Services and Brokerage Services rendered by ADMINISTRATOR or SDI under this Agreement or a Work Assignment, or in the manner thereof. ADMINISTRATOR and/or SDI agree to implement changes as may be requested by COMMONWEALTH or such a CLIENT after ADMINISTRATOR and/or SDI and COMMONWEALTH and/or CLIENT have agreed in writing on the changes to be made (which ADMINISTRATOR and/or SDI shall make reasonable efforts to do) and additional or reduced charges under the applicable Work Assignment, if any, attributable to the change. ADMINISTRATOR and/or SDI shall have no responsibility or liability for such requested changes unless and until ADMINISTRATOR and/or SDI and COMMONWEALTH and/or the CLIENT (if party to the Work Assignment) have so agreed in writing. Any changes in any Services or Brokerage Services shall become effective only in the event that a written amendment to this Agreement or a Work Assignment is executed by COMMONWEALTH and/or the CLIENT (if party to the Work Assignment) and ADMINISTRATOR and/or SDI, as applicable.

3.3                               Facilities.

Except as otherwise provided in this Agreement or a Work Assignment, ADMINISTRATOR and SDI shall furnish at their expense the facilities and resources necessary to provide the Services and Brokerage Services under this Agreement in accordance with the Applicable Levels of Service, including, without limitation, necessary physical facilities, Qualified personnel, office furniture, computer equipment and office supplies necessary to provide the Services, in the case of ADMINISTRATOR, and Brokerage Services, in the case of SDI. All such personnel shall comply with the procedures and policies set forth on Exhibit E, as in effect from time to time.

3.4                               Continuing Responsibilities as to Contracts.

Except as set forth herein, COMMONWEALTH shall continue to be at all times solely responsible for all matters related to the Contracts of COMMONWEALTH and its CLIENTS (“Continuing COMMONWEALTH Responsibilities”), except for such matters that are specifically the obligation of a Client (“Continuing CLIENT Responsibilities”). To the extent required by Applicable Law, COMMONWEALTH and each CLIENT acknowledge that they are solely responsible for securing reinsurance and for the competent administration of their benefit programs. Except as set forth herein, neither COMMONWEALTH nor any CLIENT may subcontract, delegate or attempt to subcontract or delegate to ADMINISTRATOR and SDI (and ADMINISTRATOR and SDI shall have no responsibility and no liability for) any Continuing COMMONWEALTH Responsibilities or Continuing CLIENT Responsibilities. ADMINISTRATOR and SDI assume no obligation or responsibility for COMMONWEALTH’s or a CLIENT’s business or operations hereby other than as contemplated hereby or as may arise from

ADMINISTRATOR’S and SDI’s performance of their respective obligations under this Agreement or a Work Assignment.

3.5                               Underwriting.

The Contracts are solely underwritten by COMMONWEALTH or CLIENTS, and ADMINISTRATOR shall not be called upon to (and shall have no responsibility to) establish any underwriting criteria, benefits or premium rates, or to perform or conduct any services related to underwriting other than to the extent set forth in this Agreement or a Work Assignment. ADMINISTRATOR will perform only such underwriting services as are contained in written procedures provided to it by COMMONEALTH and/or the applicable CLIENT, and, subject to changes in Applicable Law governed by Section 3.13(d), (a) in no event shall ADMINISTRATOR be called upon in such procedures to provide any underwriting services that would require AMINISTRATOR to be registered with any Governmental Entity other than such registration or licensure as is otherwise required to perform the Services, and (b) ADMINISTRATOR may refuse to perform a service set forth in such procedures if it reasonably concludes that performing such service would require additional registration or licensure.

3.6                               Claims.

ADMINISTRATOR shall have only such authority to pay claims as is set forth in written procedures provided to it by COMMONWEALTH or the applicable CLIENT and as more fully described in this Agreement or a Work Assignment. ADMINISTRATOR shall not be called upon to (and shall have no responsibility to) establish any claims payment procedures, and shall have only such authority with respect to claims as is set forth in written procedures provided to it by COMMONWEALTH or the applicable CLIENT. Subject to changes in Applicable Law governed by Section 3.13(d), (a) in no event shall ADMINISTRATOR be called upon in such procedures to provide services with respect to claims that would require ADMINISTRATOR to be registered with any Governmental Entity other than such registration or licensure as is otherwise required to perform the Services, and (b) ADMINISTRATOR may refuse to perform a service set forth in such procedures if it reasonably concludes that performing such service would require additional registration or licensure.

3.7                               Relationships of the Insureds.

To the extent required by Applicable Law, ADMINISTRATOR shall, at COMMONWEALTH’s expense, provide a written notice approved by COMMONWEALTH or the applicable CLIENT, such approval not to be unreasonably withheld, delayed, denied or conditioned, to each Insured advising them of the identity of and the applicable relationship among ADMINISTRATOR, SDI, the Insured, the applicable CLIENT, and COMMONWEALTH. If ADMINISTRATOR and/or SDI collect funds from an Insured for COMMONWEALTH or a CLIENT, ADMINISTRATOR and/or SDI shall provide the Insured or cause the Insured to be provided with all required and appropriate written notices and disclosures, including disclosure of the premium, deposit or other consideration charged or received by COMMONWEALTH or CLIENT for the applicable insurance coverage or annuity product and all required confirmations under Rule 10b-10 under the Securities Exchange Act of 1934, as amended, or any successor provision, and any interpretations thereunder; provided that ADMINISTRATOR and/or SDI shall have no responsibility for determining what notices or disclosures are required or appropriate to be provided by COMMONWEALTH or a CLIENT under such circumstances. Rather, such determinations shall be made by COMMONWEALTH or the CLIENT and communicated reasonably promptly to ADMINISTRATOR and/or SDI. Any Contracts, certificates, booklets, termination notices or other written communications delivered by COMMONWEALTH or a CLIENT to ADMINISTRATOR for delivery to its Insureds shall be delivered by ADMINISTRATOR reasonably promptly after receipt of instructions from COMMONWEALTH or such CLIENT to do so, unless otherwise instructed by COMMONWEALTH.

3.8                               Error Correction.

COMMONWEALTH or the CLIENT shall promptly notify ADMINISTRATOR and/or SDI, and ADMINISTRATOR and/or SDI shall promptly notify COMMONWEALTH or the CLIENT, in writing of any error or mistake in any record, report, data, information or output related to this Agreement of which COMMONWEALTH or the CLIENT, on the one hand, or ADMINISTRATOR or SDI, on the other hand, becomes aware and of which the other party reasonably should be made aware. To the extent practicable, such notice shall provide details of such error or mistake necessary for ADMINISTRATOR and/or SDI or COMMONWEALTH or the CLIENT, as the case may be, to identify and recreate such error or mistake. Upon discovery of any such error or mistake or receipt of any such notice, ADMINISTRATOR and/or SDI or COMMONWEALTH or the CLIENT, as the case may be, shall promptly correct such reported error or mistake. In the event that COMMONWEALTH or the CLIENT shall become aware that it has erroneously transmitted data or transmitted incorrect data, COMMONWEALTH or the CLIENT shall correct such data and retransmit the same. COMMONWEALTH shall be responsible and liable for the cost or expense of regenerating any output if COMMONWEALTH or the CLIENT shall have failed to transmit any such data. The Parties understand that many tasks to be performed hereunder have shared responsibility between the Parties and the Parties will cooperate in good faith to facilitate the performance of such tasks.

3.9                               Back-up.

a.                                      ADMINISTRATOR shall make tapes, microfiche, images or other hardcopy backups containing copies of any and all COMMONWEALTH or CLIENT Books and Records (the “Back-Up Copies”) and shall maintain the Back-Up Copies, each in accordance with the policies and procedures and for the time periods set forth in the records retention policy to be agreed upon by COMMONWEALTH or CLIENT and ADMINISTRATOR (“Records Retention Policy”). COMMONWEALTH or CLIENT, on the one hand, or ADMINISTRATOR or SDI, on the other hand, may from time to time amend or supplement such Records Retention Policy with the consent of the other Party, which consent shall not be unreasonably withheld, delayed, denied or conditioned, provided that the amending or supplementing Party shall bear all reasonable and documented costs and expenses incurred by the other Party in complying with such policy as so amended or supplemented, and provided, further, that no such amendment or modification by ADMINISTRATOR or SDI may lessen the protections afforded by Exhibit E as then in effect or adversely affect the applicable levels of service to be furnished hereunder. The Records Retention Policy shall set forth record retention requirements no less stringent than those imposed by Applicable Law so as to permit the Parties to be in compliance with Applicable Law relating to record retention. The Records Retention Policy shall require ADMINISTRATOR or SDI to retain records subject thereto, even if otherwise not required to do so because of the passage of time or otherwise, in the event of notice from COMMONWEALTH or a CLIENT to the effect that retention is necessary in connection with a legal or regulatory action, proceeding or inquiry involving COMMONWEALTH or such CLIENT.

b.                                      ADMINISTRATOR shall send the Back-Up Copies to the off-site storage facilities set forth in Exhibit D (collectively, the “Off-Site Facilities”, each, an “Off-Site Facility”), and as amended and supplemented by ADMINISTRATOR and provided to

COMMONWEALTH from time to time, in compliance with such Records Retention Policy, or to any other facility which ADMINISTRATOR may select to replace a current Off-Site Facility; PROVIDED, HOWEVER, that (1) ADMINISTRATOR shall notify COMMONWEALTH of any proposed change in the location of or establishment of a new Off-Site Facility and (2) each new Off-Site Facility shall maintain at least the same level of security and security procedures which were maintained at the replaced Off-Site Facility and shall otherwise comply with the provisions of this Agreement and the Records Retention Policy.

c.                                       Upon COMMONWEALTH’s reasonable request, authorized personnel or designated representatives of COMMONWEALTH or a CLIENT shall be permitted access to the Off-Site Facilities during normal business hours subject to any reasonable security procedures or other restrictions in effect at the Off-Site Facilities at the time of the access. Upon the request of COMMONWEALTH, ADMINISTRATOR shall as promptly as reasonably practicable, and in the case of paper records within 10 Business Days, make available to COMMONWEALTH or a CLIENT a copy of such of the Back-Up Copies as COMMONWEALTH shall request. The costs of producing any Back-Up Copies for COMMONWEALTH or a CLIENT shall be paid to ADMINISTRATOR by COMMONWEALTH as a Reimbursable Expense.

3.10                        Business Resumption Plan. Exhibit F sets forth the procedures to be followed with respect to the continued provision of the Services and Brokerage Services in the event any facility, including for the avoidance of doubt any call center, used by ADMINISTRATOR in  providing the Services or by SDI in providing the Brokerage Services is unavailable for use by ADMINISTRATOR or SDI because it has been destroyed, significantly damaged or is otherwise the subject of a disaster (the “Business Resumption Plan”) to such an extent that ADMINISTRATOR is unable and expects for a substantial and material amount of time, as covered by its Business Resumption Plan, to be unable to provide any portion of one or more of the Services or Brokerage Services. ADMINISTRATOR and/or SDI may modify or change the Business Resumption Plan at any time; provided, however, that such change or modification shall not adversely affect ADMINISTRATOR’s or SDI’s ability to restore or resume the provision of the Services or Brokerage Services. ADMINISTRATOR and/or SDI shall (1) test the Business Resumption Plan at least once every calendar year during the Term, and promptly advise COMMONWEALTH of the test results, (2) consult with COMMONWEALTH regarding the priority to be given to the Services, in the case of ADMINISTRATOR, and Brokerage Services, in the case of SDI, during the pendency of any such disaster and (3) implement the Business Resumption Plan as and when relevant in the event of a disaster. ADMINISTRATOR and SDI agree to use best efforts to resume as promptly as practicable functions identified by COMMONWEALTH as critical to the Services or Brokerage Services. In the event that, at any time, ADMINISTRATOR is required to resume the businesses of other clients of ADMINISTRATOR in addition to that of COMMONWEALTH or a CLIENT hereunder, COMMONWEALTH’s and CLIENTS’ business shall, insofar as reasonable, either be the first to be resumed, or be included in the first group of businesses resumed simultaneously by ADMINISTRATOR. In the event that there are multiple CLIENTS as to which a business interruption has occurred as contemplated by this Section, the CLIENTS shall be resumed in a sequence to be determined by COMMONWEALTH in its reasonable discretion and communicated to ADMINISTRATOR.

3.11                        Modification.

a.                                      Subject to the express limitations hereof, ADMINISTRATOR shall have the right, at any time, and from time to time, to alter and modify its Facilities and Systems and any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder and providing the Services, provided that no such alterations or modifications: (i) shall adversely affect levels of service being provided under this Agreement or a Work Assignment, or (ii) shall require COMMONWEALTH to incur any material additional expenses without the prior written consent of COMMONWEALTH, subject to subsection (b) below.  ADMINISTRATOR shall consult with COMMONWEALTH about any alternations or modifications that will require changes to COMMONWEALTH’s facilities or systems.

b.             If ADMINISTRATOR’s proposed alterations or modifications are the result of changes or requirements made by ADMINISTRATOR’s suppliers or vendors (including changes in software or hardware), and ADMINISTRATOR has no commercially reasonable alternatives other than to make such alterations or modifications, COMMONWEALTH and any applicable CLIENTS agree, on 60 days’ written notice to COMMONWEALTH from ADMINISTRATOR, to make such changes in their facilities or systems as are lawful and reasonably necessary to conform to ADMINISTRATOR’s alterations and modifications.

c.             If ADMINISTRATOR’s proposed alterations or modifications are not the result of changes or requirements made by its suppliers or vendors, COMMONWEALTH and any applicable CLIENTS shall, upon 60 days’ written notice to COMMONWEALTH from ADMINISTRATOR, make such changes in their facilities and systems to the extent that they are lawful and will not impose material cost on COMMONWEALTH or CLIENT.

3.12      Estimates.

a.             [     ].

b.             [     ].

c.             [     ].

d.             [     ]

e.             [     ].

f.             [     ].

g.   Unless otherwise agreed and specified by the Parties at the time of such due diligence, in performing its due diligence for an estimate in connection with a prospective Work Assignment, ADMINISTRATOR and SDI shall not be responsible for any factual investigation, including without limitation any investigation into the lawfulness of the design, offer, sale, issuance or prior administration of any Contract, on behalf of COMMONWEALTH or any CLIENT, other than that required to develop the estimate in accordance with this Agreement and to determine the appropriate pricing for converting and administering the relevant business.

h.             Unless otherwise expressly stated, estimates shall be presumed to be based on the assumption and expectation that life insurance policies and/or annuity contracts the subject thereof will continue to be maintained on substantially the same basis as may be observed by ADMINISTRATOR for purposes of furnishing the estimate, and in any event on a reasonably current basis. Any costs reasonably incurred by ADMINISTRATOR and/or SDI as a result of the inaccuracy of such presumption shall be charged to COMMONWEALTH or CLIENT on a Time and Materials Basis.

3.13        Conformity to Laws and Regulations; Changes in Applicable Law.

a.             Each of ADMINISTRATOR and SDI shall comply with Applicable Law to the extent applicable to the Services (in the case of ADMINISTRATOR) or Brokerage Services (in the case of SDI). COMMONWEALTH and CLIENTS shall comply with Applicable Law to the extent applicable to their obligations with respect to the provision of the Services and Brokerage Services. ADMINISTRATOR and SDI shall be responsible for identifying, interpreting and complying with the requirements of Applicable Law that apply to, respectively, ADMINISTRATOR in its capacity as the provider of Services and SDI in its capacity as the provider of Brokerage Services (E.G., licensing and registration and associated reporting requirements applicable to third-party administrators or broker-dealers). COMMONWEALTH and CLIENTS shall be responsible for identifying, interpreting and complying with the requirements of Applicable Law that apply to COMMONWEALTH’s and CLIENTS’ business activities, including those activities performed for COMMONWEALTH or CLIENT by ADMINISTRATOR or SDI (E.G., premium collection, claims payment, regulatory filing) other than such requirements that are applicable to ADMINISTRATOR in its capacity as provider of Services and those applicable to SDI in its capacity as provider of Brokerage Services, and shall provide appropriate direction to ADMINISTRATOR and SDI with respect to ADMINISTRATOR’s and SDI’s compliance with such requirements.

b.             From time to time, any Party may present the other Parties with  amendments to this Agreement required to maintain such Party’s status as a third party administrator, broker-dealer or insurer, reinsurer, or servicer, as the case may be, or to conform this Agreement to Applicable Law. To the extent reasonable, the other Parties shall promptly execute and return such amendments; PROVIDED, HOWEVER, that any proposed amendment that provides for a reduction in the Applicable Level of Service shall be deemed not to be reasonable.

c.             ADMINISTRATOR and SDI, on the one hand, and COMMONWEALTH and/or an applicable CLIENT, on the other hand, shall endeavor promptly to notify the other Party in writing of any changes in Applicable Law of which it becomes aware that apply to the other Party’s business activities, it being understood that:

i.                                          such endeavor shall not impose upon any Party any duty of inquiry with respect to such changes affecting another Party,

ii.                                       such Party shall not incur any liability for not providing such notification and

iii.                                    failure to provide such notification shall not constitute a breach of this Agreement by such Party or release or excuse any Party from performance of any obligation under this Agreement or a Work Assignment.

ADMINISTRATOR shall promptly notify COMMONWEALTH in writing upon learning of any changes with respect to compliance requirements resulting from changes in Applicable Law that apply to (i) ADMINISTRATOR in its capacity as a third party administrator, or SDI in its capacity as a broker dealer, and that affect the Contracts, or (ii)

the Services, in the case of ADMINISTRATOR, or Brokerage Services, in the case of SDI, and ADMINISTRATOR and SDI shall take all actions necessary to satisfy such requirements, subject to the terms of this Agreement. COMMONWEALTH and/or a CLIENT shall promptly notify ADMINISTRATOR in writing upon learning of any changes with respect to compliance requirements resulting from changes in Applicable Law that apply to the Contracts of COMMONWEALTH or the CLIENT and that affect the provision of Services or Brokerage Services, and shall take all actions necessary to satisfy such requirements, subject to the terms of this Agreement.

d.             ADMINISTRATOR and SDI shall be responsible for any additional costs, charges or expenses, ongoing, resulting from any change in Applicable Law applicable to (i) ADMINISTRATOR in its capacity as a third party administrator, or SDI in its capacity as a broker-dealer, or (ii) ADMINISTRATOR’s provision of Services or SDI’s provision of Brokerage Services to the extent affecting a discretionary determination by ADMINISTRATOR to provide the Services, or SDI to provide the Brokerage Services, in a particular manner, provided that, in the event of any change in Applicable Law materially restricting the ability of ADMINISTRATOR or SDI to outsource any part of the Services or Brokerage Services under a Work Assignment to locations outside of the United States, the Parties agree to negotiate in good faith a reasonable allocation of such costs, charges and expenses, to the extent that ADMINISTRATOR can reasonably demonstrate that the ability to outsource was a material factor in setting the rates under the Work Assignment. COMMONWEALTH shall be responsible for any such charges or expenses applicable to the Contracts, other than the fees and charges for which ADMINISTRATOR or SDI is responsible hereunder and any fees and charges applicable to COMMONWEALTH in its capacity, if any, as insurer, reinsurer, administrator or servicer of the applicable Contracts.

3.14        Brokerage Services. SDI shall perform any and all services to be provided pursuant to this Agreement that require registration as a broker-dealer so registered. Subject to changes in Applicable Law governed by Section 3.13(d), SDI shall not be required to provide any such services as would render it liable in any respect whatever as an underwriter or prime broker, it being understood that SDI’s services shall generally consist of effecting transactions with mutual funds on behalf of COMMONWELATH or CLIENTS (the “Brokerage Services”). The Brokerage Services to be provided by SDI to COMMONWEALTH or CLIENTS shall be set forth in the applicable Work Assignment.

3.15        Other State TPA Requirements. The Parties to this Agreement acknowledge and understand that state insurance laws may provide additional rights to, and/or impose additional duties and obligations on, the Parties. EXHIBIT J sets forth each such state law not reflected in these General Terms and Conditions and describes the scope of the application of that state law to the Parties to this Agreement. To the extent an Applicable Law is inconsistent or conflicts with any other provision of this Agreement, the Applicable Law shall apply to its application to this Agreement.

3.16        Variances.

a.             With respect to variable Contracts administered pursuant to a Work Assignment, in the event of a discrepancy or other error arising in the execution or recording of an investment transaction during the term, including a portfolio allocation or reallocation transaction (a “Variance”), ADMINISTRATOR shall, promptly upon learning of the Variance, (i) with respect to Variances resulting in a loss to an Insured, reconcile the Variance by crediting the applicable Insured’s account such that the Insured shall not have lost any amounts as a result of the Variance (i.e., so that, following such reconciliation, the account has the same value that it would have had if the transaction had initially been processed correctly) and (ii) with respect to Variances resulting in a gain to an Insured, take such lawful actions as directed by COMMONWEALTH’s or the applicable CLIENT then-current policy as to such Variances; PROVIDED, that, in the event that such policy is different in effect from ADMINISTRATOR’s standard policy, such direction shall be treated as a change order under Section 3.2..

b.             Promptly after the end of each calendar month, ADMINISTRATOR shall furnish COMMONWEALTH a detailed, itemized report listing (a) Variances due to ADMINISTRATOR errors (each, a “Type A Variance”) and  (b) Variances that are not due to ADMINISTRATOR errors (each, a “Type B Variance”); provided that ADMINISTRATOR shall promptly notify COMMONWEALTH of any Variance from any discrepancy or other error that results in a net gain or net loss in excess of $[       ], whether a Type A Variance or a Type B Variance.

c.             Following the end of each calendar year , if there shall be a Net Loss, as defined below, from the Type A Variances that occurred during the year, then ADMINISTRATOR shall credit COMMONWEALTH for such amount of Net Loss on the next succeeding monthly invoice. “Net Loss” means the excess, if any, of losses from the Type A Variances that occur during a period over (i) gains from the Type A Variances that occur during the period (regardless of how gains are addressed for purposes of Section 3.16(a)) or (ii) if specified in the applicable Work Assignment, a threshold amount. A Type A Variance shall be deemed to occur on the date on which the Type A Variance is discovered. ADMINISTRATOR shall, as reasonably requested by COMMONWEALTH or a CLIENT party to a Work Assignment, assist COMMONWEALTH or the CLIENT to recover Type B Variances that are the fault of a mutual fund unaffiliated with COMMONWEALTH.

3.17        Tax Qualification. ADMINISTRATOR shall monitor all payments received from Contract holders with respect to Contracts that are life insurance contracts to identify any such payments that might cause such a Contract to fail to satisfy the requirements of Code Section 7702(a). ADMINISTRATOR shall provide notices to Contract holders with respect to potential failures to satisfy such requirements in accordance with the applicable policies and procedures provided to ADMINISTRATOR by COMMONWEALTH or the applicable CLIENTS. ADMINISTRATOR shall notify COMMONWEALTH of any changes to ADMINISTRATOR’s systems and procedures used to monitor and notify Contract holders and shall provide COMMONWEALTH with an opportunity to review such changes.

3.18        Advertising. ADMINISTRATOR shall not, without the prior written consent of COMMONWEALTH in each instance, use in advertising, publicity, or otherwise the name of COMMONWEALTH, any CLIENT, or any Affiliate of COMMONWEALTH or any CLIENT, or any managing director, partner or employee of COMMONWEALTH or any CLIENT, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by COMMONWEALTH or a CLIENT or any Affiliate of COMMONWEALTH or any CLIENT; or represent, directly or indirectly, that any product or any service provided by ADMINISTRATOR is utilized, approved or endorsed by COMMONWEALTH or any CLIENT or any of their Affiliates. Notwithstanding the foregoing, ADMINISTRATOR and SDI may, in administering any call center and sending communications to Insureds in connection with Services (in the case of ADMINISTRATOR) or Brokerage Services (in the case of SDI), use the COMMONWEALTH or CLIENT name and related trade names.

3.19        Personnel; Service Centers.

a.             The persons enumerated on a schedule of authorized personnel to be furnished to ADMINISTRATOR by COMMONWEALTH or a CLIENT upon execution of a Work Assignment (and included in or appended to such Work Assignment), as may be amended from time to time in writing by COMMONWEALTH or the CLIENT, are authorized to provide ADMINISTRATOR and SDI with instructions or directions on behalf of COMMONWEALTH or the CLIENT relating to the normal day-to-day provisions of the Services and Brokerage Services to be performed under the applicable Work Assignment. COMMONWEALTH or the CLIENT shall promptly provide ADMINISTRATOR with written notice of any change of authority such persons.

b.             Set forth on EXHIBIT H are the positions of key personnel that will represent ADMINISTRATOR in dealings with COMMONWEALTH in connection with this Agreement. Prior to adding or removing individuals to or from the positions set forth on such EXHIBIT H, or adding or removing, or changing the nature of responsibilities of, positions listed on EXHIBIT H, from time to time, ADMINISTRATOR shall promptly provide COMMONWEALTH with prior notice in writing of its proposal to add or remove such individuals or make such other changes and (in the case of additions of individuals or positions) shall give COMMONWEALTH and a reasonable opportunity to meet, investigate and interview such individuals, and such individuals shall not be added or removed without the prior written consent of COMMONWEALTH and, which consent shall not unreasonably be withheld. In the event of an emergency (E.G., the sudden death of a person holding such a position), ADMINISTRATOR shall provide COMMONWEALTH as prompt notice of such occurrence as reasonably practicable, may and shall appoint a Qualified person to the position or assign the duties of the position to one or more other positions on an interim basis so as to mitigate against interruption in service, and shall commence diligently to work to nominate a replacement for the position and/or seek the consent of COMMONWEALTH permanently to reassign one or more of the duties of the position to one or more other positions.

c.             The Services shall be provided from the service centers identified in EXHIBIT I, which exhibit shall be modified from time to time to reflect changes in service centers occurring pursuant to Section 3.19(d) (each such service center, a “Service Center”), at the times specified in the applicable Work Assignments.

d.             ADMINISTRATOR may, at any time during the Term, provide the Services from another location or locations selected by ADMINISTRATOR (including, to the extent permitted by Applicable Law and after notifying and obtaining consent from COMMONWEALTH as specified in Section 3.19(f), locations outside of the United States) that meet the security regulations contemplated by Section 3.19(e) and subject to the Business Resumption Plan contemplated by Section 3.10, as long as ADMINISTRATOR continues to perform Services in accordance with the Applicable Levels of Service. In the event that ADMINISTRATOR moves offshore operations back to the United States, ADMINISTRATOR shall bear all associated costs, unless such movement back to the United States is pursuant to a change in Applicable Laws as described in Section 3.13(d), in which case Section 3.13(d) shall apply.

e.             During the Term, ADMINISTRATOR shall maintain and enforce security regulations at the Service Centers that are (i) in accordance with the procedures set forth in EXHIBIT E, as amended and supplemented by COMMONWEALTH and provided to ADMINISTRATOR from time to time, and (ii) at least as rigorous as those security procedures in  effect at the Service Centers as of the date of this Agreement as among ADMINISTRATOR, SDI and COMMONWEALTH. COMMONWEALTH on the one

hand, or ADMINISTRATOR or SDI on the other hand, may from time to time amend or supplement EXHIBIT E with the consent of the other Party, which consent shall not be unreasonably withheld, delayed, denied or conditioned, PROVIDED that the amending or supplementing Party shall bear all reasonable and documented costs and expenses incurred by the other Party in complying with such Exhibit as so amended or supplemented, and no such amendment or supplement made by ADMINISTRATOR or SDI may lessen the protections afforded by EXHIBIT E as in effect up to the time of such amendment or supplement or adversely affect the applicable levels of service to be furnished hereunder.

f.             ADMINISTRATOR and SDI shall neither provide the Services, in the case of ADMINISTRATOR, nor the Brokerage Services, in the case of SDI, from locations outside of the United States nor outsource any of the Services or Brokerage Services to third parties without the prior written consent of COMMONWEALTH, which consent shall not be unreasonably withheld, it being acknowledged by COMMONWEALTH that ADMINISTRATOR will outsource the performance of a portion of the work required to deliver the Services, as set forth on EXHIBIT G, to persons employed by a third party in India, who would remotely access the Facilities and Systems in order to perform such work, and that the price of Services hereunder is dependent on such outsourcing to the extent contemplated by ADMINISTRATOR. Notwithstanding the foregoing, no customer call center administered by ADMINISTRATOR or SDI under a Work Assignment shall be provided from any non-United States location or outsourced to any third party. If for any reason, ADMINISTRATOR shall at any time not be permitted by COMMONWEALTH to outsource work to persons employed by a third party in India as set forth on EXHIBIT G, the Parties agree to negotiate in good faith a reasonable allocation of resultant increases in fees and costs.

g.             ADMINISTRATOR and SDI shall conduct, either directly or through independent investigation firms, background checks on prospective new personnel of ADMINISTRATOR and SDI in accordance with the procedures set forth in Attachment A of EXHIBIT E, and shall undertake the other actions set forth in Attachment B of EXHIBIT E in relation thereto. ADMINISTRATOR and SDI shall require all new employees to execute and be bound by the Code of Business Conduct and Ethics of Security Benefit Corporation and its affiliated companies, in the form attached hereto as ANNEX 3.19(g), as the same may be amended by the board of directors of Security Benefit Corporation from time to time. Neither ADMINISTRATOR nor SDI may hire any new prospective employee who is disqualified for any reason set forth in EXHIBIT E.

h.             ADMINISTRATOR and SDI acknowledge that COMMONWEALTH maintains restrictions regarding the personal securities and commodities transactions and private investments of employees and certain of its vendors. As reasonably requested by COMMONWEALTH from time to time, ADMINISTRATOR and SDI agree to use commercially reasonable efforts to obtain compliance by its employees and independent contractors who will be engaged in providing Services and Brokerage Services with all such reasonable restrictions as are communicated in writing from time to time by COMMONWEALTH to ADMINISTRATOR.

4.             BOOKS AND RECORDS

4.1          Copy of Written Agreement. The original or a copy of this Agreement and all Work Assignments shall be retained as part of the official records of ADMINISTRATOR, SDI and COMMONWEALTH for the duration of this Agreement and at least six years thereafter or such longer period as may be required under Applicable Law.

4.2          Books and Records.

a.             ADMINISTRATOR and SDI shall establish and maintain facilities and procedures for the safekeeping of complete books and records of all transactions performed by ADMINISTRATOR and SDI on behalf of COMMONWEALTH and each CLIENT, including premiums or deposits received for the Contracts, premium taxes, agents’ commissions for the Contracts, exchanges, changes in investment elections, additional contributions or investments, redemptions, administrators’ fees, premium accounting, Contract billing and collections, financial accounting with respect to the Contracts, Contract services fees, policyholder claims and annuity payments paid on behalf of COMMONWEALTH or a CLIENT, withdrawals made with respect to Contracts, the Contract forms as supplied to ADMINISTRATOR from time to time, check forms and facsimile signature imprinting devices, as supplied to ADMINISTRATOR from time to time, if any, records required to be maintained under Rule 31a-1 and Rule 31a-2 under the Investment Company Act of 1940, as amended, and the identity and addresses of policyholders, annuityholders and certificateholders (collectively, “Books and Records”). All such Books and Records shall be maintained in accordance with Applicable Law, including, if applicable, in accordance with ERISA, and to enable COMMONWEALTH and each CLIENT to complete its statutory annual financial statement filed with insurance regulators and to satisfy all other applicable regulatory requirements and prudent standards of insurance and broker-dealer record keeping.

b.             ADMINISTRATOR and SDI shall give COMMONWEALTH and any affected CLIENT written notice of at least 10 Business Days prior to the destruction of any Books and Records other than in accordance with the Records Retention Policy. Copies of Books and Records shall be maintained by ADMINISTRATOR and SDI for the longer of any period that may be required by Applicable Law and/or the Records Retention Policy, but for not less than seven (7) years from the end of the Term, unless a replacement third party administrator assumes, in writing and on terms reasonably acceptable to ADMINISTRATOR, responsibility to maintain such records for such period of time.

c.             Promptly following termination or expiration of this Agreement, ADMINISTRATOR shall deliver to COMMONWEALTH, or to such other person as COMMONWEALTH may designate, all Books and Records of all transactions performed in connection with such Agreement, provided that ADMINISTRATOR shall retain copies in accordance with the previous sentence. Such Books and Records shall be in a reasonably catalogued or indexed and reasonably accessible format when so delivered to COMMONWEALTH. Notwithstanding the foregoing, ADMINISTRATOR need not make effort to return copies of materials, records, documents or property in electronic format insofar as stored on archival back-up tapes according to its normal electronic system back-up practices, on the condition that its personnel whose functions are not primarily information technology in nature shall not access such retained copies and its personnel whose functions are primarily information technology in nature shall access such copies only as reasonably necessary to restore information systems. Such access limitation shall not apply insofar as access may reasonably be necessary for ADMINISTRATOR or SDI to prosecute or defend against any action related to its provision of Services or Brokerage Services under this Agreement.

4.3          Ownership of Books and Records. It is expressly understood and agreed that the Books and Records, but excluding information confidential to ADMINISTRATOR and SDI, shall be the sole property of COMMONWEALTH and/or the applicable CLIENT and that such property shall be held by ADMINISTRATOR or SDI, as agent, during the Term.

4.4          Regulator Access to Books and Records.

a.             Notwithstanding the provisions of Article 14, any applicable federal or state regulator or self-regulatory organization (or other proper authority), including any Regulatory Authority, shall have full and free on-site access, during ordinary business hours, to review and audit the Books and Records, which shall be furnished to them in a form reasonably usable by them or as otherwise required by Applicable Law. Any trade secrets contained within the Books and Records shall remain confidential, but (notwithstanding Article 14 of this Agreement) may be used by a Regulatory Authority in proceedings instituted against ADMINISTRATOR, COMMONWEALTH or a CLIENT.

b.             Notwithstanding Article 14 of this Agreement, the parties acknowledge that a Regulatory Authority may (i) share nonpublic documents, materials or other information with other state, federal and international regulatory agencies, with the National Association with state, federal and international law enforcement authorities if the recipient agrees and warrants that it has the authority to maintain the confidentiality and privileged status of the documents, materials or other information; (ii) receive documents, materials and other information from the National Association of Insurance Commissioners and its affiliates and subsidiaries and from regulatory and law enforcement officials of other jurisdictions and shall maintain as confidential or privileged any document, material or other information received with notice or the understanding that it is confidential or privileged under the laws of the jurisdiction that is the source of the document, material or other information; and (iii) enter into agreements that govern the sharing and use of documents, materials and other information. A disclosure to or by the Regulatory Authority pursuant to this Section or as a result of sharing information pursuant to this Section is not a waiver of any applicable privilege or claim of confidentiality in the documents, materials or other information disclosed or shared. A Regulatory Authority may require ADMINISTRATOR to provide, on a quarterly basis in a form acceptable to the Regulatory Authority, additional information that is necessary for the protection of the public. Nothing herein shall prohibit a Regulatory Authority from releasing final, adjudicated actions including for cause terminations that are open to public inspection pursuant to state law to a database or other clearinghouse service maintained by the National Association of Insurance Commissioner or its affiliates; PROVIDED, HOWEVER, that COMMONWEALTH shall reimburse ADMINISTRATOR for the reasonable costs incurred by it or SDI of obtaining the requested information where the information is not readily available without research or generation of data or reports that is or are not normally generated by ADMINISTRATOR or SDI in the ordinary course of business.

4.5          Contract to Trustee. When a Contract is issued to a trustee, a copy of the trust agreement and any amendments to the trust agreement shall be furnished to COMMONWEALTH or the CLIENT by ADMINISTRATOR and shall be retained as part of the official records of ADMINISTRATOR and COMMONWEALTH or the CLIENT for a period of five (5) years after termination of the trust agreement, or for such longer period as may be required by Applicable Law.

4.6          Segregation. ADMINISTRATOR and SDI shall at all times keep logically segregated the COMMONWEALTH and CLIENT data, Books and Records and items in process from those of ADMINISTRATOR’s and SDI’s other customers and from those of ADMINISTRATOR and SDI themselves.

4.7          Additional Information. COMMONWEALTH shall, from time to time, provide ADMINISTRATOR with current forms of the Contracts, prospectuses, applications, and other related documents, the names and jurisdictions of license and/or registration of all insurance agents and representatives and broker-dealers authorized to sell or solicit the Contracts and such other additional information as ADMINISTRATOR shall reasonably request in connection with its provision of Services or SDI’s provision of Brokerage Services.

4.8          Additional Records. ADMINISTRATOR and SDI shall keep detailed accounts and records of all activities carried out, and all costs and expenses incurred, by them in their performance of their obligations under this Agreement, including (a) records of Reimbursable Expenses and authorized expenses paid on behalf of COMMONWEALTH or a CLIENT, (b) records required to be made with respect to transactions performed on behalf of COMMONWEALTH or CLIENTS pursuant to Rule 17a-3 and Rule 17a-4 under the Securities Exchange Act of 1934, as amended, or any successor provisions to the foregoing, and (c) all other documents, reports, records, books, files, and other materials not included within the Books and Records which are created by ADMINISTRATOR and SDI to document their performance of this Agreement and the Services and Brokerage Services hereunder or regarding COMMONWEALTH or a CLIENT’s policyholders, annuityholders and certificateholders (collectively the “Additional Records”). ADMINISTRATOR and SDI shall preserve the Additional Records described in (b) for the periods required by such rules or such longer period as reasonably requested by COMMONWEALTH or in the event of any action, claim or proceeding to which a COMMONWEALTH or a CLIENT is subject involving such records and shall preserve the Additional Records described in (a) and (c) during the Term and for a period of at least three years following the Term.

4.9          Access to Books and Records and Additional Records. COMMONWEALTH shall have full and free on-site access, upon twenty-four (24) hours notice to ADMINISTRATOR, during ordinary business hours, to review, in accordance with the provisions set forth in EXHIBIT E, Books and Records and Additional Records, which shall be furnished to COMMONWEALTH in a form reasonably usable by COMMONWEALTH or as otherwise required by Applicable Law. COMMONWEALTH may conduct such reviews itself or with the assistance of a third party organization (PROVIDED, that the third party organization executes a confidentiality agreement that contains protections for Confidential Information comparable to this Agreement, and PROVIDED, FURTHER that such third party organization shall not be any Person that ADMINISTRATOR deems in its reasonable discretion to be a competitor in its third party administrator business or SDI’s broker-dealer business). All such reviews shall be at COMMONWEALTH’s expense and shall be performed in a manner intended to minimize disruption to the ADMINISTRATOR’s and/or SDI’s respective business. This Section 4.9 shall not create any right to conduct an audit of ADMINISTRATOR or SDI, and the rights of audit under this Agreement shall be governed by Article 16, PROVIDED that COMMONWEALTH may utilize knowledge learned in exercise of its rights under this Section 4.9 as the basis for any audit pursuant to said Article 16, including an audit for good cause in addition to the maximum number of audits permitted for any time period.

5.             SYSTEMS AND PROPRIETARY RIGHTS

5.1          COMMONWEALTH and CLIENT’S Property. All documentation, records, information, materials and data of every kind and description that ADMINISTRATOR or SDI receives, directly or indirectly, from COMMONWEALTH or a CLIENT, a third party on behalf of COMMONWEALTH or a CLIENT, or a customer of COMMONWEALTH or a CLIENT is and shall remain the property of COMMONWEALTH or such CLIENT. All records and data of every kind and description that ADMINISTRATOR or SDI or a third party subcontractor generates in regard to transactions performed by ADMINISTRATOR and SDI on behalf of COMMONWEALTH or a CLIENT, or which are of a nature that would have been created by COMMONWEALTH or each CLIENT if the Services and Brokerage Services had not been outsourced pursuant to a Work Assignment, as opposed to records and data created by ADMINISTRATOR or SDI for the conduct of its own business (E.G., for management, operations, financial, accounting, or legal purposes), shall be the property of COMMONWEALTH and/or the applicable CLIENT.

5.2          ADMINISTRATOR’S Property. All documentation, records, information, materials and data of every kind that COMMONWEALTH or a CLIENT receives, directly or indirectly, from ADMINISTRATOR, SDI or a third party on behalf of ADMINISTRATOR or SDI, other than COMMONWEALTH or a CLIENT’ property pursuant to the terms of Section 5.1, is and shall remain the property of ADMINISTRATOR or SDI, as applicable.

5.3          Intellectual Property.

a.             Except as otherwise expressly provided herein, as between COMMONWEALTH and CLIENTS on the one hand and ADMINISTRATOR and SDI on the other, each Party shall remain (or shall be, whichever is applicable) the sole owner of all right, title and interest in all intellectual property, including all patents, copyrights, trademarks, service marks, trade names, trade secrets, and know-how, that has been or is developed or otherwise acquired by it, and no sharing of such  intellectual property between the Parties shall confer upon the other Party ownership thereof or therein.

b.             Absent express written agreement otherwise, any suggestions, requests, ideas, designs, concepts, inventions, techniques, discoveries, improvements, or the like (collectively, “Ideas”) furnished by Commonwealth or a CLIENT to ADMINISTRATOR or SDI, that is incorporated into the Software, systems, methodology and/or practices utilized by or on behalf of ADMINISTRATOR or SDI to conduct business (the “Service Platform”), along with all related intellectual property and rights thereto, shall be the property of ADMINISTRATOR; PROVIDED, HOWEVER, that the foregoing shall not apply in the case where COMMONWEALTH provides ADMINISTRATOR or SDI notice prior to such incorporation that the Idea is patented, copyrighted or a trade secret. ADMINISTRATOR agrees, upon request by COMMONWEALTH to negotiate in good faith with respect to the apportionment of costs incurred in the implementation of an Idea and incorporation of such Idea into the Service Platform.

5.4          Licensing Matters; Escrow.

a.             In the event that COMMONWEALTH terminates a Work Assignment by reason of ADMINISTRATOR’S or SDI’s insolvency pursuant to Section 7.6 hereof, by reason of a change of Control pursuant to Section 7.7 or for Cause pursuant to Section 7.5, ADMINISTRATOR and SDI do hereby grant to COMMONWEALTH, subject to the provisions of Article 14 hereof, a non-exclusive license (with right of sublicense, EXCEPT, in the case of a termination for change of Control pursuant to Section 7.7, to a Person reasonably considered by ADMINISTRATOR to be a competitor in its third party administration business) to use the Software which ADMINISTRATOR or SDI owns or has a license to use with right of sublicense for (i) in the case of insolvency, the longer of the remainder of the Term or one year and (ii) in the case of termination for change of Control or for Cause, one year, to perform the Services and Brokerage Services for COMMONWEALTH or a CLIENT with respect to the Contracts; PROVIDED, HOWEVER, that in the case of Software covered hereby as to which ADMINISTRATOR or SDI has a license, the license created by this subsection shall not extend beyond the remaining term of the license held by ADMINISTRATOR or SDI, as the case may be. To the extent that ADMINISTRATOR either owns or has the right to the source code for an element of such Software, this license grant includes the source code. Such license is intended by the Parties to fall within the scope of Section 365(n) of the United States Bankruptcy Code

(Title 11 of U.S. Code). As to the Software which ADMINISTRATOR or SDI does not own or have a license with right to sublicense (including without limitation third party tools such as compilers and utilities used by ADMINISTRATOR and SDI in connection therewith), a list of such Software (the “Other Software List”) will be maintained in escrow pursuant to Section 5.4(b). As to the Navisys Home Office Administration System, ADMINISTRATOR and SDI shall use commercially reasonable efforts (excluding the payment of additional license fees) to obtain from Navisys the right for COMMONWEALTH to be able to use the version of such Software then used by ADMINISTRATOR for no less than one year, in the event of a termination as described above, to administer the Contracts. In connection with such use of the Navisys Software, COMMONWEALTH agrees to (i) pay any reasonable charges of Navisys for a new, additionalcopy of such Software, and (ii) comply with the terms of either (a) the applicable license agreement between ADMINISTRATOR and Navisys, or (b) such other license agreement as may be agreed between Navisys and COMMONWEALTH.

b.             ADMINISTRATOR and SDI shall maintain in escrow, pursuant to an escrow arrangement sponsored by ADMINISTRATOR (at ADMINISTRATOR’s expense) with a mutually acceptable escrow agent, and participation or beneficiary agreements consistent herewith signed by COMMONWEALTH, no later than the date on which Contracts are being administered by ADMINISTRATOR (I.E., have been converted):

i.                                          a copy of the Software (both executable code and, if ADMINISTARATOR or SDI has it, source code) as to which ADMINISTRATOR or SDI owns or has a license to use with right of sublicense, in the form used by ADMINISTRATOR and SDI from time to time to provide Services and Brokerage Services;

ii.                                       the Other Software List;

iii.                                    the hardware used by ADMINISTRATOR or SDI and configurations thereof and any other components and other information that reasonably skilled programmers and other technicians would need to build and utilize the same applications in the same manner as ADMINISTRATOR or SDI in its provision of Services, in the case of ADMINISTRATOR, and Brokerage Services, in the case of SDI, to COMMONWEALTH; and

iv.                                   such instructions, which shall be periodically updated, but no less frequently than annually as may reasonably be necessary to enable COMMONWEALTH to retrieve and utilize the Software source code.

All of the foregoing components (including the source and object code and the Other Software List) of the escrow shall be updated in escrow on each major release cycle and in any event not less frequently than once every 12 months. ADMINISTRATOR shall provide an annual written certification to COMMONWEALTH, no later than March 31 of each year, that all of the foregoing components have been updated in escrow as of the end of the preceding calendar year.

c.             COMMONWEALTH will bear all costs and expenses associated with its participation in the escrow arrangement to be established by ADMINISTRATOR pursuant to this Section 5.4(b). The escrow participation agreement shall provide that in the event of a termination upon change of Control of ADMINISTRATOR or SDI pursuant to Section 7.7, COMMONWEALTH shall have the option of receiving a distribution of the escrowed property or requiring ADMINISTRATOR and SDI to provide Transfer Assistance Services in accordance with Section 7.9. In the event that Software that ADMINISTRATOR has a license to use, with right of sublicense, is distributed to COMMONWEALTH pursuant to the escrow agreement contemplated hereby, COMMONWEALTH agrees to be responsible for all licensing fees accruing from the date of such distribution to COMMONWEALTH.

5.5          Software. The Software is either owned by ADMINISTRATOR or SDI, or is under validly subsisting license to ADMINISTRATOR or SDI from third parties. ADMINISTRATOR and SDI shall be responsible for procuring and maintaining all Software used by ADMINISTRATOR and SDI in the performance of the Services and Brokerage Services.

6.             PAYMENTS AND COLLECTIONS

6.1          Effect of ADMINISTRATOR’S Receipt of Payments.

The payment to ADMINISTRATOR or SDI of any premiums or charges for insurance or annuity contributions or investments by or on behalf of an Insured shall be deemed to have been received by COMMONWEALTH or the applicable CLIENT with respect to such Insured, and the payment of return premium, other consideration, claims or other contract payments or other amounts by COMMONWEALTH or CLIENTS to ADMINISTRATOR shall not be deemed payment to the Insured or claimant until such payments are received by such Insured or claimant.

6.2          Premium and Other Deposit Accounts.

a.             COMMONWEALTH shall establish and maintain, as determined in consultation with ADMINISTRATOR and SDI in connection with transfer of the administration of the Contracts to ADMINISTRATOR and SDI, one or more bank accounts into which ADMINISTRATOR and SDI shall deposit, or cause to be deposited, all premiums, contributions, investments, and charges and other moneys collected or received by it on behalf of, for or as agent of COMMONWEALTH or a CLIENT with respect to the Contracts. Neither ADMINISTRATOR nor SDI shall have any right under any circumstance to make any disbursements or withdrawals from any such deposit account, except to the extent that any account(s) contemplated to receive moneys as a result of the settlement of fund trades may also be designated by COMMONWEALTH or a CLIENT as disbursement accounts for purposes of the making of payments in connection with the settlement of fund trades. For the avoidance of doubt, the return of deposits to ADMINISTRATOR or SDI because the related check did not clear shall not be regarded as withdrawals or disbursements from deposit accounts by ADMINISTRATOR or SDI.

b.             In the event COMMONWEALTH for any reason requests ADMINISTRATOR to establish, and ADMINISTRATOR agrees to and does establish, a fiduciary bank account for COMMONWEALTH or a CLIENT, ADMINISTRATOR shall withdraw funds from such account only for the following purposes: (i) remittance to COMMONWEALTH or a CLIENT of funds to which COMMONWEALTH or such CLIENT is entitled; (ii) deposit in an account maintained in the name of COMMONWEALTH or such CLIENT; (iii) transfer to and deposit in a claims paying account with claims to be paid as required under Applicable Law and Section 6.3 of this Agreement; (iv) payment to a group policyholder for remittance to the insurer entitled to the funds; or (v) remittance of return premiums to the persons entitled to the funds; provided that in no event may ADMINISTRATOR pay any claim with funds withdrawn from a fiduciary bank account into which premiums or charges are deposited.

c.             If ADMINISTRATOR is required to be licensed or registered as a third party administrator in Nevada, then, funds relating to Nevada policyholders, annuityholders or certificateholders shall be deposited in an account established and maintained by COMMONWEALTH or the applicable CLIENTS and located at a financial institution located in Nevada. COMMONWEALTH and ADMINISTRATOR shall cooperate with one another in good faith as may reasonably be necessary to comply with such requirement, potentially including establishing one or more deposit accounts in Nevada and consenting to ADMINISTRATOR’s establishment of a related lockbox arrangement in Nevada.

6.3          Disbursement Accounts and NSCC Securities Clearing Account.

a.             COMMONWEALTH or CLIENT shall establish and maintain, as determined in consultation with ADMINISTRATOR and SDI, one or more bank accounts from which ADMINISTRATOR and/or SDI shall be authorized to, and shall (insofar as such accounts are funded by COMMONWEALTH), make disbursements and withdrawals, according to such written account guidelines as shall be reasonably agreed by the ADMINISTRATOR, SDI, and COMMONWEALTH or CLIENT in connection with transfer of the administration of the Contracts to ADMINISTRATOR and SDI, for purposes of performing the Services (E.G., to pay claims as directed by COMMONWEALTH or CLENT pursuant to written instructions furnished pursuant to Section 3.6 or as COMMONWEALTH or CLIENT may otherwise direct, and to return premium overpayments) and Brokerage Services, respectively, for and on behalf of COMMONWEALTH or CLIENT (the “Account Guidelines”) and otherwise as COMMONWEALTH or CLIENT may instruct in writing.

b.             COMMONWEALTH or CLIENT shall in addition be a member of and maintain a securities clearing account with the National Securities Clearing Corporation (the “NSCC”) and shall, subject to NSCC consent, authorize SDI to effect transactions for COMMONWEALTH or CLIENT via such account in respect of mutual funds that both (1) settle through the NSCC and (2) serve as the investment vehicles for the variable Contracts.

c.             ADMINISTRATOR and/or SDI shall from time to time instruct COMMONWEALTH regarding funding of such disbursement accounts as necessary to ensure that sufficient funds are in the appropriate accounts to pay claims and other disbursements, and to settle mutual fund trades, all in respect of the Contracts. COMMONWEALTH shall fund (or cause to be funded) such accounts as reasonably instructed by ADMINISTRATOR and/or SDI. Such instructions shall be furnished by ADMINISTRATOR and/or SDI, and such funding shall be effected by COMMONWEALTH, according to such procedures, including advance notice requirements, as ADMINISTRATOR, SDI, and COMMONWEALTH shall reasonably agree in connection with transfer of the administration of the Contracts to ADMINISTRATOR and SDI. Neither ADMINISTRATOR nor SDI shall be obligated to cover on behalf of COMMONWEALTH or a CLIENT any disbursement account funding shortfalls that result from a COMMONWEALTH’s failure sufficiently to fund a disbursement account in accordance with their reasonable and timely funding instructions to COMMONWEALTH; PROVIDED that COMMONWEALTH shall, upon request, immediately reimburse, by wire, in accordance with wiring instructions furnished for such purpose, ADMINISTRATOR and SDI for any moneys they may elect to advance to cover a disbursement account funding shortfall, without interest.

6.4          Form of Payments. All claims, disbursements or payments paid by ADMINISTRATOR from funds collected on behalf of COMMONWEALTH or a CLIENT shall be paid only on checks, drafts or wire transfers of and as authorized in accordance with the Account Guidelines.

6.5          Operation of Accounts. ADMINISTRATOR and SDI shall operate all disbursement accounts in accordance with the Account Guidelines.

6.6          Record of Receipts. ADMINISTRATOR and SDI shall maintain a cash receipts register of all premiums or contributions or investments received. The minimum detail required in the register shall be date received and deposited, the mode of payment, the Contract number, name of policyholder, certificate-holder or annuityholder, individual premium or other consideration, other contributions or investment amounts and agent or other selling representative.

6.7          Records of Disbursements. The description of a disbursement shall be in sufficient detail to identify the source document substantiating the purpose of the disbursement, and shall include all of the following: (i) the check number; (ii) the date of disbursement; (iii) the Person to whom the disbursement was made; (iv) the amount disbursed; and (v) ledger account number. If the amount disbursed does not agree with the amount billed or authorized, ADMINISTRATOR shall prepare a written record as to the application for the disbursement.

6.8          Monthly Accounting. ADMINISTRATOR shall render accounts to COMMONWEALTH detailing all Contract-related transactions and remit all money due to COMMONWEALTH or a CLIENT under this Agreement at least monthly. ADMINISTRATOR will periodically render an accounting to COMMONWEALTH detailing all transactions performed by the ADMINISTRATOR pertaining to the business relating to COMMONWEALTH or a CLIENT. ADMINISTRATOR shall prepare and maintain monthly financial institution account reconciliations if such service is requested by COMMONWEALTH.

6.9          Currency. All transactions will be paid and reported in U.S. dollars. ADMINISTRATOR is under no obligation to accept premium or annuity payments, fees and charges in any currency other than U.S. dollars.

7.             TERM AND TERMINATION

7.1          Term.

The term of this Agreement and a Work Assignment (in each case, the “Term”) shall be as set forth in this Section.

a.             This Agreement as among ADMINISTRATOR, SDI and COMMONWEALTH shall remain in force and effect for so long as a Work Assignment is in effect or a prospective Work Assignment is the subject of active discussion by the Parties as a result of an estimate made pursuant to Section 3.12; PROVIDED, that notwithstanding the foregoing such Agreement shall remain in force and effect for a minimum period of [  ] years from the date hereof.

b.             As among ADMINISTRATOR, SDI and COMMONWEALTH, a Work Assignment shall have an initial term of [      ] years commencing on the date of execution and delivery of the Work Assignment, unless a longer or shorter initial term shall be specified therein, and subject to early termination as hereinafter provided or as provided in the Work Assignment, and subject also to renewal of this Agreement. In the event of such early termination, the Term shall end on the effective date of such termination.

7.2          Renewal.

a.             Renewal of Agreement. At least [      ] months prior to the end of this Agreement (whether at the end of the initial term or a renewal term), ADMINISTRATOR shall give COMMONWEALTH written notice if ADMINISTRATOR and/or SDI desire to change any of the terms and conditions of or applicable to the Agreement. If COMMONWEALTH does not object at least [     ] year prior to the end of this Agreement, the Agreement shall automatically renew for a period of [     ] years following the end of the then-current term, amended as set forth in such notice. If COMMONWEALTH objects, and ADMINISTRATOR and SDI and COMMONWEALTH do not reach a mutual written agreement on the changes proposed by ADMINISTRATOR and SDI, and/or any changes desired by COMMONWEALTH, at least [     ] year before the end of this Agreement then the Agreement shall terminate at the end of the then applicable initial or renewal term thereof. If ADMINISTRATOR does not give COMMONWEALTH timely written notice of a desired change in terms and conditions as specified in this subsection, and neither Party elects to terminate this Agreement pursuant to Section 7.3, the Agreement shall automatically renew, on the same terms and conditions, for a period of [     ] year following the end of the then-current initial or renewal term.

At any time during the Term of the Agreement, COMMONWEALTH and ADMINISTRATOR and SDI may renew the Agreement, subject to any changes upon which they may agree, at the end of the then-current term as mutually agreed by the Parties in writing.

b.             Renewal of a Work Assignment. At least [     ] months prior to the end of a Work Assignment (whether at the end of the initial term or a renewal term), ADMINISTRATOR shall give COMMONWEALTH and, if party thereto, the CLIENT written notice if ADMINISTRATOR and/or SDI desire to change any of the terms and conditions of or applicable to the Work Assignment. If COMMONWEALTH and, if applicable, CLIENT do not object at least [     ] year prior to the end of the Work Assignment, the Work Assignment shall automatically renew for a period of [     ] years following the end of the then-current term, amended as set forth in such notice. If COMMONWEALTH or, if applicable, CLIENT objects, and ADMINISTRATOR and SDI and COMMONWEALTH and CLIENT then do not reach a mutual written agreement on the changes proposed by ADMINISTRATOR and SDI, and/or any changes desired by COMMONWEALTH or CLIENT, at least [     ] year before the end of the Work Assignment, then the Work Assignment shall terminate at the end of the then applicable initial or renewal term thereof. If ADMINISTRATOR does not give COMMONWEALTH and, if party thereto, the CLIENT timely written notice of a desired change in terms and conditions as specified in this subsection, and neither Party elects to terminate pursuant to Section 7.3, the Work Assignment shall automatically renew on the same terms and conditions, for a period of [     ] year following the end of the then-current initial or renewal term.

At any time during the Term of a Work Assignment, COMMONWEALTH and, if party thereof, the CLIENT and ADMINISTRATOR and SDI may renew the Work Assignment, subject to any changes upon which they may agree, at the end of the then-current term as mutually agreed by the Parties in writing.

7.3          Election of Non-Renewal at End of Term. Any Party to an Agreement may affirmatively elect against renewal thereof as of the end of the then applicable initial or renewal term thereof by furnishing one year’s or more advance written notice of non-renewal to the other Party.

7.4          COMMONWEALTH Termination for Convenience and Reduction of Scope.

a.             COMMONWEALTH may terminate any applicable Work Assignment without cause prior to the scheduled end of the initial or renewal term of such Work Assignment only on notice to ADMINISTRATOR or SDI and on such terms as may be set forth in the applicable Work Assignment, and upon payment of the applicable Termination Charge set forth in the applicable Work Assignment. In the event that all Work Assignments in effect at any time have been so terminated, and no other prospective Work Assignment is the subject of active discussion by the parties as a result of estimates made pursuant to Section 3.12 hereof, this Agreement shall automatically terminate with no further action of any Party required.

b.             Notwithstanding the foregoing, COMMONWEALTH may reduce the scope of any Service or Brokerage Service provided hereunder or pursuant to an Agreement, or remove specified Contracts or blocks of Contracts from the provision of one or more Services or Brokerage Services without payment of any Termination Charge, provided that the aggregate of all fees and charges payable under an Agreement shall not be less than the minimum set forth in the applicable Work Assignment notwithstanding any such reduction of Contracts, Services or Brokerage Services.

7.5          Termination for Cause; Extension of Termination Date.

a.             Any Party may terminate this Agreement or a Work Assignment for Cause upon written notice sent by certified mail to the other Party. Such termination shall be effective as of the date specified in such notice, which date shall be no later than the date that the then-current initial or renewal term would otherwise end; PROVIDED that in no event may ADMINISTRATOR’s notice of termination be effective less than seven Business Days after COMMONWEALTH’s receipt of such notice. “Cause” means the material breach of a Work Assignment by a Party or the material default by a Party in any of its duties and obligations hereunder, which breach or default remains uncured for thirty (30) days after the receipt of written notice thereof by the breaching or defaulting Party; provided, for the sake of clarity, that breach of or default in the performance of any Applicable Level of Service shall not be material unless and until (i) to the extent that the applicable Work Assignment sets forth a standard for “significant and chronic” breaches of Applicable Levels of Service, such standard has been breached, or (ii) if no such standard is set forth in the Work Assignment, the frequency or severity of such breaches or failures would reasonably be expected to materially adversely affect COMMONWEALTH’s expected benefits from this Agreement. The parties agree that such a condition exists if such frequency or severity has caused or would reasonably be expected to cause:

i.                                          COMMONWEALTH’s cost savings expected from the engagement of ADMINISTRATOR and SDI to be materially diminished, as reasonably demonstrated to ADMINISTRATOR;

ii.                                       material non-compliance with Applicable Law; or

iii.                                    a material adverse change in Insured activity with respect to Contracts (such as lapses or surrenders).

In addition to the foregoing, if any Party has one or more of its state or federal licenses suspended or revoked, or an event has occurred that is reasonably likely to result in suspension, revocation, impairment or limitation of any such license and, in either case, such suspension or revocation causes or would reasonably be likely to cause that Party not to be able to materially and lawfully perform its obligations hereunder, then any other Party may, by giving written notice, terminate a Work Assignment for Cause.

b.             In the event of a termination of this Agreement or a Work Assignment by ADMINISTRATOR or SDI for Cause, as a result of a change of Control pursuant to Section 7.7, or as a result of insolvency pursuant to Section 7.6, COMMONWEALTH may extend the effective date of termination for a single period of not more than [    ] year by (a) delivering notice of such extension to ADMINISTRATOR and SDI (which notice, in the event of termination for Cause, must discuss the efforts made and to be made to cure the breach or default or to renew or obtain reinstatement of any license in question and must specify the period of extension of the termination date), and together therewith (b) tendering all amounts due to ADMINISTRATOR and SDI, plus two months’ estimated fees and charges and Reimbursable Expenses (or, if a shorter period, estimated fees, charges and Reimbursable Expenses in respect of the period by which the Work Assignment is to be extended), both not less than two (2) Business Days prior to the date on which the Work Assignment would otherwise terminate. COMMONWEALTH and CLIENTS must thereafter continue diligently to cure and otherwise to perform under Work Assignment and COMMONWEALTH shall be required to pay estimated fees, charges and Reimbursable Expenses to ADMINISTRATOR for the Services and Brokerage Services in

advance as ADMINISTRATOR shall reasonably determine and invoice, as well as any actual amounts due in excess of such estimates, failing any of which ADMINISTRATOR and/or SDI may terminate the Work Agreement immediately upon notice without further right of cure. COMMONWEALTH may suspend any underwriting authority of ADMINISTRATOR during the pendency of a dispute regarding the cause for termination of this Agreement.

7.6          Termination for Insolvency. If COMMONWEALTH or ADMINISTRATOR or SDI becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, its insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations (such Party, the “Insolvent or Bankrupt Party”), then, unless the Insolvent or Bankrupt Party immediately gives adequate assurance of the future performance of this Agreement to the reasonable satisfaction of the other Party, ADMINISTRATOR (in the event that COMMONWEALTH is an Insolvent or Bankrupt Party) or COMMONWEALTH (in the event that ADMINISTRATOR is the Insolvent or Bankrupt Party), as applicable, may, by giving written notice thereof to the Insolvent or Bankrupt Party, terminate the applicable Work Assignment as of the date specified in such notice of termination; PROVIDED, HOWEVER, that in the event that ADMINISTRATOR or SDI is the Insolvent or Bankrupt Party, and COMMONWEALTH gives notice of termination under this Section 7.6, such notice shall be deemed to be delivered on behalf of all CLIENTS, and all Work Assignments shall be terminated. Such termination shall be effective as of the date specified in such notice, which date shall be no later than the date that the then-current initial or renewal term would otherwise end; PROVIDED that in no event may ADMINISTRATOR’s notice of termination be effective less than seven (7) Business Days after COMMONWEALTH’s receipt of such notice. For the purposes of this Section 7.6, voluntary filing of bankruptcy, or the involuntary filing of a petition of bankruptcy or commencement of insolvency proceedings not dismissed for ninety (90) days shall be considered becoming “bankrupt”.

7.7          Termination on Change of Control or Divestiture.

a.             In the event that ADMINISTRATOR or SDI undergoes a direct or indirect change of Control (a) to any entity deemed by COMMONWEALTH in its reasonable discretion to be a direct competitor of the insurance business and operations of COMMONWEALTH or any Affiliate of COMMONWEALTH or with which an Affiliate of COMMONWEALTH is at such time engaged in a material dispute, other than a change of Control to an Affiliate of ADMINISTRATOR or SDI not resulting in a change in ultimate Control of ADMINISTRATOR, or (b) that results, in the reasonable discretion of COMMONWEALTH, in a material increase in credit or performance risk for COMMONWEALTH, COMMONWEALTH may elect to terminate the applicable Agreement by giving notice within thirty (30) days of its becoming aware of such change of Control. Such termination shall be effective as of the date specified in such notice, which date shall be no later than the date that the then-current initial or renewal term would otherwise end.

b.             In the event that COMMONWEALTH undergoes a direct or indirect change of Control (a) to any entity deemed by the ADMINISTRATOR in its reasonable discretion to be a direct or indirect competitor of the third party administration business and operations of ADMINISTRATOR, other than a change of Control to an Affiliate of COMMONWEALTH not resulting in a change in ultimate Control of COMMONWEALTH, or (b) that results, in the reasonable discretion of

ADMINISTRATOR, in a material increase in credit or regulatory-compliance risk for ADMINISTRATOR or SDI, ADMINISTRATOR may elect to terminate the applicable Agreement by giving notice within thirty (30) days of its becoming aware of such change of Control. Such termination shall be effective as of the date specified in such notice, which date shall be no later than the date that the then-current initial or renewal term would otherwise end; provided that in no event may ADMINISTRATOR’s notice of termination be effective less than seven (7) Business Days after COMMONWEALTH’s receipt of such notice.

7.8          Effect of Expiration or Termination. Upon the effectiveness of termination or expiration of the applicable Agreement, ADMINISTRATOR and SDI shall, as soon as reasonably practicable, invoice COMMONWEALTH for fees and expenses outstanding thereunder, and COMMONWEALTH shall pay ADMINISTRATOR and SDI all such outstanding fees and expenses promptly upon receipt of such invoice(s).

7.9          Transfer Assistance.

a.             During any period commencing:

i.                                          on the date of notice of non-renewal of a Work Assignment pursuant to Section 7.3;

ii.                                       the date that is one year prior to the expiration of a Work Assignment, where ADMINISTRATOR has given COMMONWEALTH and, if applicable, CLIENT timely notice of a desire to change terms of the Work Assignment pursuant to Section 7.2(a) and no mutual written agreement has been made as to changes by such date as contemplated by such subsection; or

iii.                                    notice of early termination of a Work Assignment, and expiring at the end of the Term of such Work Assignment,

ADMINISTRATOR and SDI shall provide COMMONWEALTH all Services, in the case of ADMINISTRATOR, and Brokerage Services, in the case of SDI, (subject to terms and conditions set forth in this Agreement) and all reasonable assistance requested by COMMONWEALTH in promptly and orderly moving all Services and Brokerage Services to COMMONWEALTH or to a third party selected by COMMONWEALTH.

Such assistance shall include but not be limited to providing COMMONWEALTH or its designee with the following Services (collectively, the “Transfer Assistance Services”):

i.                                          unloading COMMONWEALTH’s or CLIENT’s data from databases;

ii.                                       delivering the data to COMMONWEALTH or its designee in a commercially reasonable electronic format;

iii.                                    assisting with the loading of COMMONWEALTH’s or CLIENT’s databases;

iv.                                   assisting with any telecommunications turn-over;

v.                                      assisting in the execution of a parallel operation until the commencement of services by the new administrator; and

vi.                                   answering questions regarding the Services.

b.             Transfer Assistance Services provided by ADMINISTRATOR and SDI during the period specified above shall be at no cost to COMMONWEALTH, except that if any Transfer Assistance Services provided by ADMINISTRATOR or SDI require ADMINISTRATOR or SDI to utilize resources or expend effort that ADMINISTRATOR or SDI would not otherwise have utilized or expended in the performance of Services or Brokerage Services for COMMONWEALTH, COMMONWEALTH shall pay ADMINISTRATOR for such usage or effort at ADMINISTRATOR’s then-current commercially available costs for such Transfer Assistance Services. ADMINISTRATOR will invoice Transfer Assistance Services costs to COMMONWEALTH separately from the fees, charges, and Reimbursable Expenses payable with respect to Services or Brokerage Services under Article 8 hereof. If and to the extent COMMONWEALTH paid ADMINISTRATOR for Transfer Assistance Services in advance, ADMINISTRATOR will invoice

COMMONWEALTH to the extent its actual costs of providing Transfer Assistance Services exceeded its estimate and shall promptly reimburse COMMONWEALTH to the extent its estimate exceeded its actual costs. As set forth in Section 5.4, in the event of a termination by COMMONWEALTH because of a change of Control of ADMINISTRATOR or SDI pursuant to Section 7.7, COMMONWEALTH shall have the option of receiving a distribution of the list of Software and other property escrowed thereunder or receiving Transfer Assistance Services hereunder.

c.             ADMINISTRATOR and SDI shall work in good faith, assist and cooperate, during the Transfer Assistance Services period, with third party service providers and consultants as reasonably requested and necessary so that administration of the Contracts can be transferred to the new administrator of the Contracts as of the end of the Term; PROVIDED THAT neither ADMINISTRATOR nor SDI shall be required to disclose any of its Confidential Information to any such third parties or consultants nor to permit them access to its Facilities and Systems unless (i) such disclosure or access is necessary because there is no reasonable alternative to convert administration of the Contracts to their systems absent such disclosure or access, (ii) such disclosure or access is limited to that so necessary, and (iii) such limited disclosure or access is the subject of a confidentiality agreement reasonably satisfactory in all respects to ADMINISTRATOR and/or SDI, as applicable.

d.             COMMONWEALTH shall pay ADMINISTRATOR for all Services and Brokerage Services performed through the final date of the performance of such Services and Brokerage Services.

e.             Each Party shall be required to make all further payments payable to the other Party.

f.             Upon COMMONWEALTHs request, ADMINISTRATOR and/or SDI may, but shall not be required to, provide COMMONWEALTH with Transfer Assistance Services following the Term of an Agreement. All such post-expiration or -termination assistance shall be chargeable to COMMONWEALTH in accordance with a new Work Assignment to be entered into by the relevant Parties.

7.10        Notice of Termination as Required by Applicable Law. COMMONWEALTH shall give ADMINISTRATOR such advance written notice of any termination or cancellation of this Agreement or a Work Assignment as required by Applicable Law. In addition, COMMONWEALTH shall provide fifteen (15) days advance written notice to the Director of the Department of Insurance for the State of Arizona of any termination or cancellation or any other change in an Agreement as required by Arizona law (or any other state requiring similar notification).

7.11        Survival. All rights and liabilities accrued under this Agreement or a Work Assignment shall survive the expiration or termination of the Agreement or Work Assignment. In addition, all provisions of a Work Assignment that by their terms provide for the exercise of rights or impose continuing obligations to perform after the expiration or termination of the Work Assignment, such as Sections 4.1, 4.2, 4.5, 4.8, 7.8, and 17.11 and Article 16 of this Agreement, shall survive the expiration or termination of the Work Assignment for the periods, if any, set forth therein. Further, the following provisions shall also survive the expiration or termination of this Agreement or of a Work Assignment: Sections 4.3, 4.4, 4.6, 5.1, 5.2, 5.3, 5.4, 8.1, 8.3, 8.4 and 8.5 and Articles 2, 9, 12, 13, 14 (excluding Section 14.10), 15, and 17 (excluding Sections 17.1, 17.10 and 17.11 (except that Section 17.11 shall survive pursuant to the preceding sentence for the period specified therein)).

8.             FEES AND EXPENSES

8.1          Fees. COMMONWEALTH shall pay to ADMINISTRATOR upon receipt of ADMINISTRATOR’s statement the fees and charges in the amounts as set out in the applicable Work Assignment in respect of Services and Brokerage Services furnished during the Term of the applicable Agreement. ADMINISTRATOR shall not receive commissions, fees, or charges contingent upon savings obtained in the adjustment, settlement and payment of losses covered by COMMONWEALTH obligations, but ADMINISTRATOR may receive compensation based on premiums or charges collected or the number of claims paid or processed. ADMINISTRATOR shall not receive from COMMONWEALTH or any covered individual or beneficiary under a plan any compensation or other payments except as expressly set forth in a Work Assignment; PROVIDED, HOWEVER, that additional charges to Insureds may not be made by ADMINISTATOR for services to the extent those services have been paid for by COMMONWEALTH

8.2          [Intentionally Omitted.]

8.3          Reimbursable Expenses. In addition to all other specified fees and charges herein, COMMONWEALTH will reimburse ADMINISTRATOR for expenditures for Reimbursable Expenses incurred by ADMINISTRATOR or SDI. With respect to Reimbursable Expenses, as an agent of COMMONWEALTH, ADMINISTRATOR shall disclose to COMMONWEALTH all charges, fees, commissions, rebates, discounts and other payments directly received by ADMINISTRATOR or SDI from service providers in connection with the provision of the Services or Brokerage Services for COMMONWEALTH, and any such payments shall be credited to COMMONWEALTH.

8.4          Invoicing; Payment Terms. ADMINISTRATOR shall invoice COMMONWEALTH on or about the first business day of each month for all fees due for Services and Brokerage Services to be rendered in that month and, to the extent then known, for all Reimbursable Expenses not previously invoiced. Each invoice shall state the basis for such fees and expenses included thereon, and shall comply with the requirements of Section 8.5(g). COMMONWEALTH shall pay the undisputed portion of all invoices within 45 days of receipt excluding amounts disputed in good faith by such date. Amounts not paid when due shall accrue a late charge at the rate of the prime interest rate published by THE WALL STREET JOURNAL in its most recent edition prior to COMMONWEALTH’s receipt of such invoice plus two percentage points, prorated per month (but in no event to exceed the highest lawful rate of interest), calculated from the date that such payment is due until date of payment, unless disputed in good faith. Neither the failure of ADMINISTRATOR to deliver an invoice for charges incurred in respect of an Agreement nor any error in the amount billed by ADMINISTRATOR for such charges shall constitute a waiver by ADMINISTRATOR of COMMONWEALTH’s obligation to pay such charges.

8.5          Taxes.

a.             Prices in Work Assignments do not include any applicable sales, use, ad valorem or similar taxes (each, a “Sales Tax” and collectively, “Sales Taxes”) regardless of the taxing authority. COMMONWEALTH shall pay applicable Sales Taxes on the fees payable under a Work Assignment unless there is an applicable exemption from such Sales Tax. To the extent ADMINISTRATOR or SDI is required by law to collect such Sales Taxes, one hundred percent (100%) of such Sales Taxes shall be added to invoices as separately stated charges and paid in full by COMMONWEALTH, unless COMMONWEALTH is exempt from such Sales Taxes and furnishes ADMINISTRATOR with a certificate of exemption. ADMINISTRATOR and SDI shall be responsible for all taxes imposed on their respective income, franchise or property and ADMINISTRATOR and SDI shall be responsible for all taxes and all obligations to withhold taxes with respect to their respective employees providing Services, in the case of ADMINISTRATOR, and Brokerage Services, in the case of SDI, to COMMONWEALTH.

b.             If COMMONWEALTH disagrees with ADMINISTRATOR’s or SDI’s determination that any Sales Tax is due with respect to Services or Brokerage Services provided hereunder, COMMONWEALTH shall have the right to seek an administrative determination from the applicable taxing authority, or, alternatively, COMMONWEALTH shall have the right to contest any asserted claim for such Sales Taxes, subject to its agreeing to indemnify ADMINISTRATOR and SDI for the entire amount of such contested Sales Tax (including any associated interest and/or late penalties) should such Sales Tax be deemed applicable. ADMINISTRATOR and SDI agree to reasonably cooperate with COMMONWEALTH in the event COMMONWEALTH determines to contest any such Sales Taxes.

c.             COMMONWEALTH, on the one hand, and ADMINISTRATOR and SDI, on the other hand, shall promptly inform each other in writing of any assertion by a taxing authority of additional tax liability with respect to said Services or Brokerage Services provided hereunder. Any legal proceedings or any other action against ADMINISTRATOR or SDI and with respect to such asserted liability shall be under ADMINISTRATOR’s direction, PROVIDED that ADMINISTRATOR informs COMMONWEALTH of all material developments and FURTHER PROVIDED, that if the resolution or settlement of such proceeding or action could cause COMMONWEALTH to pay any additional Sales Taxes or other amounts under this Agreement, COMMONWEALTH may at its option and expense participate in and jointly control with ADMINISTRATOR such proceeding or action with ADMINISTRATOR’s cooperation. Any legal proceedings or any other action against COMMONWEALTH and with respect to such asserted liability shall be under COMMONWEALTH’s direction, provided COMMONWEALTH informs ADMINISTRATOR of all material developments; and FURTHER PROVIDED that, if the resolution or settlement of such a proceeding or action could cause ADMINISTRATOR or SDI to pay any amounts, ADMINISTRATOR may at its option and expense participate in and jointly control with COMMONWEALTH such proceeding or action with COMMONWEALTH’s cooperation. In any event, COMMONWEALTH and ADMINISTRATOR and/or SDI,  as appropriate, shall fully cooperate with each other as to the asserted liability. Each Party shall bear all the reasonable costs of any action undertaken by the other at that Party’s request.

d.             If any Sales Taxes payable by COMMONWEALTH that are required to be collected by ADMINISTRATOR or SDI pursuant to Section 8.5(a) are not invoiced by ADMINISTRATOR or SDI (or are invoiced on a date such that COMMONWEALTH and ADMINISTRATOR or SDI are not reasonably able to deliver the amount of such Sales Taxes to the relevant taxing authority in a timely fashion), and it is ultimately determined that such Sales Taxes are due and payable, then COMMONWEALTH shall reimburse ADMINISTRATOR for the amount of such Sales Taxes; PROVIDED that in such event ADMINISTRATOR shall indemnify COMMONWEALTH from any and all interest and other penalties assessed as a result of such Sales Taxes not being paid in a timely manner.

e.             COMMONWEALTH shall not be required to pay or otherwise be liable or responsible for, and ADMINISTRATOR shall indemnify, defend and hold harmless COMMONWEALTH against, any penalty, additional tax, costs or interest that may be assessed or levied by any taxing authority as a result of the failure of ADMINISTRATOR to file any return, form, or information statement that may be duly required from ADMINISTRATOR by such taxing authority or to pay any tax amounts collected from COMMONWEALTH hereunder, unless such failure is caused by failure of COMMONWEALTH to provide necessary information, upon request, to ADMINISTRATOR or to timely pay any Sales Tax amounts, upon request, to ADMINISTRATOR that COMMONWEALTH is required to pay to ADMINISTRATOR pursuant to this Section 8.5 for payment to the applicable taxing authority. COMMONWEALTH shall not be required to pay or otherwise be liable or responsible for, and SDI shall indemnify, defend and hold harmless COMMONWEALTH against, any penalty, additional tax, cost or interest that may be assessed or levied by any taxing authority as a result of the failure of SDI (1) to file any return, form, or information statement that may be duly required from SDI by such taxing authority or (2) to pay any tax amounts collected from COMMONWEALTH, unless such failure is caused by failure of COMMONWEALTH to provide necessary information, upon request, to SDI or timely to pay any Sales Tax amounts, upon request, to SDI that COMMONWEALTH is required to pay to SDI pursuant to this Section 8.5 for payment to the applicable taxing authority.

f.             If ADMINISTRATOR or SDI receives a refund as a result of a payment by COMMONWEALTH under this Section 8.5, then ADMINISTRATOR shall credit COMMONWEALTH an amount equal to such refund on its next invoice to COMMONWEALTH for fees and charges.

g.             Any and all invoices from ADMINISTRATOR to COMMONWEALTH shall comply with the requirements of each relevant taxing authority and shall contain data sufficient under applicable law to enable COMMONWEALTH to obtain appropriate credit if available under the law for any Sales Taxes charged on such invoices. Each invoice from ADMINISTRATOR to COMMONWEALTH shall set forth separately, the per-Contract fees, the amounts due for any Services or Brokerage Services provided for which payment is not covered by the per-Contract fees, a description of such other services provided, the date or dates on which such services were provided, the amount of Sales Taxes that ADMINISTRATOR and SDI are collecting and the amounts upon which Sales Taxes are collected and the basis thereof. If any Sales Taxes are assessed on ADMINISTRATOR’s provision of Services and/or SDI’s provision of Brokerage Services to COMMONWEALTH, ADMINISTRATOR shall segregate all invoices between taxable and nontaxable services. ADMINISTRATOR is responsible for collecting any Sales Taxes from COMMONWEALTH in accordance with applicable law and remitting such Sales Taxes to the applicable taxing authority in accordance with Applicable Law.

h.             If COMMONWEALTH believes that it is required under applicable law to deduct or withhold any taxes (“Withholding Taxes”) from or in respect of a payment to ADMINISTRATOR or SDI hereunder, it will notify ADMINISTRATOR or SDI, as appropriate, in a timely manner. COMMONWEALTH may deduct and withhold any Withholding Tax that COMMONWEALTH reasonably determines is required by Applicable Law to be deducted and withheld at the lowest rate statutorily permitted, and may make any such Withholding Tax. Any Withholding Tax so deducted and withheld shall be treated for all purposes of a Work Assignment as a payment duly and timely made by COMMONWEALTH to ADMINISTRATOR or SDI, as appropriate. ADMINISTRATOR and/or SDI, as appropriate, shall provide COMMONWEALTH such forms or other documentation as may be required to establish any reduction in or exemption from any such Withholding Tax.

8.6          Increases to Fees and Charges. Unless otherwise expressly specified in a Work Assignment with respect to fees and charges that apply to that Work Assignment, ADMINISTRATOR reserves the right on thirty (30) days’ written notice to COMMONWEALTH to increase any fees and charges charged by ADMINISTRATOR or SDI under the Work Assignment, subject to this Section 8.6. Fees or charges may be increased to reflect changes in the United States Department of Labor Consumer Price Index — All Urban Consumers (1982-84=100) (the “CPI”), up to an annual adjustment not [       ].

8.7          Most Favored Customer.

a.             [       ].

b.             [       ].

9.             ADJUSTMENTS TO CHARGES

9.1          Audit of Charges. In addition to COMMONWEALTH’s rights under Article 16 hereof (but subject to the limitations therein as to assistance by third party organizations with an audit and to Section 16.5), upon at least thirty (30) days’ notice from COMMONWEALTH and no more than once during any calendar year (unless the previous audit revealed a material discrepancy), ADMINISTRATOR and SDI shall provide COMMONWEALTH with access to all applicable financial records and supporting documentation in respect of its charges to COMMONWEALTH pursuant to Work Assignments during the preceding twenty four (24) months (excluding any that were earlier furnished by ADMINISTRATOR and SDI for audit) that are reasonably necessary to verify such charges for such months (excluding any already audited). If, as a result of such an audit, COMMONWEALTH determines that ADMINISTRATOR or SDI has overcharged COMMONWEALTH, COMMONWEALTH shall notify ADMINISTRATOR of the amount of such overcharge and ADMINISTRATOR shall promptly pay to COMMONWEALTH the amount of the overcharge, plus interest at the rate of the prime rate published by THE WALL STREET JOURNAL in its most recent edition prior to the time of such payment plus two percentage points, prorated per month (but in no event to exceed the highest lawful rate of interest), calculated from the date of payment of the overcharged amount until the date of payment to COMMONWEALTH, unless disputed in good faith. All Confidential Information of ADMINISTRATOR and/or SDI obtained as a result of any monitoring, audits or inspections pursuant to this Section 9.1 shall be held by COMMONWEALTH in accordance with the provisions of Article 14. COMMONWEALTH shall not have access to ADMINISTRATOR’s, SDI’s or their Affiliates’ locations or proprietary data or to ADMINISTRATOR’s or SDI’s customer locations or proprietary data; PROVIDED that COMMONWEALTH may have access to appropriate portions of ADMINISTRATOR’s or SDI’s locations or proprietary data used to perform the Services, in the case of ADMINISTRATOR, and Brokerage Services, in the case of SDI, and to the Off-Site Facilities, to the extent reasonably necessary to audit ADMINISTRATOR’s and/or SDI’s charges pursuant to a Work Assignment.

9.2          Undercharges. If, as a result of an internal audit of its charges to COMMONWEALTH, ADMINISTRATOR determines that it has undercharged COMMONWEALTH for Services provided by it or Brokerage Services provided by SDI performed within [      ] of such internal audit, ADMINISTRATOR or SDI, as appropriate, may provide COMMONWEALTH with an invoice in respect of such amount. Any such invoice shall include evidence that the amount was not charged to COMMONWEALTH previously. Upon receipt of this information and evidence, COMMONWEALTH shall promptly pay to ADMINISTRATOR the amount of the undercharge.

10.          REPRESENTATIONS, WARRANTIES AND COVENANTS OF ADMINISTRATOR AND SDI

10.1        Corporate Existence.

Each of ADMINISTRATOR and SDI represents and warrants that it is a corporation duly organized and existing and in good standing under the laws of its jurisdiction of incorporation.

10.2        Corporate Capacity.

Each of ADMINISTRATOR and SDI represents and warrants that it is empowered under Applicable Laws and by its charter and bylaws to enter into and perform this Agreement and the Work Assignment(s), and the Services, in the case of ADMINISTRATOR, and Brokerage Services, in the case of SDI, contemplated therein and herein.

10.3        Corporate Authority.

Each of ADMINISTRATOR and SDI represents and warrants that all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement and

Work Assignment(s), and the Services, in the case of ADMINISTRATOR, and Brokerage Services, in the case of SDI, contemplated herein.

10.4        Governmental Entities.

Each of ADMINISTRATOR and SDI represents and warrants that no approval, authorization or consent of any Governmental Entity is required to be obtained or made by it in order for such party to enter into and perform any of its obligations under this Agreement and the Work Assignment(s) other than those that have already been obtained.

10.5        Authorizations.

ADMINISTRATOR and SDI represent, warrant and covenant that each of it has and shall have all necessary rights, registrations, authorizations and/or licenses to perform all of its obligations under this Agreement and the Work Assignments, including all such rights, authorizations and/or licenses necessary to use and incorporate any third party software used in the performance of the Services, in the case of ADMINISTRATOR, and Brokerage Services, in the case of SDI, for COMMONWEALTH. ADMINISTRATOR and SDI have made available to COMMONWEALTH true and complete copies of all such licenses and registrations for their review, and covenants that, upon the request of COMMONWEALTH from time to time during the Term of an Agreement, it shall make available, at reasonable times and locations, true and complete copies of all such licenses and registrations as in effect at such time, for COMMONWEALTH’s review.

10.6        Compliance.

ADMINISTRATOR and SDI represent, warrant and covenant that each of  ADMINISTRATOR and SDI has complied and will continue to comply with all Applicable Laws, including all laws and regulations with respect to the operation of its business, and in the administration of the Contracts and the provision of the Services, in the case of ADMINISTRATOR, and Brokerage Services, in the case of SDI, and it has and will continue to make all required filings with regulatory agencies in connection with their status as a third-party administrator or broker-dealer, as the case may be, except where the failure to so comply or to make such filings would not reasonably be expected to materially impair such Party’s ability to perform its obligations hereunder.

10.7        Personnel.

ADMINISTRATOR and SDI represent, warrant and covenant that the Services, in the case of ADMINISTRATOR, and Brokerage Services, in the case of SDI, shall be rendered by personnel reasonably qualified by training and experience, and if necessary, duly licensed, to perform the tasks assigned to them.

10.8        Access to Employees.

Each of ADMINISTRATOR and SDI covenants that it shall provide upon request of COMMONWEALTH reasonable access to its knowledgeable employees and independent contractors that may be required in the performance or receipt of the Services, in the case of ADMINISTRATOR, and Brokerage Services, in the case of SDI. COMMONWEALTH shall reimburse ADMINISTRATOR for all reasonable and documented out-of-pocket costs and expenses incurred by ADMINISTRATOR or SDI in providing such access. ADMINISTRATOR and SDI shall not be required to provide access hereunder if to do so would be materially disruptive to their provision of Services or Brokerage Services under this Agreement or the Work Assignments.

10.9        Services and Brokerage Services Will Not Infringe.

ADMINISTRATOR and SDI represent, warrant and covenant that, to the best of their knowledge, the Services, in the case of ADMINISTRATOR, and Brokerage Services, in the case of SDI, do not and will not infringe upon or otherwise violate the intellectual property or proprietary rights of any person.

10.10      Software Will Not Infringe.

ADMINISTRATOR and SDI represent, warrant and covenant that to the best of their knowledge the Software does not and will not infringe upon or otherwise violate the intellectual property or proprietary rights of any third party.

10.11      Facilities.

ADMINISTRATOR and SDI represent, warrant and covenant that ADMINISTRATOR and SDI have and will continue to have and maintain reasonably necessary personnel and Facilities and Systems to perform its duties and obligations as set forth under this Agreement and as required by the Work Assignments.

10.12      Bond and Insurance Requirements.

ADMINISTRATOR and SDI represent, warrant and covenant that whenever required by Applicable Law or regulation to maintain a bond or deposit with a regulatory authority, ADMINISTRATOR and SDI shall maintain a deposit or a bond in favor of such authority, to be held in trust for the benefit and protection of COMMONWEALTH, CLIENTS and the Insureds whose monies ADMINISTRATOR and SDI, or such other assignee handles, and, in addition, shall comply with any other bond and insurance requirements of Applicable Law.

10.13      Errors and Omissions; Fidelity Bond; Other Insurance.

a.             ADMINISTRATOR and SDI each represent, warrant and covenant that it now has and will maintain, throughout the Term of this Agreement, insurance coverage for errors and omissions liability in amounts not less than $[    ] per claim and not less than $[       ] in the aggregate, with an insurer rated A or above by A.M. Best & Co. that is authorized (whether on an admitted or non-admitted basis) to do business in the jurisdictions from which ADMINISTRATOR or SDI is performing the Services and Brokerage Services, respectively.

b.             ADMINISTRATOR and SDI will maintain a fidelity bond covering all employees, in an amount of $[       ] with an insurer rated A, or above, that is authorized (whether on an admitted or non-admitted basis) to do business in the jurisdictions from which ADMINISTRATOR or SDI is performing the Services and Brokerage Services, respectively.

c.             ADMINISTRATOR and SDI will maintain (i) Commercial General Liability Insurance (including contractual liability coverage) in an  amount not less than $[       ] each occurrence and not less than $[       ] in the aggregate, (ii) Excess Liability Insurance (Umbrella Form) in an amount not less than $[       ] each occurrence and not less than $[       ] in the aggregate, (iii) Commercial Automobile  Liability Insurance in an amount not less than $[       ] combined single limit, (iv) Workers’ Compensation Insurance in the amount required by Applicable Law and (v) Employer’s Liability in an amount not less than $[       ] bodily injury each accident and not less than $[       ] bodily injury by disease, each employee, $[       ] disease policy limit. Each of the coverages mentioned in this Section 10.13(c) shall be with an insurer rated A, or above, that is authorized (whether on an admitted or non-admitted basis) to do business in the jurisdictions from which ADMINISTRATOR or SDI is performing the Services and Brokerage Services, respectively.

d.             ADMINISTRATOR and SDI shall furnish or cause to be furnished to COMMONWEALTH a certificate of insurance showing coverage in such amounts and, if the policies are to be cancelled, renewed or  materially altered as to affect coverage for ADMINISTRATOR or SDI, provide at least thirty (30) days’ written notice prior to any such cancellation, renewal or alteration. COMMONWEALTH’s failure to notify ADMINISTRATOR or SDI or otherwise take remedial action following ADMINISTRATOR’s or SDI’s failure to deliver satisfactory evidence of coverage shall not be construed as a waiver of its right under this Section 10.13(d) to have such insurance in place or a release of ADMINISTRATOR or SDI from its obligation to provide the required  insurance coverage hereunder. Receipt by COMMONWEALTH of a non-conforming certificate of insurance does not constitute acceptance. ADMINISTRATOR’s or SDI’s failure to comply with the terms of this Section 10.13(d) shall be considered a material breach of this Agreement.

e.             Any such required insurance coverage may be in the form of coverage maintained by a parent corporation under which ADMINISTRATOR or SDI is covered as an insured.

11.          REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMMONWEALTH

11.1        Corporate Existence.

COMMONWEALTH represents and warrants that it is a corporation or other legal entity duly organized and existing and in good standing in its jurisdiction of organization.

11.2        Corporate Capacity.

COMMONWEALTH represents and warrants that it is empowered under the Applicable Laws and by its charter and bylaws to enter into and perform this Agreement and the Work Assignment(s).

11.3        Corporate Authority.

COMMONWEALTH represents and warrants that all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement and the Work Assignments.

11.4        Governmental Entities.

COMMONWEALTH represents and warrants that no approval, authorization or consent of any Governmental Entity is required to be obtained or made by it or a CLIENT in order to enter into and perform any of its material obligations under this Agreement or the Work Assignment(s), other than those that have already been obtained.

11.5        Authorizations.

COMMONWEALTH represents, warrants and covenants that it and the CLIENTS have and shall have all necessary rights, registrations, authorizations and/or licenses to perform all of their material obligations under this Agreement or the Work Assignment(s).

11.6        Legal Compliance.

COMMONWEALTH represents, warrants and covenants that COMMONWEALTH and CLIENTS have complied and will continue to comply with all laws and regulations with respect to the operation of their businesses, and in the design, underwriting, solicitation, sale and administration of the Contracts, and it has and will continue to make all required filings with regulatory agencies in connection with the offer, sale, or administration of the

Contracts, except where the failure to so comply or to make such filings would not reasonably be expected to materially impair COMMONWEALTH’s, CLIENT’s, ADMINISTRATOR’s or SDI’s ability to perform its obligations hereunder or under a Work Assignment.

11.7        ACCESS TO EMPLOYEES.

COMMONWEALTH represents, warrants and covenants that COMMONWEALTH shall provide upon request of ADMINISTRATOR reasonable access to its and CLIENTS’ knowledgeable employees and independent contractors that may be required in the performance or receipt of the Services or Brokerage Services. COMMONWEALTH shall not be required to provide access hereunder if to do so would be materially disruptive to the conduct of its or CLIENTS’ business as it relates to the Contracts.

12.          INDEMNIFICATION

12.1        Indemnification of ADMINISTRATOR and SDI.

Anything to the contrary herein notwithstanding, and notwithstanding the Limitation of Liability provision contained in Article 13, COMMONWEALTH shall defend, indemnify and hold harmless ADMINISTRATOR and/or SDI and their respective Affiliates, officers, directors, employees, agents and representatives (each, an “ADMINISTRATOR Indemnified Party”) from and against any and all costs, expenses, losses, damages, charges, reasonably incurred counsel fees, payments, and liability (collectively, the “Losses”) which may be asserted against any of them by an Insured or other third party or for which it may be held liable by an Insured or other third party, arising out of or attributable to:

a.                                      COMMONWEALTH’s or a CLIENT willful misconduct, gross negligence or breach of any provision of:

i.                                        this Agreement or a Work Assignment;

ii.                                       a selling, commission, agency or other sales or distribution agreement or reinsurance agreement (other than as a result of breach thereof insofar as caused by ADMINISTRATOR or SDI);

iii.                                    a fund participation agreement,

iv.                                   any agreement relating to a Contract,

v.                                      a Contract (other than as a result of a breach insofar as caused by ADMINISTRATOR or SDI),

b.                                      the failure to comply with Applicable Law by

i.                                        COMMONWEALTH or a CLIENT,

ii.                                       any issuer of a Contract in relation to the design, offer, sale issuance or administration of such Contract,

iii.                                    a previous administrator of a Contract that is not Affiliated with ADMINISTRATOR in administering such Contract,

iv.                                   a broker-dealer, agent, representative, or other Person in relation to the offer, sale or issuance of such Contract, or

v.                                    any Person in maintaining the records required to be maintained with respect to Contracts,

c.             any failure of a Contract issued, reinsured, administered or serviced by COMMONWEALTH or a CLIENT to qualify as a life insurance contract or annuity contract, as applicable, under Section 101(f), 817(h), 7702 or 72 of the Code, any similar provision of the Code relating to such qualification or any successor provision to the foregoing, or the qualification of a Contract issued, reinsured, administered or serviced by COMMONWEALTH or a CLIENT as a modified endowment contract within the meaning of Section 7702A of the Code, any similar provision of the Code relating to such qualification or any successor provision to the foregoing (except in either case insofar as a result of breach of this Agreement or a Work Assignment by ADMINISTRATOR or SDI),

d.             action (other than the performance of the Services or Brokerage Services or other action required to be taken under an Agreement or by any state or federal regulator) taken by ADMINISTRATOR or SDI at the written direction of COMMONWEALTH or a CLIENT, including written procedures supplied by COMMONWEALTH or a CLIENT pursuant to Section 3.5 or 3.6,

e.             inaction by ADMINISTRATOR or SDI as a result of failure by COMMONWEALTH or a CLIENT to furnish direction, following reasonable request therefore in writing, if ADMINISTRATOR or SDI reasonably believed that it lacked the authority to take the action in question absent direction by COMMONWEALTH or a CLIENT, or

f.             (i) bodily injury, including death, to any person, or (ii) damage to the property of any Person (not including software or data) to the extent that such injury or damage results from the willful misconduct or negligence of COMMONWEALTH or a CLIENT or any of their officers or employees in connection with ADMINISTRATOR’s or SDI’s performance of their obligations under an Agreement, unless in each case such Losses are due to the negligence or willful misconduct of an ADMINISTRATOR Indemnified Party, in which case such Losses shall be apportioned.

12.2        Indemnification of CLIENT and COMMONWEALTH.

Anything to the contrary herein notwithstanding, and notwithstanding the Limitation of Liability provision contained in Article 13, none of the CLIENTS or COMMONWEALTH shall be responsible for, and ADMINISTRATOR and SDI shall jointly and severally indemnify and hold harmless each CLIENT and COMMONWEALTH and their respective Affiliates, officers, directors, employees, agents and representatives (each, a “COMMONWEALTH Indemnified Party”) from and against any and all Losses which may be asserted against any of them by a third party, or for which a CLIENT or COMMONWEALTH may be held liable by a third party, arising out of or attributable to:

a.             ADMINISTRATOR’s or SDI’s willful misconduct or gross negligence,

b.             breach of any provision of an Agreement,

c.             (i) bodily injury, including death, to any person, or (ii) damage to the property of any person, firm or corporation (not including software or data) to the extent that such injury or damage results from the willful misconduct or negligence of ADMINISTRATOR or SDI or any of their officers or employees in connection with performing ADMINISTRATOR’s or SDI’s obligations under this Agreement,

d.             any claim, action or proceeding alleging that personnel of ADMINISTRATOR performing Services hereunder are employees of any CLIENT or COMMONWEALTH or their assignees for any purpose,

e.             any claim, action or proceeding in connection with any termination, dismissal, demotion or reduction in benefits by ADMINISTRATOR or its affiliates with respect to an employee of ADMINISTRATOR engaged or proposed to be engaged in providing services  under an Agreement; and

f.             any infringement of any patent, trademark, copyright, trade  secret or other intellectual property or proprietary right of any third party arising out of the performance of an Agreement by ADMINISTRATOR or SDI, unless, in each case, such Losses are due to the negligence or willful misconduct of a COMMONWEALTH Indemnified Party,  in which case such Losses shall be apportioned.

12.3        Indemnification Procedures Involving Third-Party Claims.

If any third party makes a Claim covered by Section 12.1 or Section 12.2 against an ADMINISTRATOR Indemnified Party or a COMMONWEALTH Indemnified Party (an “Indemnified Party”) with respect to which such Indemnified Party intends to seek indemnification under Section 12.1 or Section 12.2, such Indemnified Party shall promptly deliver to the indemnifying Party (COMMONWEALTH, on the one hand, or ADMINISTRATOR and SDI, on the other hand, as applicable, an “Indemnifying Party”) a written notice (a “Claims Notice”), including a brief description of the amount and basis of the Claim, if known. Upon giving such Claims Notice, the Indemnifying Party shall be obligated to defend such Indemnified Party against such Claim, PROVIDED that, in the event that COMMONWEALTH is an Indemnifying Party with respect to a Claim asserted hereunder, and COMMONWEALTH is entitled to indemnification from a third party (a “Third Party Indemnitor”) in respect of the same underlying subject matter, facts or circumstances as such Claim, COMMONWEALTH may, upon notice to the Indemnified Party, assign the defense of such Claim hereunder to such Third Party Indemnitor. The Indemnified Party (except as provided below) shall cooperate fully with, and assist, the Indemnifying Party or Third Party Indemnitor in its defense against such Claim at the Indemnifying Party’s expense. The Indemnifying Party or Third Party Indemnitor shall keep the Indemnified Party apprised at all times as to the status of the defense; PROVIDED, HOWEVER, that the failure of the Indemnified Party to give prompt notice or to keep Indemnifying Party or Third Party Indemnitor reasonably apprised shall not relieve the Indemnifying Party of any of its obligations hereunder except to the extent such failure prejudices the Indemnifying Party.

The Indemnifying Party shall be entitled to assume and control the defense of any such Claim on Indemnified Party’s behalf by written notice to the Indemnified Party within thirty (30) days after receipt of a Claims Notice; PROVIDED that, notwithstanding anything in this Article 12 to the contrary, in the event the Claim is an action, proceeding, inquiry or investigation commenced by a Governmental Entity, the Indemnified Party shall have the right to control the defense of such Claim. If so specified in such notice, the Indemnifying Party, in the event that the Indemnifying Party is entitled to indemnification from a Third Party Indemnitor in respect of the same underlying subject matter, facts or circumstances as the Claim asserted, may assign the defense of such Claim hereunder to such Third Party Indemnitor. The Indemnified Party shall cooperate fully with, and assist the Indemnifying Party or Third Party Indemnitor in the defense and all related settlement negotiations of such Claim. The Indemnifying Party shall pay all reasonable outside costs incurred by the Indemnified Party related to the Indemnified Party’s or Third Party Indemnitor’s assistance in defense of a Claim. The Indemnified Party shall have the right to join in the defense of such Claim and employ its own separate counsel in any action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party; provided, however, that (1) if the Parties agree that it is advantageous to the defense for the Indemnified Party to employ its own counsel or (2) if the Indemnified Party shall have reasonably concluded that there may be a  conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Claim (in which case the Indemnifying Party shall not have the right to direct or participate in the defense of such Claim on behalf of the Indemnified Party), then, in each such instance, the reasonable fees and expenses of counsel for such Indemnified Party shall be borne by the Indemnifying Party.

If the Indemnifying Party shall fail to notify the Indemnified Party of its desire to assume the defense of any such Claim within the prescribed period of time or shall notify the Indemnified Party that it will not assume the defense of any such Claim, then the Indemnified Party shall defend such Claim in any such manner as it may deem appropriate, subject to the right of the Indemnifying Party to assume the defense of such Claim (including the right to assign the defense to a Third Party Indemnitor under the circumstances described above) any time prior to its final determination or settlement. The Indemnifying Party shall also be permitted to join in the defense of such Claim and employ counsel at its own expense. Neither the Indemnifying Party nor any Indemnified Party shall be liable for any settlement of any Claim effected without its prior written consent, which consent shall not be unreasonably withheld, except as set forth below.

Notwithstanding the foregoing, the Indemnified Party shall retain, assume or reassume sole control over, and all expenses relating to, every aspect of the defense that it believes is not the subject of the indemnification provided for in Section 12.1 or 12.2 and upon such retention, assumption or reassumption, the Indemnifying Party will be  relieved of responsibility for indemnifying the Indemnified Party for such defense or the Claim to which such defense relates.

In any Claim as to which the Indemnifying Party is entitled pursuant to this Section 12.3 to assume and control the defense thereof, until both (i) the Indemnified Party receives notice from the Indemnifying Party that it will defend or, as permitted, assign such defense to a Third Party Indemnitor; and (ii) the Indemnifying Party assumes or so assigns such defense, the Indemnified Party may, at any time after ten (10) days from notifying the Indemnifying Party of the Claim, resist the Claim or, after consultation with and the consent of the Indemnifying Party, settle or otherwise compromise or pay the Claim. The Indemnifying Party shall pay all reasonable outside costs of the   Indemnified Party actually incurred arising out of or relating to that  defense and any such settlement, compromise or payment.

Following indemnification as provided in Section 12.1 or 12.2, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to the matters from which indemnification has been made.

13.          LIMITATION OF LIABILITY

13.1        Cure.

a.             Other than in connection with a Claim as to which Article 12 applies, where COMMONWEALTH’s or a CLIENT’s claim relates to a defect in any Service or Brokerage Service, or any breach of this Agreement, COMMONWEALTH and/or CLIENT shall give ADMINISTRATOR or SDI, as the case may be, a reasonable opportunity to correct the defect. If ADMINISTRATOR or SDI is able to correct the defect within [       ] days, and PROVIDED that COMMONWEALTH or such CLIENT has not sustained any actual damages, ADMINISTRATOR or SDI, as the case may be, shall not be liable  for any damages.

b.             Other than in connection with a Claim as to which Article 12 applies, where ADMINISTRATOR’s or SDI’s claim relates to a breach of  this Agreement or a Work Assignment by COMMONWEALTH or a CLIENT, ADMINISTRATOR or SDI shall give

COMMONWEALTH reasonable opportunity to correct the defect. If COMMONWEALTH and/or CLIENT is able to correct the defect within [    ] days, and PROVIDED that ADMINISTRATOR and SDI have not sustained any actual damages, neither COMMONWEALTH nor the CLIENT shall be liable for any damages.

13.2        Limitation of Liability.

In case of any claim by COMMONWEALTH or a CLIENT against ADMINISTRATOR or SDI or by ADMINISTRATOR or SDI against COMMONWEALTH or a CLIENT related to this Agreement or any Work Assignment, regardless of the basis of the claim, the other Party will be liable only [      ].

13.3        Exclusion of Damages.

EXCEPT AS MAY BE PROVIDED FOR HEREIN, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANOTHER PARTY FOR ANY CLAIM, DAMAGE OR OTHER CAUSE OF ACTION, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE, FOR INDIRECT, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES. THIS EXCLUSION SHALL NOT APPLY TO ANY CLAIM PROPERLY ASSERTED UNDER ARTICLE 12 (INDEMNIFICATION) OF THIS AGREEMENT.

13.4        Exceptions to Limitation of Liability.

Notwithstanding Sections 13.2 and 13.3, no limitation on liability or  exclusion of damages shall apply with respect to any claims based on: (a) failure of COMMONWEALTH to pay fees and charges when due, (b) Article 14 (Confidentiality) of this Agreement, (c) a Party’s bad faith or willful misconduct, or (d) any Claim properly asserted pursuant to Article 12 (Indemnification) of this Agreement.

13.5        Force Majeure.

In the event ADMINISTRATOR or SDI is unable to perform its obligations under the terms of this Agreement because of natural disaster, strikes, failure of or damage to public utility equipment or transmission, or other causes beyond its control, such Party will use its best efforts to mitigate the impact of the force majeure or to assist the CLIENT or COMMONWEALTH, as the case may be, to obtain alternate sources of service. Except with respect to its failure to meet its obligations under Section 3.10 (Business Resumption Plan), neither ADMINISTRATOR nor SDI will be liable for any damages resulting from such causes. If any force majeure endures more than 30 days, the Parties shall meet and review in good faith the desirability and conditions of this Agreement, and

COMMONWEALTH may determine to terminate without further liability to ADMINISTRATOR or SDI. COMMONWEALTH shall have the right to cover and seek a third party source for Services and Brokerage Services, at its own expense, during any event of force majeure without liability to ADMINISTRATOR for any Service, or SDI for any Brokerage Service, affected by the force majeure.

13.6        Enforcement.

The limitations of liability in this Article 13 will be enforced even if any exclusive remedy fails of its essential purpose.

14.          CONFIDENTIALITY

14.1        Confidential Information.

a.             Each Party (the “Recipient”) acknowledges that it may, in the course of performing its responsibilities under this Agreement, be exposed to or acquire Confidential Information of the other Party (the “Discloser”).

b.             Except as otherwise provided herein or except as directed or consented to by the Discloser, Recipient agrees to hold the other Party’s Confidential Information in strict confidence and not to copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties. Commonwealth consents to Administrator disclosing Commonwealth’s Confidential Information to the entities listed in Annex 14.1(b) hereto; provided, however, that (1) that such information is disclosed strictly on a “need to know” basis in connection with such entities providing services in connection with this Agreement and (2) with the exception of entities listed as Commonwealth Vendors, each such entity has entered into a written agreement with Administrator that provides for binding use and disclosure restrictions at least as protective as those set forth in this Agreement. Except as otherwise provided herein or except as directed or consented to by the Discloser, no Party shall use any Confidential Information for any purposes whatsoever other than the performance of this Agreement; nor may any Party use any Confidential Information to engage in any business transaction or relationship other than those with the other Parties contemplated by this Agreement. In the event that ADMINISTRATOR and/or SDI are granted a license under Section 5.3(b), ADMINISTRATOR and/or SDI shall exercise its or their rights under such license in such a manner as not to disclose Confidential Information to third parties in violation of Section 14.1(b) above.

c.             Except as expressly instructed by COMMONWEALTH in writing, neither ADMINISTRATOR nor SDI shall, in any manner, use Confidential Information directly or indirectly to induce or encourage customers of COMMONWEALTH or any CLIENT to  redeem or replace Contracts during the Term; provided that merely processing, causing to be processed, paying or causing to be paid customer-initiated redemptions or replacements, or answering questions related thereto, shall not constitute a prohibited inducement or encouragement under this Section.

14.2        Disclosure Order.

If Recipient is requested to disclose all or any part of any Confidential Information under a subpoena, or inquiry issued by a court of competent jurisdiction or by a judicial or administrative agency or legislative body or committee, Recipient shall (to the extent permitted by Applicable Law):

a.             immediately notify Discloser of the existence, terms and circumstances surrounding such request;

b.                                      consult with Discloser on the advisability of taking legally available steps to resist or narrow such request and cooperate with Discloser on any such steps it considers advisable;

c.                                       if disclosure of the Confidential Information is required or deemed advisable, exercise its best efforts to obtain an order, stipulation or other reliable assurance acceptable to Discloser that confidential treatment shall be accorded to such portion of the Confidential Information to be disclosed and

d.                                      limit disclosure to only that information required to be disclosed pursuant to the subpoena or inquiry. Where a Recipient is required to disclose information relating to itself or other Persons, but not the Discloser, Recipient shall use its commercially reasonable efforts to separate all Confidential Information from tapes, files or other records containing the requested information, so that Confidential Information is not  disclosed. Discloser shall reimburse Recipient for reasonable out-of-pocket legal fees and expenses incurred in Recipient’s effort to comply with this provision.

14.3        Return of Information and Books and Records after Termination.

a.             Following the Term of this Agreement as among ADMINISTRATOR, SDI and COMMONWEALTH (or earlier if requested by COMMONWEALTH), ADMINISTRATOR shall at its cost return to COMMONWEALTH or COMMONWEALTH’s designee all Confidential Information of COMMONWEALTH and CLIENTS (excluding, for purposes of this Section 14.3, this Agreement), which to ADMINISTRATOR’s or SDI’s knowledge is in ADMINISTRATOR’s or SDI’s possession or control, together, if requested by COMMONWEALTH, with a certificate signed by ADMINISTRATOR in form and substance satisfactory to COMMONWEALTH, stating that all the Confidential Information of COMMONWEALTH and CLIENTS has been returned as required by this Section. Notwithstanding the foregoing, ADMINISTRATOR and SDI shall maintain copies of Books and Records in accordance with Section 4.2.

b.             Following the Term of this Agreement as among ADMINISTRATOR, SDI and a COMMONWEALTH (or earlier if requested by ADMINISTRATOR), COMMONWEALTH shall at its cost return to ADMINISTRATOR or ADMINISTRATOR’s designee all Confidential Information of ADMINISTRATOR or SDI (excluding, for purposes of this Section 14.3, this Agreement or any Work Assignment), which to COMMONWEALTH’s knowledge is in COMMONWEALTH’s possession or control, together, if requested by the ADMINISTRATOR, with a certificate signed by COMMONWEALTH in form and substance satisfactory to the ADMINISTRATOR, stating that all the Confidential Information of ADMINISTRATOR has been returned as required by this Section.

c.             Each Party agrees to allow the other Party reasonable access to, including the right to make copies of, all such returned materials in the event such access is requested by the other Party for any reasonable and legitimate purpose, including but not limited to, as a result of any administrative or regulatory request or action, litigation or any similar proceeding.

14.4        Exceptions.

a.             Confidential Information shall not include information that is:

i.             in or becomes part of the public domain other than by disclosure by Recipient in violation of this Agreement;

ii.            demonstrably known to Recipient previously, without a duty of confidentiality;

iii.            independently developed by Recipient outside of this Agreement; or

iv.            rightfully obtained by Recipient from third parties without a duty of confidentiality.

b.             Notwithstanding anything in this Article 14 to the contrary, if a Regulatory Authority so requires, a copy of this Agreement shall be filed with the Regulatory Authority at such time as required under Applicable Law.

14.5        Unauthorized Acts.

Each Party shall, upon learning of any unauthorized access, use, knowledge or possession, or an attempt to obtain or achieve unauthorized access, use, knowledge or possession, of the other Party’s Confidential Information while in the possession of such Party (an “Unauthorized Act”), promptly: (1) notify the other Party of the Unauthorized Act, (2) furnish to the other Party full details known to it of the Unauthorized Act and assist the other Party in investigating or preventing the reoccurrence of any Unauthorized Act, (3) use reasonable efforts to cooperate with the other Party in any litigation and investigation against third parties reasonably deemed necessary by the other Party to protect its proprietary rights and (4) use all reasonable efforts to prevent a reoccurrence of any such Unauthorized Act. As between the Parties, a Party responsible for such Unauthorized Acts as contemplated in this Section 14.5 shall pay the reasonable external costs incurred by any of the other Parties to bring the responsible Party into compliance with this Agreement, including any costs incurred in connection with seeking a confidentiality agreement, protective order, or any other protection of the confidentiality of the Confidential Information as contemplated in Section 14.1.

14.6        Action by Parties.

No Party shall commence any legal action or proceeding against a third party in respect of any Unauthorized Act purported to have been committed by the third party without the prior written consent of the other Party or Parties.

14.7        GLB Compliance.

ADMINISTRATOR and SDI agree to maintain and hold in confidence all Nonpublic Personal Information obtained by them from COMMONWEALTH, any of the CLIENTS or any Insured, or any past or future policyholder, annuityholder or certificateholder in the performance of their duties and obligations under this Agreement, to the extent required by law. Neither ADMINISTRATOR nor SDI shall (i) use such information or (ii) disclose such information to any third party, in either case without the express prior written consent of COMMONWEALTH or the CLIENT whose information may be used or disclosed, except as required under Applicable Law and as reasonably necessary for the performance of ADMINISTRATOR’s or SDI’s duties under this Agreement.

14.8        Breach.

It is understood and agreed that in the event of a breach of this Article 14, damages may not be an adequate remedy and the non-breaching Party shall be entitled to apply for injunctive and other equitable relief to restrain any such breach, threatened or actual.

14.9        Information Security Management Procedures.

ADMINISTRATOR and SDI shall implement measures reasonably designed to (i) safeguard the security and confidentiality of the Nonpublic Personal Information; (ii) protect against any anticipated threats or hazards to the security or integrity of such information and; (iii) protect against unauthorized access to or use of the Nonpublic Personal Information that could result in substantial harm or inconvenience to the individual policyholder, annuityholder or certificateholder to whom such information relates. Without limiting the generality of the foregoing, ADMINISTRATOR and SDI shall implement and maintain the information security management procedures and obligations detailed in EXHIBIT E during the Term.

14.10      Chinese Wall.

a.             ADMINISTRATOR and SDI agree that they and their Affiliates shall maintain procedures to ensure the confidentiality of potential transactions involving blocks of annuity contracts and life insurance policies with respect to which (a) COMMONWEALTH has contacted ADMINISTRATOR about a bid assistance assignment under Section 3.12(c) and (b) one or more of ADMINISTRATOR’s Affiliates or other clients may have begun or determined to begin considering for acquisition themselves. Such procedures shall include but not be limited to:

i.                                          initiating a confidential process to select the appropriate team to work on the bid assistance assignment with appropriate management individuals;

ii.                                       assigning different members to a team slate for COMMONWEALTH and to team slate(s) for Affiliates or other clients;

iii.                                    obtaining individual confidentiality agreements from each person assigned to a team slate;

iv.                                   instructing each person to disclose information only to persons on the same team and to guard against inadvertent disclosure to persons who may be on other teams;

v.                                      ensuring that all information concerning the potential transaction is maintained in a confidential manner by ADMINISTRATOR;

vi.                                   taking appropriate corrective or disciplinary action for inadvertent or intentional breaches of confidentiality requirements; and

vii.                                Submitting all pricing for the proposed transaction to a Pricing Committee for review and approval in conformance with ADMINISTRATOR’S established pricing policy.

b.             Notwithstanding the generality of Section 14.8, ADMINISTRATOR and SDI agree that COMMONWEALTH may be irreparably and immediately harmed in the event of a breach of this Section 14.10, that money damages may not be a sufficient remedy therefore, and that COMMONWEALTH will be entitled to seek specific performance and injunctive relief as remedies for any such breach without proof of actual damages. ADMINISTRATOR and SDI agree not to oppose the granting of such relief, and to waive any requirement for the securing or posing of any bond in connection with such remedy. Such remedies shall not be deemed to be exclusive remedies for a breach of this Section 14.10 but shall be in addition to all other remedies available at law or equity.

15.          DISPUTE RESOLUTION

15.1        Executive Resolution.

If any dispute arises related to this Agreement, a Work Assignment or any transaction governed by this Agreement or a Work Assignment, senior executives of all affected Parties, vested with authority to settle the dispute, will meet and attempt in good faith to resolve the dispute before resorting to court. The meeting will be held reasonably promptly at the request of any affected Party in the offices of the Party requesting the meeting, or if agreed, at another designated location.

15.2        Continued Performance.

In the event of a good faith dispute between COMMONWEALTH and ADMINISTRATOR or SDI regarding this Agreement or a Work Assignment pursuant to which COMMONWEALTH in good faith believes it is entitled to withhold payment, COMMONWEALTH shall promptly notify ADMINISTRATOR of such dispute, and shall, upon request by ADMINISTRATOR and on or after the date on which any fees or charges in dispute would otherwise be required to be paid during the pendency of such dispute, deposit the amount solely associated with the fees or charges to which the dispute relates in an interest-bearing escrow account in the bank or depository specified by ADMINISTRATOR, furnish evidence of such deposit to ADMINISTRATOR and pay any undisputed amounts due for payment. The Parties shall escalate the resolution of any such dispute within 30 days of the deposit of the funds into the escrow account. For as long as COMMONWEALTH makes such escrow deposits during the pendency of such dispute, ADMINISTRATOR shall continue to provide the Services, and SDI shall continue to provide the Brokerage Services, to COMMONWEALTH. Upon resolution of the dispute, the prevailing Party or Parties shall be entitled to money in the amount set forth in the resolution in the escrow account, plus any interest earned on such money; PROVIDED, HOWEVER, that any excess funds in the escrow account will be remitted to COMMONWEALTH.

15.3        Judicial Remedy to Enforce Confidentiality.

Notwithstanding the preceding provisions of this Article 15, any Party may enforce the confidentiality terms of this Agreement by commencing an action for injunctive or other equitable relief, damages or any other applicable judicial remedy.

16.          AUDIT AND INSPECTION

16.1        Audit Right.

Upon twenty-four (24) hours’ notice to ADMINISTRATOR and during normal business hours, but not more often than twice in any twelve (12) month period, absent good cause, in which case an audit as set forth herein may be conducted regardless of such limits, COMMONWEALTH or any CLIENT or its designee has the right, in accordance with the provisions set forth in EXHIBIT E and herein, as amended and supplemented, to audit and verify the matters relating to ADMINISTRATOR and SDI set forth in Section 16.4. COMMONWEALTH or a CLIENT may conduct audit and verification reviews itself or with the assistance of a third party organization (PROVIDED that the third party organization executes a confidentiality agreement that contains protections for Confidential information comparable to those set forth in this Agreement and provided, further that such third party organization shall not be any Person that ADMINISTRATOR deems in its reasonable discretion to be a competitor in its third party administrator business or SDI’s broker-dealer business), at COMMONWEALTH’s expense, subject to Section 16.6 below. All audits shall be performed in a manner intended to minimize disruption to the Parties’ respective

businesses. All such audits and verifications may be conducted during the term of this Agreement and for a period of [     ] years after the end of the Term of this Agreement.

16.2                        Access.

Without limiting the foregoing, during any audit in relation hereto, ADMINISTRATOR and SDI shall provide reasonable access, without limitation, to COMMONWEALTH, CLIENTS, their auditors (including internal audit staff), inspectors, regulators, consultants, and other representatives, to

a.                                      facilities where the Services or Brokerage Services are being performed;

b.                                      personnel and subcontractors providing any of the Services or Brokerage Services; and

c.                                       data and records in the possession of ADMINISTRATOR and SDI relating to any of the Services or Brokerage Services. COMMONWEALTH, CLIENTS and their designees shall adhere to ADMINISTRATOR’s and SDI’s customary security and safety policies.

16.3                        Cooperation.

ADMINISTRATOR and SDI shall assist COMMONWEALTH and a CLIENT’s auditors (including internal audit staff), inspectors, regulators, consultants and other representatives in connection with any audit in relation hereto as is reasonably required. ADMINISTRATOR and SDI shall cooperate fully with COMMONWEALTH, a CLIENT or their designees in connection with audits in relation hereto and with regard to examinations by regulatory authorities and shall, on a timely basis, furnish each with information reasonably requested; PROVIDED, HOWEVER, that COMMONWEALTH shall reimburse ADMINISTRATOR for the reasonable costs incurred by it or SDI of obtaining the requested information where the information is not readily available without research or generation of data or reports that is or are not normally generated by ADMINISTRATOR or SDI in the ordinary course of business.

16.4                        Categories of Audits.

Audits and inspections shall be limited to information relating to the Services, in the case of ADMINISTRATOR, and Brokerage Services, in the case of SDI, and may include:

a.                                      ADMINISTRATOR’s and SDI’s practices and procedures, including procedures to maintain the confidentiality of COMMONWEALTH and each CLIENT’s Confidential Information;

b.                                      ADMINISTRATOR’s and SDI’s computer systems;

c.                                       ADMINISTRATOR’s and SDI’s controls and security measures and procedures;

d.                                      ADMINISTRATOR’s and SDI’s disaster recovery and back-up procedures;

e.                                       any matter necessary to enable COMMONWEALTH or a CLIENT to meet requirements of law;

f.                                        ADMINISTRATOR’s and SDI’s compliance with Applicable Levels of Service; and

g.                                       Books and Records.

16.5                        No Interference.

In no event shall COMMONWEALTH or any CLIENT while conducting audits and investigations materially interfere with ADMINISTRATOR’s or SDI’s ability to perform its obligations under this Agreement or conduct its other operations in the ordinary course of business.

16.6                        Audit Expenses.

COMMONWEALTH or the applicable CLIENT shall bear the expenses relating to any audit performed under this provision; PROVIDED, HOWEVER, if any such inspection reveals that any invoice or payment has not been rendered or made in accordance with the terms of this Agreement and has resulted in a material overcharge to COMMONWEALTH which results in a refund or credit of the overcharge as provided in Section 9.1, ADMINISTRATOR shall reimburse COMMONWEALTH for its reasonable internal costs and external expenses in connection with the portion of the audit relating to the invoice and/or payment resulting in such material overcharge, without prejudice to any other remedies or claims of COMMONWEALTH. In no event shall COMMONWEALTH or a CLIENT be obligated to pay to ADMINISTRATOR or SDI any costs or expenses incurred by ADMINISTRATOR or SDI in assisting the completion of the audits contemplated under this provision other than the reasonable costs of obtaining information as referred to, and under the circumstances described, in the proviso of Section 16.3.

16.7                        Exit Conference.

Following an audit or examination on behalf of COMMONWEALTH or a CLIENT, COMMONWEALTH shall conduct (in the case of an internal audit), or request its external auditors or examiners to conduct, (a) a conference to discuss their preliminary conclusions with ADMINISTRATOR, followed by (b) an exit conference with ADMINISTRATOR to obtain ADMINISTRATOR’s factual concurrence with issues identified in the review.

17.                               MISCELLANEOUS

17.1                        Transfer.

COMMONWEALTH may not assign or sublicense or otherwise transfer voluntarily, or by operation of law, any rights or obligations under this Agreement, nor may COMMONWEALTH or a CLIENT assign or sublicense or otherwise transfer voluntarily, or by operation of law, any rights or obligations under a Work Assignment, without ADMINISTRATOR’s and SDI’s prior written consent, such consent not to be unreasonably withheld; PROVIDED, HOWEVER, that COMMONWEALTH or a CLIENT may assign or otherwise transfer its rights and obligations to an Affiliate or to a successor to substantially all of its assets as long as the rights and obligations of ADMINISTRATOR and SDI are not materially affected and as long as there is no material increase in the credit or regulatory-compliance risk of ADMINISTRATOR, in its reasonable discretion. ADMINISTRATOR or SDI may not assign or sublicense or otherwise transfer voluntarily, or by operation of law, any rights or obligations under this Agreement or Work Assignment without COMMONWEALTH’s prior written consent; PROVIDED, HOWEVER, that ADMINISTRATOR may assign or otherwise transfer its rights and obligations to an Affiliate or to a successor to substantially all of its assets as long as the rights and obligations of COMMONWEALTH are not materially affected; PROVIDED, FURTHER, that any effect on any right or obligation of COMMONWEALTH or a CLIENT that results because an assignee or transferee of ADMINISTRATOR’s rights and obligations under this Agreement is required to be licensed or registered with any Government Entity as a third party administrator shall be deemed immaterial; PROVIDED, FURTHER, that ADMINISTRATOR remains liable for the performance of this Agreement or a Work Assignment by its assignee. In the event of any such assignment or transfer, if regulatory approval is required in order for ADMINISTRATOR to remain liable under and subject to this Agreement, ADMINISTRATOR agrees to diligently seek such regulatory approval. An assignment or transfer in connection with any corporate reorganization or other transaction requiring regulatory approval to be obtained by ADMINISTRATOR or an Affiliate will be subject to ADMINISTRATOR’s seeking regulatory approval to remain subject to this Agreement concurrently with its seeking the other approval, and obtaining such approval, subject to any requirements imposed by any Regulatory Authority under Applicable Law. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Any assignment, sublicense or other transfer in violation of this Agreement shall be void.

17.2                        Independent Contractor.

Nothing in this Agreement will be construed a creating the relationship of employer and employee, partners or joint venturers between ADMINISTRATOR or SDI on the one hand, and COMMONWEALTH or any CLIENT on the other hand, or between any of the Parties’ employees or representatives. No Party shall represent that it is (or that any of its employees are) an employee, partner or joint venturer with any other Party. It is the express intent of the Parties that neither ADMINISTRATOR nor SDI is an employee, partner or joint venturer of COMMONWEALTH or any CLIENT for any purpose and that all Services and Brokerage Services performed hereunder by ADMINISTRATOR and SDI, respectively shall be as an “independent contractor” as that term is defined by Applicable Law, and that ADMINISTRATOR and SDI shall be free to exercise independent judgment as to the time, place and manner (such manner not being inconsistent with ADMINISTRATOR’s and SDI’s obligations hereunder) of performing its duties as to all of the Services, in the case of ADMINISTRATOR, and Brokerage Services, in the case of SDI, under this Agreement.

17.3                        Entire Agreement.

This Agreement (including Exhibits, Annexes and written amendments hereto) and each Work Assignment, as supplemented by the terms and conditions of this Agreement constitutes the entire agreement between the applicable Parties hereto and supersedes any prior agreement with respect to the subject matter hereof or thereof, whether oral or written, and neither this Agreement nor any Work Assignment may be modified or amended except in a written instrument executed by duly authorized representatives of the applicable Parties hereto or thereto. Any modification or amendment of this Agreement by and among COMMONWEALTH, ADMINISTRATOR and SDI shall bind such Parties as well as all CLIENTS which at the time of such amendment or modification are Affiliates of COMMONWEALTH.

17.4                        Notice, Service of Process and Regulatory Notices.

All notices and other communications required or permitted under this Agreement or a Work Assignment to be given in writing shall be deemed to have been duly given on the date delivered by hand, by nationally recognized overnight courier service or by messenger, or upon receipt by facsimile transmission, or upon delivery by registered or certified mail (return receipt requested) postage prepaid (except, in the case of a notice of breach or termination for Cause under Section 7.5, in which case certified mail or nationally recognized overnight courier service shall be the required method), to any Party at the following addresses and facsimile numbers, or to such other address or facsimile number as a Party to receive the notice or request so designates by written notice to the other:

If to ADMINISTRATOR or SDI:

se(2) inc.

5801 SW Sixth Avenue

Topeka, Kansas 66636-0061

Attention: James R. Schmank

Facsimile: (785) 368-1309

With a copy to:

Security Benefit Corporation

One Security Benefit Place

Topeka, Kansas 66636-0061

Attention: General Counsel

Facsimile: (785) 438-3080

If to Commonwealth:

Commonwealth Annuity and Life Insurance Company

132 Turnpike Road

Southborough, MA 01772

Attention: Joel Volcy

Facsimile: (212) 428-1819

With a copy to-

Commonwealth Annuity and Life Insurance Company

132 Turnpike Road

Southborough, MA 01772

Attention: General Counsel

Facsimile: (212) 493-9888

If to CLIENTS:

As set forth in the applicable Work Assignment.

In the event any legal process or notice is served on a Party to this Agreement or Work Assignment in a suit or proceeding against any of the other Parties, the Party served shall promptly forward such process or notice on to the appropriate other Party at the address specified above.

In the event any regulatory notices or correspondence pertaining to this Agreement or Work Assignment is received by a Party, the Party receiving same shall promptly forward a copy to the other Parties at the address specified above.

17.5                        Governing Law.

The laws of the State of New York govern this Agreement and each Work Assignment, without regard to its principles governing the conflicts of laws. The Parties unconditionally consent to the exclusive jurisdiction of and venue in the state and federal courts located in New York, New York.

17.6                        Counterparts.

The signatures of the Parties need not appear on the same copy of this Agreement or a Work Assignment, so long as each Party signs at least one copy of this Agreement or a Work Assignment and the copies contain the same terms.

17.7                        Construction.

The headings used herein or in a Work Assignment are inserted only as a matter of convenience and for reference and shall not affect the construction or interpretation of this Agreement or a Work Assignment. Where context so indicates, a word in the singular form shall include the plural, a word in the masculine form the feminine, and vice versa. The word “including” and similar constructions (such as “for example”, “such as”, and “E.G.”) shall mean “including, without limitation,” throughout this Agreement. The Parties agree that the terms and conditions of this Agreement or a Work Assignment are the result of negotiations between the Parties and that neither this Agreement nor a Work Assignment shall be construed in favor of or against any Party by reason of the extent to which the Party or its professional advisors participated in the preparation of this Agreement or the Work Assignment.

17.8                        Severibility.

If any term, provision, covenant or restriction of this Agreement or a Work Assignment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement or the Work Assignment shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby or thereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement or the Work Assignment so as to affect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

17.9                        Third Party Beneficiaries.

Each Party intends that neither this Agreement nor any Work Assignment shall benefit, or create any right or cause of action in or on behalf of, any Person or entity, including without limitation any Governmental Entity or Regulatory Authority, other than COMMONWEALTH, the CLIENTS, ADMINISTRATOR and SDI, as the case may be.

17.10                 Covenant of Further Assurances.

Each Party covenants and agrees that, subsequent to the execution and delivery of this Agreement or a Work Assignment and without any additional consideration, each shall execute and deliver any further legal instruments and perform any acts which are or may become necessary to effectuate the purposes of this Agreement or the Work Assignment.

17.11                 No Solicitation of Employees.

During the Term and for a period of [ ] after the Term, COMMONWEALTH or CLIENT, as applicable, on the one hand, and ADMINISTRATOR and SDI, on the other hand, agree that each of the following (each a “Restricted Group”):

(a)                                 in the case of COMMONWEALTH, any other internal employees of COMMONWEALTH involved in evaluating ADMINISTRATOR and/or SDI as potential providers of the Services or Brokerage Services, respectively, or who may interact personally with employees of ADMINISTRATOR or SDI in connection with ADMINISTRATOR’s or SDI’s performance hereunder;

(b)                                 in the case of a CLIENT, its units, departments, and personnel which or who may interact (in the case of personnel, personally) with employees of ADMINISTRATOR or SDI in connection with ADMINISTRATOR’s or SDI’s performance hereunder for CLIENT;

(c)                                  in the case of ADMINISTRATOR and SDI, as to COMMONWEALTH, ADMINISTRATOR’s and SDI’s annuity and life insurance business process outsourcing services units and any other of their internal employees involved in evaluating the relationship with COMMONWEALTH herein or who may interact personally with employees of COMMONWEALTH in connection with ADMINISTRATOR’s or SDI’s performance hereunder;

(d)                                 in the case of ADMINISTRATOR and SDI, as to a CLIENT, ADMINISTRATOR’s and SDI’s annuity and life insurance business process outsourcing services units and any other of their internal employees involved in evaluating the potential relationship with CLIENT hereunder or who may interact personally with employees of CLIENT in connection with ADMINISTRATOR’s or SDI’s performance hereunder; shall not, without the other Party’s prior written consent, DIRECTLY OR INDIRECTLY solicit for employment any individual employed by the other Party (in a non-clerical position) at any time during the Term with whom the Restricted Group has contact in connection with evaluating the establishment of the relationships reflected herein and/or in the applicable Work Assignment or in connection with the ADMINISTRATOR’s and/or SDI’s performance hereof or hereunder; provided that this prohibition shall not apply in respect of any such employee:

(i)                                     who responds to general advertisements or solicitations or recruitment searches not specifically targeted by the Party or any of its Affiliates at any of the other Party’s employees or who is referred by search firms or employment agencies or similar entities so long as such entities have not been instructed by the Party or any of its Affiliates or representatives to solicit such employees;

(ii)                                  who approaches the Party of his or her own initiative, without any direct or indirect solicitation by the Restricted Group; or

(iii)                               who has been given notice of termination by the other Party prior to commencement of employment discussions between the Party and such specific employees, or (iv) with whom the Party or any of its Affiliates are currently having employment discussions prior to the date of this Agreement, or any hires made by the Party pursuant to any of the foregoing.

In Witness Whereof, the undersigned have executed and delivered this Agreement, which shall be effective as of April 1, 2013.

SE(2) INC.		SECURITY DISTRIBUTORS, INC.
5801 SW Sixth Avenue		One Security Benefit Place
Topeka, Kansas 66636-0061		Topeka, Kansas 66626-0061

By:	/S/ James R. Schmank	By:	/S/ James R. Schmank
	[signature]		[signature]

	Name: James R. Schmank		Name: James R. Schmank
	[printed]		[printed]

	Title: SR Vice President		Title: Vice President

COMMONWEALTH ANNUITY

AND LIFE INSURANCE COMPANY

132 Turnpike Road

Southborough, MA 01772

By:	/S/ NICHOLAS VON MOLTKE
[signature]

Exhibit A-1

FORM OF TERMINATION AGREEMENT

Termination Agreement by and among The Goldman Sachs Group, Inc., se(2) inc., and Security Distributors, Inc. (collectively, the “Parties”) for the purposes set forth herein.

The Parties do hereby:

(1)                                 terminate as of the date hereof that certain Third Party Administrator Agreement by and among The Goldman Sachs Group, Inc., se2, Inc. (as successor, by assignment, to Security Benefit Life Insurance Company), and Security Distributors, Inc., dated August 22, 2005, as amended, and the related Work Assignments dated December 30, 2005, October 31, 2006, October 2008 and April 26, 2012 (the “TPA Agreements”); and

(2)                                 forever release and discharge one another and their respective predecessors, successors, assigns, officers, directors, employees, and other representatives from any and all liability that any such party has against any other party or any of such other party’s predecessors, successors, assigns, officers, directors, employees, or other representatives arising from, based upon, or otherwise related to the TPA Agreements, it being the intention of the parties that this release shall operate as a full and final settlement of each party’s liability to each other party under, in connection with, and with respect or related to the TPA Agreements; provided, however, that such termination, release and settlement of the TPA Agreements shall not extinguish, limit or otherwise modify any liability arising or incurred thereunder prior to, or with respect to any period prior to, the date hereof, and in connection therewith such TPA Agreements remain in full force and effect.

In Witness Whereof, the undersigned have executed and delivered this Termination Agreement, which shall be effective as of 11:59:59 p.m. on March 31, 2013.

SE(2), INC.		SECURITY DISTRIBUTORS, INC.

By:	/s/ James R. Schmank	By:	/s/ James R. Schmank
Name: James R. Schmank		Name: James R. Schmank
Title: SR Vice President		Title: Vice President

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Allan Levine
Name: Allan Levine
Title: Managing Director

Exhibit A-2

FORM OF TERMINATION AGREEMENT

Termination Agreement by and among First Allmerica Financial Life Insurance Company, se(2) inc., and Security Distributors, Inc. (collectively, the “Parties”) for the purposes set forth herein.

The Parties do hereby:

(1)                                 terminate as of the date hereof that certain Third Party Administrator Agreement by and among First Allmerica Financial Life Insurance and Annuity Company, se2, inc. (as successor, by assignment, to Security Benefit Life Insurance Company), and Security Distributors, Inc., dated January 20, 2006, as amended, and the related Work Assignment dated January 20, 2006 (the “FAFLIC TPA Agreements”); and

(2)                                 forever release and discharge one another and their respective predecessors, successors, assigns, officers, directors, employees, and other representatives from any and all liability that any such party has against any other party or any of such other party’s predecessors, successors, assigns, officers, directors, employees, or other representatives arising from, based upon, or otherwise related to the FAFLIC TPA Agreements, it being the intention of the parties that this release shall operate as a full and final settlement of each party’s liability to each other party under, in connection with, and with respect or related to the FAFLIC TPA Agreements; provided, however, that such termination, release and settlement of the FAFLIC TPA Agreements shall not extinguish, limit or otherwise modify any liability arising or incurred thereunder prior to, or with respect to any period prior to, the date hereof, and in connection therewith such TPA Agreements remain in full force and effect

In Witness Whereof, the undersigned have executed and delivered this Termination Agreement, which shall be effective as of 11:59:59 p.m. on March 31, 2013.

SE(2), INC.		SECURITY DISTRIBUTORS, INC.

By:	/s/ James R. Schmank	By:	/s/ James R. Schmank
Name: James R. Schmank		Name: James R. Schmank
Title: SR Vice President		Title: Vice President

FIRST ALLMERICA FINANCIAL LIFE INSURANCE AND
ANNUITY COMPANY

By:	/s/ Nicholas H. von Molkte
Name: Nicholas H. von Molkte
Title: President and Chief Executive Officer

Exhibit D

OFF SITE FACILITES

Underground Vaults and Storage, Inc.

1540 NW Gage Blvd.

Suite #6

Topeka, KS 66618

D-1

Exhibit E

SECURITY PROCEDURES

This Exhibit specifies requirements for: Information Security, Physical Security, Backup & Contingency Planning and Audit. “Vendor” refers to each of ADMINISTRATOR and SDI. “Customer” refers to each of COMMONWEALTH and its CLIENTS.

1.    Definitions:

1.1.  “SYSTEMS AND NETWORKS” shall mean hardware, software (including the copies of Vendor’s proprietary technology and third party technology installed thereon) and telecommunication facilities employed by Vendor to receive, process, maintain, transmit and store data, whether or not such hardware, software and telecommunications facilities are also used to host other parties’ confidential or other information or software.

1.2.  “ATTEMPTED ATTACK” shall mean all of the following preliminary attacker efforts that occur for any incident: port scanning, IP address mapping and OS fingerprinting.

2.    Information Security Management

2.1.  Vendor has and shall maintain at all times during the Term a security policy that explicitly addresses and provides guidance to employees and non-employee workers to ensure the confidentiality, integrity and availability of information and systems maintained or processed by Vendor. The policies shall be approved by senior management and contain penalties or sanctions for non-compliance. Vendor’s security policy shall provide a framework for information security management within its overall organization. That policy must have an explicit section on the handling and management of personal information. Explicit procedures must exist that describe how personal information is to be managed, including disposal and destruction of data after its useful life.

2.2.  Vendor shall have dedicated resources (E.G. an Information Security manager or group) to foster and focus on information security efforts. The following details of the individuals shall be provided to Vendor: contact details, a name, phone number and email address.

2.3.  Vendor shall have a written security plan that provides a framework for information security management within their organization. The plan should address the following key points:

(a)  The delegation and assignment of responsibilities for security;

(b)  Management oversight for the plan and its deployment;

(c)  The means for managing security within the enterprise;

(d)  Policies and procedures for data confidentiality and privacy;

(e)  Methods of handling sensitive or confidential information received from or with respect to customers; and

(f)  Incident response in the event of a breach of security or unauthorized disclosure of customer data

3.        Internal Audit / Security Reviews

3.1.   Annual security audits or assessments, including testing of the system of controls, will be performed by an independent audit group within Vendor on a periodic basis. The audits should include testing of Vendor’s information security procedures as well.

3.2.   Vendor shall provide Customer with details from its last security audit or review conducted by a qualified third-party. The details shall include the name of the reviewing company, the date of the review and a general statement on the overall security posture of Vendor’s Systems and Networks, facilities and operations. The general purpose of such audits will be to identify areas for reasonable improvement in security related procedures and compare existing procedures to industry standards and best practices.

3.3.   Vendor shall have a process for correcting control deficiencies that have been identified in audits or assessments, including follow up documentation providing evidence of such corrections. Vendor will endeavor to institute procedures necessary to address audit findings and remain compliant with existing industry standards.

4.        Personnel Practices

4.1.   Vendor shall ensure that written confidentiality agreements are signed by all employees, non-employee workers, consultants, temporary workers and other persons, such as third party vendors and subcontractors, who may have access to Vendor’s Systems and Networks and facilities.

4.2.   Vendor shall perform pre-employment screening in accordance with ATTACHMENT A TO EXHIBIT E (background checks) for all employees, non-employee workers, consultants, temporary workers and other persons, such as vendors, hired or engaged after the date of this agreement and who may provide services to or for Customer.

4.3.   Vendor shall apply the Disqualifying Standards as contained in ATTACHMENT B TO EXHIBIT E to all current and future employees to the extent that disqualifications are encountered in the pre-employment screening process or otherwise come to Vendor’s attention.

4.4.   All employees, non-employee workers, consultants, temporary workers and other persons, such as third party vendors and subcontractors who may have access to Vendor’s Systems and Networks and facilities shall be made aware of, and be required to adhere to, the security policies of the Vendor and have training in security practices including the handling of sensitive or confidential Customer information.

5.        Employee Remote Electronic Access

5.1.  Employee remote access solutions must technically prevent the export of data of, Vendor, its customers, or such customers’ customers to the person’s local computer situated outside the Vendor’s facilities.

6.        Storage of Data on Mobile Devices

6.1.  Vendor must ensure the security of data on distributed devices by requiring the following:

(a)  No data storage devices that may contain data of Vendor, its customers, or their customers’ customers are permitted to leave Vendor’s facility without express written permission from Customer;

(b)  No storage devices not belonging to the Vendor shall be allowed access to such data. “Storage device” includes, but is not limited to, laptop computers, flash drives, MP3 players, camera phones, or other electronic devices with storage capability;

(c)  Laptops used by Vendor personnel to conduct Customer business or provide services or products to or for Customer must be the property of Customer or Vendor. No personal laptops owned by Vendor’s personnel may be used for such activities;

(d)  If any storage device, laptop or other mobile hardware contains data, such data shall be encrypted with a minimum 128-bit encryption key length; and

(e)  Suspected loss or theft of any device which may contain data of Vendor, its customers, or its or their customers’ customers must be reported immediately by Vendor personnel to Vendor, and reported immediately by Vendor to Customer.

6.2.  Outsourcing/Subcontracting/Reliance by Vendor on Third Parties:

(a)  If Vendor outsources or subcontracts the provision of services or products to or for Customer to third parties, or otherwise relies on third parties to fulfill Vendor’s information technology or Security functions, then, in addition to the requirements set forth in the Agreement, the Vendor shall require the following:

(i)    Formal written agreements that require the security controls employed by the third parties to be consistent with the Agreement, Vendor’s security practices and the Attachment. In addition, Vendor must enter into written confidentiality agreements with such third parties that, at a minimum require such third parties to protect such Confidential Information on terms no less protective than those contained in the Agreement;

(ii)   Vendor shall review, or have an independent audit group within Vendor assess, the third party’s security posture; and

(iii)  All such outsourcing, subcontracts or other reliance after the date of the Agreement to which this Attachment relates must be reviewed and approved by Customer in writing in advance.

7.        Back-up and Business Continuity Plans

7.1. Vendor shall have a data backup and offsite storage process, including backup/storage schedules and control requirements that address the following:

(a)  Vendor shall have business continuity plans in place which define contingency plans and provide for the testing of such contingency plans. Vendor shall indicate the frequency of such testing and ensure that those plans ensure the Vendor’s service level commitments to Customer can be met;

(b)  Data backups stored both on and off the Vendor’s site shall be maintained in a secure climate-controlled environment with sufficient controls to ensure the backup media are actually being received by the storage facility and that transportation boxes containing such media have not been tampered with, diverted or lost during transport; and

(c)  Customer Information shall be irreversibly removed, to the extent possible per current technology, from all storage mechanisms and electronic media when such data is no longer needed for the provision of services or products to or for Customer, as reasonably determined by both Customer and Vendor.

8.        Security and Processing Controls

8.1. Vendor shall have standards and procedures in-place to address system configuration, operation and management controls for the Systems and Networks, including the following:

(a)  Vendor shall employ industry-standard security technologies to protect data, including but not limited to physical access controls and logical access controls;

(b)  Security controls appropriate for the Systems and Networks and their application environment as recommended by manufacturers and best practices published by industry organizations;

(c)  Identification and patching of security vulnerabilities;

(d)  Change control process and procedures;

(e)  Problem management;

(f)  Incident detection, response and management; and

(g)  Data access entitlement and a review process for existing entitlements and changes to them.

8.2.         If Vendor connects to the Internet or other external facilities it shall have in place technology controls including firewalls, security monitoring and alerting systems (I.E. Intrusion Detection Systems). The Vendor must implement and comply with Customer’s preferred security protocols, including but not limited to Single Sign On and Secure Email.

9.        Information Storage and Processing

9.1.         Vendor shall store and process production data in a production environment only. Vendor shall ensure that non-production environments used for development, testing, or any non-production activity, other than error correction procedures, which may be temporarily performed in a test region, shall only use test data, and in such cases the test data shall not contain any production data.

10.       Notification & Reporting Obligations

10.1.     Vendor shall inform Customer of the following events without undue delay, as soon as practicable after the event:

(a)  Suspected breaches/compromises (beyond an Attempted Attack) of Vendor’s Systems and Networks, and claims or threats of such events made by any personnel or external person;

(b)  Termination of any personnel for cause, where related to such personnel’s potential or actual misuse or compromise of Customer Data or Vendor’s Systems and Networks;

(c)  If permitted by Applicable Law, any law enforcement or governmental investigation or inquiry into suspected misuse or abuse of Vendor’s Systems and Networks;

(d)  If any of the Customer Data is or was left unprotected, or is or was insufficiently protected for its level of sensitivity and risk, irrespective of whether a security breach has occurred;

(e)  The loss of any physical device that may have contained Customer Data; and

(f)  Vendor will provide reporting, as requested by Customer, to Customer regarding access to Customer Data.

10.2        Vendor shall provide notice to Affected Persons of Compromise of Personal Information.

(a)  Vendor shall cooperate with Customer in satisfying any legal requirement that requires Customer or Vendor to provide notice to a person (“Affected Person”) that a suspected breach/compromise of such person’s information is believed to have occurred.

(b)  Vendor shall contact Customer’s Chief Compliance Officer or Information Security Officer with details of the suspected breach/compromise immediately following its discovery by Vendor. If notice to Affected Persons is required by law, or if such notice is contemplated by Vendor, prior to giving such notice Vendor shall consult with Customer as to notice method and content as described below. The timing of any notice to an Affected Person shall be delayed in order to implement any Customer and Vendor measures necessary to determine the scope of the breach/compromise or to remedy or limit the breach/compromise, or if any law enforcement or other government agency advises Customer or Vendor that the issuance of the notice will impede a criminal or other investigation.

(c)  Method of Notice. Unless otherwise approved by Customer, Vendor shall not provide notice to an Affected Person by unsecure means. “Unsecure means” shall include, without limitation, unencrypted email, and publication on a public website that does not provide a secure sockets layer session for the Affected Person’s password-protected access. In addition, unless otherwise approved by Customer, Vendor shall not provide notice via press release, print media or broadcast media.

(d)  Content of Notice. The content of Vendor’s notices to the Affected Person shall be subject to Customer’s approval, which shall not be unreasonably withheld or delayed.

(e)  Cost of Notice. Customer shall not require any notice method or notice content that requires Vendor to incur any additional cost beyond the cost imposed upon Vendor by law.

(f)  Survival. Vendor’s obligations under this provision shall survive the termination and expiration of the Agreement and Work Assignments.

11.       Examination of Records.

11.1 During the Term and for thirty (30) days after termination or expiration of this Agreement, Vendor shall implement and maintain backup processes sufficient to keep detailed, accurate and up-to-date accounts and records, including computer logs, of all information security activities carried out, and all costs and expenses for which Customer must reimburse Vendor, incurred in the performance of its information security obligations under this Agreement.

11.2 Upon Customer’s request, and subject to the restrictions on Confidential Information set forth in this Agreement, Vendor shall allow Customer or its authorized representatives to examine and copy such accounts and records as Customer determines may be relevant to information security issues and related expenses arising under this Agreement.

(a) Such examination and copying shall occur at reasonable intervals and upon reasonable notice during the Term and for thirty (30) days thereafter.

(b) Upon termination or expiration of this Agreement, Vendor shall also provide Customer with a then-current “snapshot” recordation on appropriate media of the accounts and records required to be made available for examination under this provision.

July 28, 2005

Chad Honeyman

Director Corporate Security

One SW Security Benefit Place

Topeka, Ks 66636

Dear Chad,

Securitas has developed and produced an extensive manual to support our field personnel in recruiting and hiring functions. This guide, SERVICE HEROES, includes recruiting strategies, programs and processes to effectively identify potential employees. Recruiting functions are handled by the human resources manager of the Topeka branch office servicing Security Benefit.

Recruiting sources include our web page (www.Securitasinc.com), local newspapers, college campus placement centers, state employment commissions/development departments, veterans’ groups, senior organizations, city and county social service agencies, private industry councils, JTPA programs, vocational centers, military organizations, civil police offices, job fairs, specifically targeted groups and employee referrals (referral bonuses), and numerous other qualified employment sources listed in our SERVICE HEROES best practices. In low unemployment areas, we may offer sign-on bonuses (based on length of employment).

We take seriously our responsibility to select only those security officers who possess the appropriate skills, qualifications, and aptitudes for each client location. Every officer we hire has undergone personal interviews, reliability testing, and reference checks to determine our comfort level with the individual’s ability to represent Securitas and our clients in a professional manner. We then screen officers to insure there is a good match between the officer’s aptitudes and our client’s site.

Securitas takes a serious and consistent view on increasing retention and making Securitas the employer of choice. Our focus on retention begins as an applicant completes our hiring paperwork. We strive to make every person who walks through our doors feel special. Continued focus on retention occurs with individual visits (or calls) to newly hired security officers to discuss anything that might be on the officer’s mind. Securitas also uses a series of branch and regional awards, which recognize excellent work and consistently promote on-going education and development.

SELECTION AND HIRING OF SECURITY OFFICERS

The following is a brief overview of Securitas’ pre-employment selection process to be used in support of Security Benefit. Our process not only screens out unacceptable candidates, but also goes well beyond the industry norm to focus on selecting world-class employees. In addition, our process identifies candidates who possess important traits we believe are critical to both of our organizations, such as honesty, integrity and a strong customer service orientation suited to the culture and operating environment of Security Benefit.

JOB APPLICATION

The first step of our hiring process is to obtain basic employment and background information from the applicants. The purpose of this step is to obtain information which will assist in:

•                  the pre-screening of applicants.

•                  the in-depth interviews and background screening with emphasis on employment patterns and personal background. During this step, each applicant is required to complete the following forms:

•                  application for employment

•                  job skills proficiency quiz

•                  employment and appearance agreement

•                  verification of previous employment

Initial Interview

The first pre-employment interview is conducted to eliminate those applicants who fail to meet our basic employment requirements, which determine if an applicant can become a security officer candidate.

These requirements are as follows:

•                  access to a telephone and reliable transportation

•                  at least 18 years of age

•                  a U.S. citizen or documentation allowing residency and authorization to work

•                  ability to read, write and speak English fluently as measured by written testing requiring essay answers, which demonstrate comprehension of written English and the ability to respond in writing

•                  no disqualifying criminal record

•                  in accordance with the provisions of the Americans with Disabilities Act, the ability to perform assigned duties

•                  verifiable employment for a period of seven years

•                  a Social Security Card

•                  a high school diploma or GED

VIDEO SCREENING/QUESTIONNAIRE

Each applicant is required to undergo an orientation session in which the applicant reviews security-related video presentations. The session includes a test covering the following areas: Basic Orientation, Public Relations, Communication & Reports, Safety, Techniques of Patrol, Fire

Prevention, Basic First Aid, Defensive Driving, Client Relations, and Hazardous Material Communications.

STANTON SURVEY(SM)

During this step each applicant is required to complete this survey. The Stanton Survey(SM) is an assessment measuring an applicant’s attitude towards honesty and counter-productive work behavior.

DRUG SCREENING

Securitas mandates a drug free workplace with zero tolerance. This fact is widely published and communicated throughout our organization. One of the first things an applicant sees when entering a Securitas office is a sign that reads “At Securitas, we test for drugs.” We partner with ChoicePoint, the world’s largest provider of public record information and drug screening services, which provides third party administration of our drug screening program. Securitas utilizes ORALscreen, an oral fluid based point of contact screen for drugs of abuse.

BACKGROUND VERIFICATION

Securitas uses ChoicePoint as a third party administrator to conduct pre-employment background verifications.

Our required background verification includes the following:

•                  military service - (DD 214) - nature of separation

•                  criminal records check of both misdemeanors and felonies for a seven year residence history

•                  credit check (when required by our clients)

•                  Social Security number trace

•                  Department of Motor Vehicles driver’s license search for all driving positions

•                  former employment verification-past 7 years

•                  reference checks

ASSIGNMENT/SCHEDULING INTERVIEW

Final administrative processing and documentation is accomplished during this step, as well as the fitting and issuance of uniforms and equipment. The applicant is contacted and scheduled for the next interview. We conduct an in-depth interview with emphasis on background employment patterns and Securitas’ policies on dress and grooming standards. The final results of the Stanton Survey are discussed and any open issue or concern is resolved. Specific issues and performance expectations of Security Benefit will be discussed as well during this interview.

SITE INTERVIEW

Tentative assignment is made and our client representative is notified. When requested by our clients, applicants are sent to the client site for a final interview. We understand the importance and sensitivity that our clients and partners desire us to place on the careful selection of security personnel. We are committed to providing the most qualified and high quality security officers available in the local labor market.

Security Officer Training

Our commitment to provide our clients with properly trained security officers was the driving force behind the development of the Securitas Center for Professional Development (CPD). The CPD is professional training management organization that continuously strives to bring world-class training programs, products and services to all the men and women of Securitas.

Securitas has made a substantial investment in the CPD and the related region training and development functions. Each of Securitas’ ten regions is staffed with a regional director/ manager of training and development (RMTD), whose role is to:

•                  Manage region efforts in training, organizational improvement and performance enhancement.

•                  Conduct training in a variety of settings and develop curricula combining multiple existing and acquired resources.

•                  Analyze performance of individuals, programs and organizational units; develop performance and competency models.

•                  Develop partnerships with clients by learning the clients’ business and collaborating to identify learning opportunities that will enhance the delivery of security services.

TRAINING CERTIFICATION

We maintain training certification listing all completed training modules in each officer’s file. Upon completion of a training module, the instructor administering the training certifies that this training was satisfactorily completed on a Training Module Completion form.

Security Benefit’s initial training requirements will be fulfilled within a mutually agreeable timeframe prior to permanent placement at Security Benefit for all officers. Retained incumbent officers, as applicable, will also receive Securitas specific elements of this training after transition in manageable groups so as not to interrupt security operations.

Securitas provides each security officer with an intensive five-step training program. Our approach is based on two key perspectives. First, it recognizes that certain principles and techniques, such as those dealing with observation, safety, reporting, interpersonal relations and Securitas policies, are the same regardless of where the person is assigned. Secondly, individual clients have unique situations which require additional specialized training. Therefore, we provide both general and client-specific training.

Step 1:

This training complies with state required pre-assignment training. The following general subjects are covered: Introduction, Role of Security Officer, Legal Powers and Limitations, Emergency Situations, Communications and Public Relations, Access Control, Diversity, Policies Against Sexual Harassment, Ethics and Conduct.

Step 2:

On-the-job Training: A site-specific training program focusing directly on Security Benefit requirements. On-the-job training, conducted mostly on-site at Security Benefit, is designed to instruct the officer of the particulars of the job. Specific training such as First Aid/CPR, AED, Fire Guard or Securitas’ Drive-for-Life training course (for those required to operate a vehicle as part of the job) will also be conducted at this time.

Step 3:

In order to provide our clients with the finest security services available, we developed an extensive empowerment program designed to train, motivate and empower every security officer. Titled “The Excellence in Service(SM)” Program, Service Heroes are identified by completing certain training and client service activities and receiving coupons which are eligible for periodic cash drawings at the local, regional and national levels. Each year, our winning security officer receives a check for $[    ] during our national coupon drawing and attends a special ceremony. This program offers a poster awareness program and magazine depicting real Securitas associates and real events that correspond to the training and/or customer service topic being emphasized that month.

Step 4:

Advanced Training: Securitas has the in-house expertise to train our officers to meet Security Benefit requirements. Topics may include supervisory programs such as Role of the Supervisor, Managing Performance, Service Excellence and PSTN.

Step 5:

ACT 1, 2 and 3: Securitas has developed a three part course of study known as our Advanced Certification Training Program (ACT 1, 2 and 3), designed to provide advanced training for each security officer. We make this course available to all security officers at Security Benefit. We specifically encourage our security officers to participate as an opportunity to further their security knowledge and to prepare them for advancement both at Security Benefit and within Securitas.

Each study course provides details of the security profession. Our security officers voluntarily follow the course of study at their own pace, on their own time. Booklets and study guides are provided. When the officer is ready, the supervisor will administer a closed-book, multiple choice exam. Upon receiving a satisfactory passing grade on the first exam (ACT 1), the security officer is awarded a certificate and distinctive pin denoting Certified Security Officer status.

Upon passing ACT 2, a certificate and brass nameplate are awarded. Successful completion of ACT 3 earns the officer a certificate and a Professional Security Officer pin.

SUPERVISOR TRAINING

Securitas has developed a certification process for supervisors. As a part of our efforts to also prepare security officers for promotion to supervisory positions, our officers participate in this program. Our security supervisor certification training program consists of the following modules:

[ ]	[ ]	[ ]	[ ]	[ ]
Quality Customer Service is the Key	The Challenge Ahead	Getting Changes to Stick	What is Process Improvement?	Why Manage Performance?
Identifying the Needs of Your Customers	Transition to Supervisor	Customer Satisfaction	Who is the Customer?	Developing Performance Goals
Provide for the Needs of Your Customers	Delegation: A Critical Skill	Measuring Quality and Customer Satisfaction	What is the Issue?	Building Commitment
Project a Positive Attitude	Build A Winning Team	Methods of Collecting Data	Who are the Players?	Preparing for the Performance Review
Working with Clients	Making Better and Faster Decisions	Managing Customer Satisfaction	Where to Begin?	Effective Performance Reviews
Take the H.E.A.T. Put Out the F.I.R.E.	Staying Upbeat	Additional Measurement Tools and Surveys	Team Tips
Proactive Problem Solving

We are committed to working closely with Security Benefit to develop a training program, characterized by value and quality, to ensure our security officers have the tools and information needed to perform at consistently high levels. Our goal is to exceed your performance expectations and to further the cost-value equation of our relationship. Thank-you for the opportunity to Share our recruiting, hiring and training standards and programs with you.

Jim Michaud
Branch Manager

PHYSICAL SECURITY PROCEDURES

Guidelines for minimum physical security measures to be implemented at service locations maintained by Vendor for Services under the Agreement (“VENDOR SERVICE LOCATION(s)”).

1.        Scope

1.1. Vendor will maintain a Corporate Security Department that will manage the security and life safety functions of the firm. The Corporate Security Department is expected to review the security posture of every Vendor Service Location and prepare a security plan based upon Vendor’s corporate standards and the policies detailed in this document.

2.        Administration/Reporting

2.1.     Security Responsibility

(a)  Every Vendor service location, regardless of size, must have one person responsible for security matters. An appropriate employee shall be given this assignment to maintain reliability and assurance.

2.2.      Duties, Location Security Representative: (All Locations)

(a)  Prepare a security plan (“SECURITY PLAN”) that conforms to the guidelines set forth in this document and in those policies set forth by the Corporate Security Department.

(b)  Ensure that fire evacuation plans and any other crisis plans applicable to that Vendor service location, are viable and tested as required.

(c)  Maintain a file containing any material security related problems that occur in the Vendor service location; security and safety related issues in the building; and incidents that occur in the city/country that relate to security/safety, of Vendor, its personnel, and its customers.

(d)  Report significant incidents to Vendor corporate security in a timely manner. Track and report on an ongoing basis those local incidents that denote a significant threat or that may adversely affect Vendor and/or the Vendor Service Location.

(e)  Maintain the emergency contact lists for both local contacts and for internal Vendor notification.

2.3.      Reports (All Locations)

(a)  Security/safety related reports will be issued to Customer by exception only to avoid unnecessary reporting.

(b)  Reports will be necessary when a significant security/safety related incident occurs in the Vendor service location or to the personnel; a threat develops that could affect Vendor’s operation; a significant political event occurs or is anticipated that may affect security; any other incident or threat that the Vendor service location feels would assist Vendor Corporate Security to offer assistance or guidance.

(c)  Vendor Corporate Security will request additional information from a Vendor service location, as needed.

(d)  Reports shared by Vendor with Customer may be redacted to exclude confidential customer information. However, all issues that relate to the general security/safety environment in the Vendor service location that could reasonably be expected to affect Customer interest should be disclosed by the Vendor.

3.   Corporate Security

3.1. Vendor Corporate Security shall maintain a central repository of copies of Vendor service location security plans.

3.2. Vendor Corporate Security may assist any Vendor service location in developing its security plan.

4.   Physical Security

4.1. Access Control

(a)  The goal of a facility access control system and its procedure is to limit access to those who have a legitimate reason for entering and to restrict the movement of visitors and Vendor to those parts of the facility where they have a legitimate purpose. In some cases this restriction will apply to employees, as in the case of limiting access to a computer/equipment room, cage area or segregated department.

(b)  It is highly recommended that Vendor service locations utilize access control systems. All Vendor service locations that are used to provide the Services and that do not utilize and maintain functioning electronic access card systems must be pre-approved by Customer.

(i)  Electronic Access Cards:

(1)  Can be used as an ID Card when required or desired.

(2)  Creates a record of persons entering access doors at all times.

(3)  Avoids the time and cost of replacing keys, locks, etc.

(ii) Receptionist:

(1)  All Vendor service locations should have a receptionist or security officer during working hours.

(2)  All Vendor service locations must have some means of controlling access after regular business hours when the receptionist or security officer is not present.

(A)  CCTV on access points in conjunction with electronically controlled latch.

(B)  Door locked and manually opened after hours upon presentation of ID by visitor to security officer or other employee.

(C)  Security Officer posted at entry points.

4.2. Alarms

(a)  All Vendor service locations must have an intrusion alarm system that, at a minimum, protects all perimeter openings and major data center portals.

(b)  The extent of CCTV required will be site-specific and determined on a case by case basis. However, at a MINIMUM:

(i)  Vendor service location entry points and major data center portals shall be covered by CCTV, and

(ii) All cameras must be recorded with recorders located in a secure area and stored for a thirty (30) -day period.

5.   Visitors

5.1. Reception Areas

(a)  No Customer representative or visitor should be allowed past the reception area unless they have been positively identified and the person to be visited has verified the appointment.

(b)  Where possible, visitors should be escorted.

(c)  Access from reception areas to Vendor service location space should be controlled by the receptionist or opened by the person escorting. If this is not operationally viable, alarms should alert Security Officers if a problem develops.

5.2. Security Officers

(a)  Security Officers are a Vendor service location option.

(b)  Vendor procedures for hiring Security Officers shall follow the procedures substantially similar to those set forth in the attached letter.

6.        Emergency Procedures

6.1.      Fire/Evacuation Plan

(a)  All Vendor service locations must have a fire/evacuation plan and must review it for personnel and other changes as required, minimally once a year.

(b)  Every Vendor service location must be familiar with the building’s fire/evacuation plan and how it affects Vendor. The Vendor’s plan should augment the building plan but in some overseas Vendor service locations the building may not be concerned about fire safety. Vendor’s plan must then take this into consideration. Vendor must conduct tests to ensure that employees recognize the fire alarm warning system.

(c)  If deficiencies are found in a building’s plan or fire safety systems, reasonable effort must be made to rectify the problems. Vendor corporate security assistance should be requested when necessary.

(d)  All Vendor service locations must have a fire alarm and suppression system that complies with local fire codes.

6.2.                            Bomb Threat Procedure

(a)  All Vendor service locations must have a bomb threat response plan that provides for a rational response to a bomb threat. The most critical phase in the process is the assessment of the threat and the decision to evacuate.

(b)  The plan will contain sections dealing with: receipt of threat; notification; threat evaluation; evacuation; searches; suspect device discovery; explosion; and recovery.

(c)  The evacuation procedures for the bomb threat plan should mimic the fire/evacuation procedures.

6.3.      Emergency Contact Lists

(a)  All Vendor service locations must maintain up to date emergency contact lists. At a minimum these lists should be updated quarterly and should contain the following information:

A list containing the local Vendor service location personnel who would be involved in security problems or other emergencies;

All government agencies that could lend support during an emergency;

Security vendors;

Utilities;

Repair personnel, etc.; and

A list containing all pertinent contact personnel at headquarters and at other regional Vendor service locations.

6.4. Shredding Contract

(a)  All Vendor service locations must have an appropriate shredding policy and plan in place. The plan must disclose all companies contracted for shredding services, the method of destruction of confidential data, documents, and media, and if shredding is conducted offsite, the locations where the shredding services are conducted. This plan must be provided to Customer upon request.

ATTACHMENT A TO EXHIBIT E

BASIC EMPLOYEE BACKGROUND INVESTIGATION POLICY REQUIREMENTS

Persons Subject to Pre-Employment Screening	Scope of Pre-Employment Screening*

•                  Employees

•                  Non-employees

•                  Consultants

•                  Temporary workers

•                  Other persons, such as vendors, hired or engaged by Vendor after the date of this Agreement and who may provide services to or for Customer.

•                  Verification of Identity. Vendor will verify each employee’s identity in accordance with Federal form I-9 or using a current driver’s license, a certified copy of the employee’s birth certificate, a passport, or through means such as an original social security card, and comparison of applicant’s physical characteristics with information furnished by employment, education and other records.

•                  Employment History. Except as noted below, Vendor will obtain employment and unemployment history for the past seven (7) years through contacts with previous employers in order to obtain verification of claimed periods of employment, including military history during the review period. Vendor will use its commercially reasonable efforts to verify a seven (7) year employment history record. Such efforts should at least include Vendor’s documented attempts to contact previous employers and obtain verification by telephone, letter or other means.

•                  Educational History. Vendor will verify the highest degree obtained, regardless of date granted. If applicant has higher education, Vendor will verify by obtaining an official transcript from the educational institution or by performing a verbal validity check.

•                  Criminal History. Vendor will conduct a ten (10) year criminal conviction record check, covering all counties of residence and employment during such ten (10) year period. Convictions will not necessarily be a barrier to an employee being assigned to Customer. Factors, including, but not limited to, full disclosure in the application will be considered. Pursuant to the Violent Crime Control and Law Enforcement Act of 1994, however, individuals who have been convicted of a felony involving breach of trust or dishonest will be prohibited from providing Services to Customer unless they have obtained the requisite waiver from the appropriate insurance commission.

•                  Financial History. Vendor will run a credit check for each employee, and must obtain a credit report from one of the three major credit reporting firms.

•                  Drug test. Vendor will require that the employee is administered an industry standard drug test from an accredited testing facility.

•                  U.S. Department of Treasury, Office of Foreign Asset Control (“OFAC”). Vendor will complete a current (within thirty (30) days before placement) OFAC check for each employee. Only those individuals who are no on the OFAC list will be placed at Customer.

*Applicable to all persons listed in the Persons Subject to Pre-employment Screening column.

ATTACHMENT B TO EXHIBIT E

BACKGROUND CHECK DISQUALIFYING STANDARDS

If Vendor believes that applying any of the following Disqualifying Standards would violate Applicable Law, including Title VII of the Civil Rights Act of 1964, as amended, Vendor may disregard such standards to the extent Vendor reasonably determines that apply such standards would violate Applicable Law.

Educational Misrepresentation	Employment Misrepresentation	Credit Issues*	Criminal/Fingerprint Issues	Drug Screen

•             If educational institution has no record of the individual attending the school and the candidate cannot provide supporting documentation

•             If documentation supplied by candidate is proven a forgery by the vendor

•             If candidate states that they have a degree on their resume but then discloses on the application that they did not graduate

•             If employer has no record of employment and candidate cannot supply a reference or documentation proving employment

•             If candidate lists one employer for a specific time frame on the resume and then discloses on the application that they were employed elsewhere during that time period

•             If candidate lists reason for termination as voluntary on the application and employer informs vendor that employee was terminated for cause

•             Date discrepancies of over one month

• Unpaid Civil Judgments • Unpaid Tax Liens • Defaulted Student Loans • Unpaid Alimony • Unpaid Child Support • Charge Off Accounts and/or Collections Accounts exceeding $[ ]

•             Any felony conviction occurring in the last 10 years that would make the individual subject to statutory disqualification as defined in Section 3(a)(39) and Section 15(b)(4) of the Securities Exchange Act of 1934.

•             Any felony  conviction involving breach of trust or dishonesty, no matter when convicted, unless the convicted individual has obtained the requisite waiver from the appropriate insurance commissioner pursuant to the federal Violent Crime Control and Law Enforcement Act of 1994 (18 U.S.C. §§ 1033-1034 or the state equivalent of such Act.)

•             A listing on the OFAC list

•             Any misdemeanor conviction involving fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion in the last 10 years that would make the individual subject to statutory disqualification as defined in Section 3(a)(39) and 15(b)(4) of the Securities and Exchange Act of 1934.

•             Any instances where the candidate has indicated that they do not have any criminal convictions but subsequent check of criminal records reveals a conviction

• Use of any illegal substance • Use of controlled substances without a prescription

*Ignore debts discharged pursuant to bankruptcy proceedings.

Exhibit F

BUSINESS RESUMPTION PLAN

F-1

Security Benefit Corporation

and Subsidiaries

Security Benefit

se2

First Security Benefit Life

[SECURITY BENEFIT(R) LOGO]

A GUGGENHEIM PARTNERS COMPANY

Business Continuity Plan

Master Plan

Information contained in this Business Continuity Master Plan is the property of Security Benefit Corporation and is deemed confidential and proprietary. It is not to be disclosed to any third party without the express written consent of a member of the Executive Management Team or the Continuity Management Program Coordinator.

BCP Program — Master Plan

SBC

FORWARD

NOTE: The various plan documents, including but not limited to the Continuity, Disaster Recovery, Emergency Action, Crisis Communication and Pandemic plans, that make up the Business Continuity Plan (BCP) Program are not intended to limit or restrict initiative, judgment, or independent action required to provide appropriate and effective disaster mitigation, preparation, response, and recovery. At the same time, freedom of initiative cannot be used as an excuse for failure to take necessary coordinated action to successfully accomplish objectives.

The BCP Program components are considered to be dynamic in nature and accordingly there will be a current version but no final version. The BCP Program Coordinator will designate and authenticate the CURRENT VERSION and direct the destruction of all superseded copies. The BCP Coordinator will retain the MASTER COPY.

This program will grow through an evolutionary process that will serve to focus the program on changing requirements, evolving capabilities, and maturing support relationships.

Any disruption or denied access to the resources required for the continued performance of critical and essential functions of Security Benefit Corporation(SBC) and/or its subsidiaries will have a major negative impact on our continued success. Thus, should a major disruption occur, it is imperative that SBC have a BCP Program in place and an organization that can be mobilized immediately to minimize the impact of a disruption.

SBC has operations that must be performed, or rapidly and efficiently resumed, in an emergency. While the impact of an emergency cannot be predicted, planning for operations under such conditions can mitigate the impact of the emergency on our people, our facilities, and our mission.

Confidential and Proprietary

2

BCP Program — Master Plan

SBC

REVISION HISTORY

Date	Version	Description	Author
	1.0	Initial BCP Program Master Plan	FDI Consulting
1-23-12	2.0	Revised Program Master Plan	J. Slusher, SBC
8-25-12	2.1	Semi-annual Review / Update	J. Slucher, SBC

3

BCP Program — Master Plan

SBC

TABLE OF CONTENTS

Forward	2
Revision History	3
Table of Contents	4
Introduction	1
Basic Information	2
Purpose	2
Applicability and Scope	3
Concept of Operations	3
Organization and Responsibilities	6
Continuity Management Guidelines	10
Continuity Strategy	10
Disaster Event Strategy	11
Mobilization and Activation	14
Reconstitution	15
Program Implementation, Maintenance and Storage	16
Implementation of the Program	16
Maintaining Program Components	17
Storage of the Plan	18

4

BCP Program — Master Plan

SBC

INTRODUCTION

This BCP Program will assist SBC in ensuring the continuation of or timely resumption of critical and essential processes and functions. This plan does not apply to the tasks associated with disaster and emergency management activities but rather focuses on the continuity of the operations of SBC itself. The operational concepts reflected in this plan focus on potential events that can disrupt critical services by the departments/business units of SBC. The continuity plan, along with the established Emergency Action Plan and Crisis Communication Plan, comprise a BCP Program for the Company to deal with disasters of all types.

The plan’s intent is to ensure the continued functioning of affected operations and processes deemed critical to SBC by developing operational capabilities that mitigate, prepare for, respond to, and recover from an emergency or disaster. Mitigation refers to activities that eliminate or reduce the chance of occurrence, as well as the effects of a disaster. Preparedness is planning how to respond to the event if an emergency or disaster occurs, and includes proper resource allocation to respond effectively. Response involves activities and programs designed to address the immediate and short-term effects of an emergency or disaster. The Recovery phase involves restoring critical and essential operations to normal, which can be both short and long-term. In addition, this BCP Program will address the maintenance of the plan through training, testing and exercises.

This plan should be considered a preparedness document, to be read and understood BEFORE an emergency occurs. It is critical that a high level of preparedness be achieved and maintained by SBC personnel designated as Continuity Management Team (CMT) members.

All members of the organization must report to a member of management if they know of an event or situation which could result in a business interruption.

Personnel not identified at one or more alternate recovery locations within the first two to three days after disaster declaration are to remain at their residences unless otherwise notified by SBC leadership. All employees not required to report will be considered on call, stand by status.

1

BASIC INFORMATION

Purpose

This BCP Master Plan (Master Plan) provides policy and guidance for SBC personnel to ensure that critical and essential operations are continued in the event of an emergency or threat of an emergency.

Organizations at all levels have the responsibility to plan and respond to disasters resulting from hazards that are known to threaten their operations. In view of this fact, the organization needs to establish a program to provide for the overall planning and coordination of emergencies. Disasters might require SBC to operate in a manner different from normal day-to-day routines and might seriously over-extend their resources. This BCP Program should provide guidance to departments during disasters. This BCP Program should also serve as an indicator of the organization’s capability; if the organization is unable to provide adequate coverage for a particular resource or potential hazard, alternate sources or contingency plans should be developed within budgetary constraints.

The continuity plan annexes should work within the broader context of the overall SBC BCP Program and will provide SBC with a framework in which the organization can respond to and begin the recovery process during and immediately after any event that denies access to or destroys a primary operations facility. This plan provides operational concepts relating to the various emergencies, identifies composition of the organization’s continuity teams and describes the overall responsibilities of these teams in responding to any event that may disrupt normal business operations. This plan will mitigate the effects of hazards, prepare for measures to be taken which may minimize damage and enhance the ability of SBC to respond during an emergency. This plan also establishes a recovery framework to continue critical and essential business operations and return the organization to a normal or improved state of affairs.

The Headquarters Plan and individual plan annexes notes sources of outside support that could be called upon to assist during an emergency, e.g., vendors, suppliers and other business partners. Despite the use throughout this plan of the terms “shall,” “will,” “must,” or similar terms, such terms shall not imply the imposition of any mandatory duty; all duties to be performed pursuant to the plan by SBC, its employees, management, and/or agents, shall be deemed to be discretionary duties unless such duties are specifically mandated by policy, statute or contractual agreements.

2

Applicability and Scope

The provisions of this BCP Program are applicable to all SBC personnel. This plan is applicable to the full spectrum of manmade, natural, and technological emergencies and threats. The continuity plan describes the actions that will be taken to activate a viable continuity capability (resumption of critical and essential functions) within 24 hours or less of an emergency event, and to sustain that capability for up to thirty (30) days. The BCP components can be activated during normal working and off hours, both with and without warning.

This BCP covers operations and facilities operated by SBC (reference location or office plan document). The continuity plan supports the performance of critical and essential functions from alternate locations (due to a primary facility becoming unusable, for long or short periods of time), if necessary, provides for continuity of management and decision-making at SBC, in the event that leadership or key personnel are unavailable.

The BCP components have been distributed to leadership and key personnel within SBC. Training has been provided to SBC personnel with identified responsibilities.

Concept of Operations

General

Operational concepts presented in this section are applicable at all times. In some instances, emergencies may be preceded by some sort of warning period. If this warning is recognized in time, there can be sufficient time to warn the staff and implement mitigation measures designed to reduce the impact of the emergency. However, often an emergency occurs with little or no warning, requiring immediate activation of this plan and commitment of resources. The following general operations are to be held evident:

1.                                      It is the responsibility of the SBC CMT to undertake comprehensive management of emergencies to protect property and business operations from the effects of a catastrophic event that causes a disruption to the delivery of critical SBC services by an entire department or group of departments. This plan is based upon the concept that the emergency functions performed by various groups responding to an emergency will generally parallel their normal day-to-day functions. To the extent possible, the same personnel and material resources will be employed in both cases.

2.                                      The Executive Management Team, in such situations, has ultimate decision-making authority and receives staff support and advice from the members of the various continuity teams and their staff in the establishment and administration of the CMT organizational structure.

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3.                                      The Executive Management Team will have the primary responsibility for the activities described in this BCP Program. When the emergency exceeds SBC’s capability to respond, assistance should be requested from the local emergency responders.

4.                                      Day-to-day functions that do not contribute directly to response actions to an emergency may be suspended for the duration of the emergency. The resources and efforts that would normally be required for those functions may be diverted to the accomplishment of emergency tasks by the organization managing the use of those resources.

5.                                      A comprehensive BCP Program is concerned with all types of hazards that may disrupt the delivery of critical and essential SBC services. As shown below, it is more than an operations plan because it accounts for activities before, during, and after the disaster.

Phases of Management

In light of the continuum of disaster possibilities, this plan will be implemented, to the extent possible, in the following periods and phases:

Normal Operations Period

During times of normal operations, i.e. those periods without a declared state of emergency or the period directly following, the following phases is to be executed on a regular basis.

Mitigation

Mitigation activities are those that eliminate or reduce the probability of a disaster occurring. It also includes those long-term actions that lessen the undesirable effects of unavoidable hazards. Particular attention needs to be paid to risk assessment findings and risk mitigation recommendations for each department. These documents should help guide and prioritize mitigation activities that SBC needs to undertake.

Preparedness

Preparedness actions serve to develop the response capabilities needed in the event an emergency should arise. Planning, training, and exercises are among the activities conducted under this phase. Feedback from these activities should be focused on improving and maintaining the information in the following documents:

•                  Departmental critical and essential process and resources;

•                  Departmental risks;

•                  BCP components.

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It is highly recommended that each Department and SBC, as a whole, thoroughly exercise and test their BCP at least annually as the business processes and resource needs are constantly changing. It is likely that this BCP Program will become ineffective without this level of commitment to the testing and exercising of this plan.

State of Emergency Period

Once a disaster declaration is made or a major disruption to processes and functions exists, the following phases are to be invoked.

Activation and Relocation

Typically, this phase covers the first few hours after the detection and communication of an event. This phase includes the formal declaration of a disaster. Activities that are included in the activation and relocation phase include ensuring that personnel and property are addressed. These actions should help to reduce casualties, damage, and speed recovery of critical and essential functions. Critical functions should be those that were rated high or have the shortest Recovery Time Objectives on the Critical Processes List for the organization and are those processes that will have the greatest business impact should a disruption occur. Response phase activities include warning, evacuation, rescue, and similar activities. If necessary, the activation of the organization’s alternate site activities would also occur during this phase. Checklists can be found in Appendix A in each Office or Location Plan.

Recovery

Activities and operations for this phase are focused upon restoring there sources required for the organization’s most critical functions and providing the critical needs of their stakeholders. This phase is initiated by the declaration of an “all clear” condition. The “all clear” condition indicates that the disaster situation has ended and that all facilities within the scope of this plan have been secured or that the organization is ready to begin making necessary preparations required to resume critical and essential functions from an alternate site. See individual unit recovery checklists in associated plan annexes.

Resumption

Resumption focuses on continuing to restore the operations to its normal, or improved, state of affairs. This phase is generally initiated by a meeting called by the leader of the affected organization(s) once a determination has been made that all vital operational services have been restored. Examples of resumption actions include continued execution of critical and essential services, restoration of important and non-vital services, assisting with salvage and reclamation

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activities in damaged areas, and support of reconstitution activity and strategies. The resumption period offers an opportune time to institute mitigation measures, particularly those related to the recent disaster. See individual resumption checklists in associated plan annexes.

Organization and Responsibilities

General

The corporate Chief Financial Officer (CFO) / Chief Risk Officer (CRO) and Chief Executive Officer, se(2) serve as Incident Commanders. They are responsible for ensuring that all business units participate in implementing BCP requirements.

The Business Continuity / Disaster Recovery Planning Steering Committee is responsible for advising on the policy, planning, and testing of the BCP and Disaster Recovery programs.

The BCP Coordinator is responsible to the CFO/CRO for the implementation, coordination, management, and maintenance of the Company-wide BCP. The Disaster Recovery Plan Coordinator reports to the Chief Information Security Officer and works directly with the BCP Coordinator. The DRP Coordinator has responsibility for prioritizing application recoverability, overseeing documentation for applications, and developing failover and recovery processes.

Business unit officers and managers are responsible for ensuring the development, implementation, and maintenance of BCPs for their responsible areas. Most of the departments within SBC have disaster preparedness functions in addition to their normal duties. Consequently, each department is responsible for working with the BCP Coordinator to develop and maintain its own disaster preparedness procedures to fulfill these responsibilities.

Continuity Executive Team

The organization will identify executive management members to serve as the Continuity Executive Team. The Continuity Executive Team responsibilities include:

1.                                      Pre-Disaster Responsibilities

a.                                      Be knowledgeable and supportive of the business continuity plan;

b.                                      Be knowledgeable of the procedure for declaring a disaster, including the authorization to declare;

c.                                       Be knowledgeable of procedures for internal and external communications;

d.                                      Insure appropriate risk management and insurance programs are in place and kept current.

2.                                      Disaster Responsibilities

a.                                      Make the disaster declaration decision;

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b.                                      Notify affected Department heads to begin mobilization (activation of Department annexes);

c.                                       Provide executive decisions for recovery efforts, as required;

d.                                      Begin preparation for news releases for media, website publication, public and other stakeholders. Communicate with external entities (i.e. crisis communications with media, regulatory agencies, insurance providers, etc.).

3.                                      Post-Disaster Responsibilities

a.                                      Communicate with external entities (i.e. crisis communications with media, customers, stakeholders, regulatory agencies, insurance providers, etc.);

b.                                      Assess overall performance of business during and after the recovery process;

c.                                       Review CMT’s assessment of the overall effectiveness of the disaster recovery effort.

Continuity Management Team

The organization will appoint a CMT. The management team responsibilities include:

1.                                      Pre-Disaster Responsibilities

a.                                      Be knowledgeable and supportive of the business continuity plan;

b.                                      Be knowledgeable of the procedure for declaring a disaster, including the authorization to declare;

c.                                       Be knowledgeable of procedures for internal and external communications;

d.                                      Insure appropriate risk management and insurance programs are in place and kept current.

e.                                       Review and approve results of periodic plan review and revisions;

f.                                        Be knowledgeable of procedure for invoking the Incident Command Center.

2.                                      Disaster Responsibilities

a.                                      Establish Incident Command Center with communications;

b.                                      Provide for well-being of affected personnel;

c.                                       Provide management level decisions for recovery efforts, as required;

d.                                      Coordinate all communications with the Continuity Executive Team’s Communications Team (i.e., media, customers, etc.);

e.                                       Provide overall leadership for the various Continuity Teams;

f.                                        Ensure teams are carrying out their respective responsibilities;

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g.                                       Notify the alternate recovery site personnel of disaster situation;

h.                                      Provide or coordinate transportation to the alternate recovery site for people, equipment, information, and supplies;

i.                                          Arrange travel and lodging (If required), medical services, etc. at the alternate recovery site;

j.                                         Arrange for personal expense reimbursement for all locations;

k.                                      Arrange for unusual expenses and subsequent payment of invoices;

l.                                          Verify hours worked and permit sufficient time off;

m.                                  Notify insurance carriers, bankers, and key vendors/suppliers.

3.                                      Post-Disaster Responsibilities

a.                                      Assess the overall performance of the business during and after the recovery process;

b.                                      Assess the overall effectiveness of the business continuity plan;

c.                                       Assess the overall effectiveness of the continuity strategy;

d.                                      Assess the overall effectiveness of the restoration efforts.

Impact Assessment Team

The organization will appoint an Impact Assessment Team (assessment team). The assessment team responsibilities include:

1.                                      Pre-Disaster Responsibilities

a.                                      Knowledge of site configuration and equipment physical planning requirements;

b.                                      Assist with risk assessment and mitigation activities, recommendations and implementations.

2.                                      Disaster Responsibilities

a.                                      Determine the extent of damage to technology infrastructure (e.g. power, HVAC), and the data center/computer room equipment (e.g.

i.                                          Make denied access and timeframe determination and report to management team;

ii.                                       Coordinate reclamation and salvage activities;

iii.                                    Provide ongoing status of outage and salvage activities to the management team.

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3.                                      Post-Disaster Responsibilities

a.                                      Make recommendations to the CMT of any changes to the plan content or risk mitigation opportunities.

Department Continuity Teams

Each department or business unit will appoint a Department Continuity Team (unit team). Each unit team responsibilities include:

1.                                      Pre-Disaster Responsibilities

a.                                      Contribute to maintenance of plan by providing updates to key lists containing processes, software/applications, information (documents, records, files), equipment, minimum operating requirements and contact lists;

b.                                      Assure awareness of plan contents and procedures;

c.                                       Participate in plan exercises.

2.                                      Disaster Responsibilities

a.                                      Assist management team with personnel and visitor accountability;

b.                                      Provide leadership and primary point of contact for unit recovery efforts;

c.                                       Provide status updates to management team;

d.                                      Set up and establish alternate recovery site;

e.                                       Manage recovery personnel and shifts;

f.                                        Coordinate with key clients, suppliers and vendors during recovery;

g.                                       Coordinate with Technology regarding availability of critical and essential applications, software, and data;

h.                                      Validate recovery of vital records (documents, records and files);

i.                                          Assist other unit teams with recovery efforts, as required;

j.                                         Maintain process for return to the permanent site.

3.                                      Post-Disaster Responsibilities

a.                                      Provide updates for minimum operating requirements to management team;

b.                                      Update recovery and resumption sequences, as required;

c.                                       Access the overall effectiveness of the departmental recovery;

d.                                      Make recommendations (suggested changes) to the management team.

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CONTINUITY MANAGEMENT GUIDELINES

The Crisis Management/Executive, Continuity Management, Impact Assessment and Departmental Continuity Teams are responsible for the planning and response to disasters resulting from known hazards that threaten the organization.

Every organization, public or private, in the world has its good days. The days when everything goes according to plan, the days when all the operations are running smoothly and the business is operating as usual. Nevertheless, what happens when things go wrong? We are urged to think positively and not to consider failure.

This BCP Program is a cornerstone to good business practice, embracing risk, security, and insurance, legal, operational, and safety issues. A solid plan recognizes the risk of disasters and ensures that critical and essential operations are restored quickly and accurately following a disruption to operations.

The key to recovery is, of course, time. Following a disaster, recovery must take place in the shortest possible time to mitigate losses to an optimum level. Without a solid, updated plan, it would take days, weeks or even months to recover from an event.

Continuity Strategy

When an event occurs that interrupts operations, the management team will review the situation and determine whether to recommend the declaration of a disaster. If necessary, immediate response steps will be initiated prior to a formal disaster declaration. The ultimate decision whether to declare a disaster and affect a recovery is owned by the management team. Once a disaster declaration has occurred from the management team, specified critical functions will be relocated to the designated recovery site(s).

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Disaster Event Strategy

The extent of implementation and the actions that should be taken should an unscheduled event occur are the actions outlined below based upon the severity level of the event, also defined below. The flowchart on the next page depicts five stages or actions in responding to a possible disaster.

•                  Action 1 - Event occurrence and detection;

•                  Action 2 - Assess the severity of the damage;

•                  Action 3 - Determine the severity level and declare;

•                  Action 4 - Mobilization and activation of teams and annexes;

•                  Action 5 - Conduct recovery and resumption activities.

Severity Levels

Determining the appropriate severity level of an event is critical to making timely and accurate decisions regarding the type of response that is required. Following is a brief description of Severity Levels:

•                  Severity 1 - large-scale regional type event resulting in denied access to the facility for an extended period with limited access to human resources. This level would require focus upon absolute critical processes and resources for highest priority departments. This level WOULD require activation of and relocation to alternate site(s).

•                  Severity 2 - localized event resulting in denied access to the facility for an extended period, however majority of workforce is available to report, as needed. This level WOULD require activation of and relocation to alternate site(s) with implementation of full complement of departmental annexes.

•                  Severity 3 - facility event resulting in partial or short term (less than 48 hours) denied access to the facility. Majority of workforce is available to report, as needed. This level would require activation of all or part of the departmental annexes; however, mobilization to an alternate site is not required.

Page 13 provides some examples of possible disasters, severity levels, and company responses. Keep in mind that these are provided as examples and not meant to be an all-inclusive list nor are the severity levels finite, but will be determined by the occurrence at the time of the event.

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Disaster Event Strategy Diagram

Time
Event
Detection & report event (1)
Evacuations & Insure Safety
Incident Command Center (2)
Conduct Impact Assessment
Determine Severity Level & Next Steps (3)
Convene at Impacted site (4)
Severity 3
Mobilize to Alt. Site (4)
Severity 1 or 2
Activate Business Unit Annexes (5)
Recovery & Resumption
Begin salvage & reconstruction

Emergency Level[1]	Scenario	Company Response

[1] See explanatory paragraph on page 11 under description of severity levels.

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Emergency Level(1)	Scenario	Company Response
Severity 1-	• Tornado • Severe Weather	• Check for injuries • Apply first aid • Stabilize area if safe • Notify authorities • Do damage assessment • Invoke BCP • Evacuate as required
	• Fire	• Alert co-workers • Pull fire alarm • Contact Corporate Security • Evacuate as required • Stabilize area only if safe • Invoke BCP
Severity 2-	• Flood	• Alert co-workers • Notify supervisor • Call Corporate Security • Protect/cover equipment • Invoke BCP
	• Biological Warfare • Virus Outbreak	• Notify Supervisor • Stabilize area if safe • Pull fire alarm • Contact Corporate Security • Evacuate as required • Invoke BCP
	• Bomb Threat/Suspicious Item • Terrorist Attack	• Notify Corporate Security • Notify Supervisor • Evacuate as required
Severity 3-	• Equipment Alarm • Network outage • Power Failure	• Check Equipment • Document event • Invoke BCP if needed
	• Utility Outage	• Contact Corporate Security • Invoke BCP
	• Civil disturbance	• Notify Corporate Security
	• Cyber Hacking	• Call IT Help Desk • Invoke BCP

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Mobilization and Activation

At this point in the event timeline:

•                  The event affecting one of the operating facilities has been detected and reported to a member of the Executive Management Team;

•                  The Continuity Management Team has convened a meeting at the established Incident Command location, assessed the situation (see Impact Assessment Team responsibilities) and determined the severity level;

•                  The Continuity Management Team has further determined the appropriate level of recovery response and communicated status of event to the affected departments;

•                  Mobilization of support and recovery teams has occurred, and available personnel resources have been brought in to assist with recovery.

Business continuity is an essential function of organizational resiliency and is vital during an emergency/disaster situation. Business continuity is the preservation, maintenance, or reconstitution of the organization’s ability to deliver the services from its critical processes to its employees and stakeholders.

Within the context of this plan, the concept of business continuity is comprised of nine key elements:

1.                                      Recovery Sequences/checklists (what);

2.                                      Department Continuity Teams with Succession of Leadership (who);

3.                                      Alternate Recovery Site (where);

4.                                      Minimum Operating Requirements (people and equipment requirements over time);

5.                                      Key External Contacts.

6.                                      Required Equipment;

7.                                      Required Vital Records;

8.                                      Required Computer Programs (Software and/or Applications);

9.                                      Prioritized list of Processes and/or Functions to be resumed;

The major goals of these elements are to insure clarity of communicating:

•                  Guidelines for response, recovery and resumption of critical and essential operations;

•                  Who coordinates and who should participate in recovery activities;

•                  Where will each organization resume operations;

•                  What vital information, equipment and technology needs to be recovered;

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•                  External entities that need to be contacted about the emergency and alternate operations.

These nine elements specific to each department or business unit are presented in the business continuity plan annexes.

Reconstitution

At this point in the event timeline:

•                  Decision was made to relocate some or all operations to permanent facilities;

•                  Operations have been restored, at least minimally for critical and essential operations, at the recovery facility;

•                  A permanent data center location has been determined and a decision made to relocate the production IT operations.

One of the goals of the continuity plan is to provide for beginning of recovery and resumption of critical and essential operations within twelve (12) hours and sustain these operations for up to thirty (30) days at an alternate site. However, during the thirty (30) day period, decisions must be considered for returning operations back to permanent facilities. After recovery and resumption of critical and essential operations has completed, relocation of recovered operations into permanent facilities is required. The management team, in conjunction with the assessment team, will determine the schedule for relocation of operations once the permanent facilities are ready for operations.

The Reconstitution Checklist Appendix (can be found in the Site Plan Appendices)outlines the steps required for return to normal operations at the permanent site.

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PROGRAM IMPLEMENTATION, MAINTENANCE AND STORAGE

Implementation of the Program

Training

The training of personnel is essential to improving the capability of staff to execute their duties within the business continuity plan program and familiarize themselves with the essential functions that they might have to perform in an emergency. The continued viability of a business continuity plan is largely dependent on the training of its personnel and the evaluation of the results of the training programs. Major topics to be considered that will identify the issues and resources to implement an effective BCP education program include:

•                  Orientation/Initial training programs;

•                  Enrichment courses/refresher classes;

•                  Frequency and methods;

•                  Funding requirements.

Exercises

When conducting an exercise, ensure that others are available to assist in preparing and running the exercise. This is critical from the viewpoint of monitoring the events and ensuring that participants don’t get too far off track. It is important that participants be allowed to improvise and respond to events in any manner, which will reach the objective.

Strengths and weaknesses will be identified, and corrective action incorporated into the appropriate plan(s).

To maximize the capabilities of potential responders, all departments are encouraged to participate in the planning, implementation, and critique of the exercises that test their aspects of the BCP.

Contractual agreements and many regulatory actions, or similar documents, mandate an emergency preparedness capability. The capability will ensure a decisive and effective response to any major emergency or threat.

The National Exercise Program provides a very good guide for concepts and actions for exercising the BCP to ensure the preparedness capability. The goals of this program are to:

•                  Improve the capability of organizations and individuals to execute and evaluate their emergency management operational responsibilities;

•                  Familiarize personnel with the issues encountered during a major emergency or threat;

•                  Validate plans, policies, procedures and systems;

•                  Identify deficient plans (Corrective Action Program or CAP), policies, and procedures as well as systems for subsequent correction.

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It is essential that a test and exercise program be developed and implemented to ensure the integrity of the continuity management program components. It is the responsibility of the management team, in conjunction with the BCP/DR Steering Committee, to establish an exercise schedule and determine the reporting requirements of the after action reports.

Major issues to consider within the testing and exercise program plan include:

•                  Purpose of exercising program components;

•                  Types of exercises;

•                  Managing the process;

•                  Annual exercise and target participation schedule;

•                  After action reporting;

•                  A management plan for incorporating lessons learned from exercise events into the appropriate plan documents;

•                  Funding requirements.

Maintaining Program Components

All business units will review and update their BCP annexes semi-annually ormore often if major relevant changes occur. All major updates should be incorporated into BCP annexes as soon as possible, with notification to the BCP Coordinator.

It is the responsibility of the management team to see that program components and plans are reviewed on a regularly scheduled basis and updated as necessary. Updates include but are not limited to:

•                  personnel and team assignments;

•                  contact lists;

•                  vital information and records;

•                  alternate recovery sites and requirements;

•                  recovery sequences.

It is the responsibility of the management team to keep the content of program documentation current. The individual sections relating to specific departments or business units may be delegated by the management team to the respective support teams.

All updates to the various plans must be reviewed and approved. Revision to the Master Plan will be evidenced by the information noted on the Revision History page near the beginning of this BCP master plan document. The reporting of the status and progress of business continuity planning is key to an effective BCP Program. The BCP Coordinator will report the status and

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progress of the BCP Program to the CFO/CRO and BCP/DR Steering Committee every six (6) months and after each Company-wide BCP test.

Storage of the Plan

The BCP Coordinator will provide printed copies of plan documents to SBC management team members and team leaders with responsibility for an annex plan. A hard copy and electronic copy are also to be maintained in a secure, off site location for central reference if needed.

Only these copies will be distributed as “official” copies. Any individual subsequent updates are the responsibility of the respective holders to keep current between formally scheduled updates and distribution of plan documents.

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EXHIBIT G

OFFSHORE ADMINISTRATION SERVICES

Services to be performed by OFFSHORE ADMINISTRATOR.

The parties agree that the OFFSHORE ADMINISTRATOR shall not provide services involving direct telephone interactions with contract or policy holders; all such services will be performed by ADMINISTRATOR’s domestic call center. In addition, all mail, premium deposits, claims and underwriting will be handled by the domestic ADMINISTRATOR. Services to be performed by the OFFSHOREADMINISTRATOR may include:

1.              Premium and Loan Repayments.

(a)                                 OFFSHORE ADMINISTRATOR may update the Contract owner master records and all other records to reflect payments received and refunded.

(b)                                 OFFSHORE ADMINISTRATOR may audit premium payments with respect to the Contracts to ensure the accuracy and acceptability of such payments. Life insurance premiums exceeding guideline premium limits under the Code shall be timely refunded to policyholders, along with any required interest, as required by Section 7702(f)(1)(B) of the Code.

2.              Policyholder Services.

(a) OFFSHORE ADMINISTRATOR may provide general policyholder services with respect to the Contracts, including, but not limited to, the following, but excluding any such services if, or to the extent that, licensing as a broker-dealer is required to perform them:

(i) responding to inquiries, including inquiries regarding the scope and amounts of coverage or benefits provided under the Contracts;

(ii) supplying claimants, policyholders, annuitants, beneficiaries, and insureds with appropriate instructions and forms for reporting claims and for submitting relevant information;

(iii) processing and recording changes in the Contracts (including (i) changes of ownership, beneficiary, amount of insurance, and options under the Contracts, and (ii) changes in name, address and other data related to the policyholders and insureds under the Contracts), reissuances, and all financial transactions (E.G., transfer requests from one sub account to another), in all cases within time intervals necessary to meet SEC, NASD, and other applicable legal and regulatory requirements;

(iv) processing policy loans and surrenders;

(v) complying with written guidelines furnished by COMMONWEALTH with respect to replacements and exchange requests; and

G-1

(vi) responding to inquires received (whether by, electronic transmission, facsimile, mail or otherwise) from insureds, policyholders, beneficiaries and annuitants or their authorized agents or representatives in accordance with the Applicable Law and industry standards (including adjustments incident to changes in Applicable Law or industry standards).

(b) OFFSHORE ADMINISTRATOR may calculate and assess (on a daily basis) the mortality and expense risk charges and administrative charges, and (on a monthly basis) cost of insurance, in accordance with the provisions of the Contracts, and the prospectus and the statement of additional information disclosure.

(c) OFFSHORE ADMINISTRATOR may obtain (on a daily basis) the net asset value and compute the accumulation unit value of each subaccount of the separate accounts that is a funding option for the Contracts in accordance with the provisions of the Contracts, the prospectus and the statement of additional information disclosure on any day when such calculation is required by the Investment Company Act of 1940.

(d) OFFSHORE ADMINISTRATOR may calculate for COMMONWEALTH, in the manner required by SEC regulations, the performance returns for the Contracts on a monthly, quarterly, and annual basis as required by SEC regulations.

G-2

Exhibit H

KEY PERSONNEL

Executive Relationship Management

Client Relationship Management

Operations Implementation Manager

Systems Implementation Manager

Project Manager

H-1

Exhibit I

SERVICE CENTERS

SE2

5801 SW Sixth Avenue

Topeka, Kansas 66636

785-438-3000

SE2

200 SW 6th Avenue

Topeka KS 66603-3704

NTT Data Process Services, LLC

6th Floor

Unitech Trade Center, Sector — 43

Sushant Lok Phase I

Gurgaon - 122 001, India

+91-124-512-5000

I-1

Exhibit J

Other State TPA Requirements

This Exhibit J shall apply only if, to the extent, and for so long as ADMINISTRATOR or its successor is subject to State insurance laws applicable to Third Party Administrators.

DEFINITIONS

In addition to those terms defined in the Master Services Agreement(“Agreement”) of which this EXHIBIT J is a part and those terms defined in the Agreement, as used in this EXHIBIT J:”Administrator” refers to se(2), inc. and shall apply only if, to the extent, and for so long as such entity or its successor is subject to state insurance laws applicable to third party administrators. “Customer” refers to the insurance company for whom Administrator will perform TPA Services. “Operating Guidelines” refers to the detailed description of how Customer’s business is to be administered by Administrator in accordance with the Agreement, as that detailed description is to be confirmed in writing by Customer as complying with applicable laws.

GENERAL

Continuing Customer Responsibilities

1.                                      Continuing Customer Responsibilities. Customer shall be responsible for determining the benefits, premium rates, underwriting criteria and claims payment procedures applicable to the coverage and for securing reinsurance, if any. As to the administration of coverage insured by Customer, Customer, and not Administrator, shall be responsible for determining the benefits, rates, underwriting criteria, and claims payment procedures applicable to such coverage and for securing reinsurance, if any. As applicable for the services provided by Administrator, the rules pertaining to these matters shall be provided, in writing, by Customer to Administrator. The responsibilities of Administrator as to any of these matters shall be set forward in the Operating Guidelines. REQUIRED IN WHOLE OR IN PART BY: FLA. STAT. CH. 626.8817; GA. ADMIN. CODE SECTION 129-2-49-.12(2); LA. REV. STAT. ANN. 22 SECTION 3036; MISS. CODE ANN. SECTION 83-18-13; MO. REV. STAT. SECTION 376.1084; NEB. REV. STAT. SECTION 44-5807; N.H. REV. STAT. ANN. SECTION 402-H:6; N.H.A.D.C. INS. 2301.15; 13 N.M.A.C.4.5.22; N.C. GEN. STAT. SECTION 58-56-26; OR. REV. STAT. SECTION 744.740; S.D. CODIFIED LAWS ANN. SECTION 58-29D-13.

2.                                      Continuing Insurer Responsibilities. The Operating Guidelines shall make provision with respect to the underwriting or other standards pertaining to the business underwritten by Customer, as well as with respect to the other functions Administrator is to perform, including for which lines, classes, and types of coverage Administrator shall perform such functions. REQUIRED BY ARIZ. REV. STAT. ANN. SECTION 20-485.05; CAL. INS. CODE SECTION 1759.5; FLA. STAT. CH. 626.882(2)(b); GA. COMP. R. & REGS. r. 120-2-49-.12; IDAHO CODE SECTION 41-906: IND. CODE SECTION 27-1-25-2; IOWA CODE SECTION 510.16; KAN. STAT. ANN. SECTION 40-3803; LA. REV. STAT. ANN. 22 SECTION 3032; MISS. CODE ANN. SECTION 83-18-5; MO. REV. STAT. SECTION 376.1077; MONT. CODE ANN. SECTION 33.17-602; NEB. REV. STAT. SECTION 44-5803; NEV. REV. STAT. SECTION 683A.0867; N.H. REV. STAT. ANN. SECTION 402-H:2; N.M. REV. STAT. ANN. SECTION 59A-12A-8; N.C. GEN. STAT. SECTION 58-56-6; N.D. CENT. CODE SECTION 26.1-27-06; OKLA. STAT. TIT. 36 SECTION 1444; OR. REV. STAT. SECTION 744.720(3)(b); S.C. CODE ANN. SECTION 38-51-80; S.D. CODIFIED LAWS ANN. SECTION 58-29D-5; TENN. CODE ANN. SECTION 56-6-402(c); TEX. INS. CODE

ANN. ART 21.07-6 SECTION 16; UTAH CODE ANN. SECTION 31A-25-303; WYOMING INSURANCE REGULATIONS, CHAPTER IV, SECTION 8

3.                                      Continuing Insurer Responsibilities.

3.1. It is the sole responsibility of Customer to provide for competent administration of its programs.

3.2. In cases where Administrator administers benefits for more than one hundred (100) certificate holders on behalf of Customer, Customer shall, at least semiannually, conduct a review of the operations of Administrator. At least one such review shall be an on-site audit of the operations of the Administrator.

REQUIRED BY GA. ADMIN. CODE SECTION 129-2-49-.12(2); KAN. STAT. ANN.SECTION 40-3803; LA. REV. STAT. ANN. 22 SECTION 3036; MISS. CODE ANN.SECTION 83-18-13; MO. REV. STAT. SECTION 376.1084; NEB. REV. STAT.SECTION 44-5807; N.H. REV. STAT. ANN. SECTION 402-H:6; N.H.A.D.C. INS.2301.15; 13 N.M.A.C.4.5.22; N.C. GEN. STAT. SECTION 58-56-26; OR. REV.STAT. SECTION 744.740; S.D. CODIFIED LAWS ANN. SECTION 58-29D-13.

Approval of Materials

4.                                      Advertising and Other Materials Sent to Policyholders.

4.1. Administrator may use only those advertising materials pertaining to the policies underwritten by Customer as have been approved in writing by Customer in advance of their use.

4.2. Any policies, certificates, booklets, termination notices, or other written communications delivered by Customer to Administrator for delivery to policyholders shall be delivered by Administrator promptly after receipt of instructions from Customer to deliver them.

Receipts, Payments, Accounts and Compensation

5.                                      Effect of Administrator’s Receipt of Payments. The payment to Administrator of any premiums or charges for insurance or annuity contributions or investments by or on behalf of a policyholder shall be deemed to have been received by a Customer Designee with respect to such policyholder, and the payment of return premium, other consideration, claims or other contract payments or other amounts by Customer to Administrator shall not be deemed payment to the policyholder or claimant until such payments are received by such policyholder or claimant.

6.                                      Premium Collection and Payment of Claims. All insurance charges or premiums collected by Administrator on behalf of or for Customer, and the return of premiums received from Customer, shall be held by Administrator in a fiduciary capacity. In the event Customer for any reason requests Administrator to establish, and Administrator agrees to and does establish, a fiduciary deposit bank account for Customer on behalf of a Customer, such account shall be exclusive to Customer. Administrator shall withdraw funds from such account only for the purposes stated below. If charges or premiums so deposited have been collected on behalf of or for more than one(1) insurer, Administrator shall maintain records clearly recording the deposits in and withdrawals from such account on behalf of or for each insurer. Administrator shall keep copies of all such records and, upon request of an insurer, shall furnish such insurer with copies of such records pertaining to deposits and withdrawals on behalf of or for such insurer. Administrator shall not pay any claim by withdrawals from such account. Administrator shall withdraw funds from such account only for the following purposes: (1) remittance to Customer of funds to which Customer is entitled; (2) deposit in an account maintained in the name of Customer on behalf of a Customer Designee; (3)transfer to and deposit in a claims paying account with claims to be paid as required or permitted under Applicable Law and Agreement; (4) payment toa group policyholder for remittance to the insurer entitled to the funds; or (5) remittance of return premiums to the persons entitled to the funds.

7.                                      Form of Payments. All claims, disbursements, or payments paid by Administrator on behalf of a Customer shall be paid only on checks, drafts or, if permitted by law, wire transfers of and as authorized by Customer, including as specified in the Operating Guidelines approved by Customer.

8.                                      Contingent Fees. Administrator’s compensation hereunder shall not be contingent upon savings obtained in the adjustment, settlement and payment of losses covered by the insurer’s obligations. The foregoing shall not preclude compensation based on premiums or charges collected or the number of claims paid or processed. REQUIRED BY ALASKA STAT. SECTION21.27.650(A)(5)(k); ARIZ. REV. STAT. ANN. SECTION 20-485.09; CAL. INS. CODESECTION 1759.8; FLA. STAT. CH. 626.888; GA. COMP. R. & REGS. r.120-2-49-.10; IDAHO CODE SECTION 41-910: IOWA CODE SECTION 510.19; KAN.STAT. ANN. SECTION 40-3808; KY. REV. STAT. ANN. SECTION 304.9-376; LA. REV.STAT. ANN. 22 SECTION 3038; MAINE REV. STAT. ANN. TIT. 24-A SECTION 1906;MISS. CODE ANN. SECTION 83-18-17; MO. REV. STAT. SECTION 376.1087; MONT.CODE ANN. SECTION 33.17-617; NEB. REV. STAT. SECTION 44-5809; NEV. REV.STAT. SECTION 683A.0883; N.H. REV. STAT. ANN. SECTION 402-H:8; N.M. REV.STAT. ANN. SECTION 59A-12A-11; N.C. GEN. STAT. SECTION 58-56-36; N.D. CENT.CODE SECTION 26.1-27-11; OKLA. STAT. TIT. 36 SECTION 1447; OR. REV. STAT.SECTION 744.732; S.C. CODE ANN. SECTION 38-51-110; TENN. CODE ANN. SECTION56-6-408; UTAH CODE ANN. SECTION 31A-25-401; W. VA. CODE SECTION 33-46-9;WYOMING INSURANCE REGULATIONS, CHAPTER IV, SECTION 11.

Books, Records and Reporting

9.                                      Cooperation with Regulatory Authorities. Whenever reasonably required by a governmental authority, Administrator’s officers shall be made available to the governmental authority to provide information concerning Administrator’s affairs.

10.                               Additional Audit Requirements. To the extent required by Applicable Law, if Administrator provides administrative services on behalf of Customer with respect to more than one hundred (100) covered individuals who are resident in a state that so requires, then Customer shall review the operations of Administrator not less than semi-annually. At least one such review shall be conducted onsite annually.

11.                               Records of Receipts. Administrator shall maintain a cash receipts register of all premiums or contributions or investments received. The minimum detail required in the register shall be date received and deposited, the mode of payment, the policy number, name of policyholder, individual premium or other consideration, other contributions or investment amounts, and agent or other selling representative.

12.                               Records of Disbursements. The description of a disbursement shall be insufficient detail to identify the source document substantiating the purpose of the disbursement, and shall include all of the following: (1)the check number; (2) the date of disbursement; (3) the Person to whom the disbursement was made; (4) the amount disbursed; and (5) ledger account number. If the amount disbursed does not agree with the amount billed or authorized, Administrator shall prepare a written record as to the discrepancy.

13.                               Monthly Accounting. Administrator shall render accounts to Customer detailing all policy-related transactions and remit all money due to Customer under the Agreement at least monthly. Administrator will periodically render an accounting to Customer detailing all transactions performed by Administrator pertaining to the business relating to the Agreement. Administrator shall prepare and maintain monthly financial institution account reconciliations as part of the policyholder accounting books and records.

14.                               Recordkeeping Requirements. Required in whole or in part by: ARIZ. REV.STAT. ANN. SECTION 20-485.03; CAL. INS. CODE SECTION 1759.3(a); FLA. STAT.CH. 626.884(1); GA. COMP. R. & REGS. r. 120-2-49-.05; IDAHO CODE SECTION41-904(1)(REQUIRING RETENTION FOR 6 YEARS): IND. CODE SECTION 27-1-25-4(a);IOWA CODE SECTION 510.14; KAN. STAT. ANN. SECTION 40-3805; KY. REV. STAT.ANN. SECTION 304.9-373; LA. REV. STAT. ANN. 22 SECTION 3034; MAINE REV.ANN. TIT. 24-A, SECTION 1906 (REQUIRING RETENTION FOR 7 YEARS); MD. CODEANN. [INS.] SECTION 687(REQUIRING RETENTION FOR 3 YEARS); MISS. CODE ANN.SECTION 83-18-9; MO. REV. STAT. SECTION 376.1082; NEB. REV. STAT. SECTION44-5805; NEV. REV. STAT. SECTION 683A.0873; N.H. REV. STAT. ANN. SECTION402-H:4; N.M. STAT. ANN. SECTION 59A-12A-6; N.C. GEN. STAT. SECTION58-56-16; N.D. CENT. CODE SECTION 26.1-27-12; OR. REV. STAT. SECTION 744.724(1); S.C. CODE ANN. SECTION 38-51-60; S.D. CODIFIED LAWS ANN. SECTION58-29D-8 TENN. CODE ANN. SECTION 56-6-404; TEX. INS. CODE ANN. ART 21.07-6SECTION 14; UTAH CODE ANN. SECTION 31A-25-302; WYOMING INSURANCE REGULATIONS, CHAPTER IV, SECTION 6 (REQUIRING RETENTION FOR 3 YEARS).

14.1.                     Administrator shall maintain at its principal administrative office, for the duration of the Agreement and five (5) years thereafter, adequate books and records of all transactions between Administrator, Customer and insured persons. Such books and records shall be maintained in accordance with prudent standards of insurance record keeping. The commissioner shall have access to such books and records for the purpose of examination, audit and inspection.

14.2.                     Any trade secrets contained therein, including, but not limited to, the identity and addresses of policyholders and certificate holders, shall be confidential, except the commissioner may use such information in any proceedings instituted against Administrator.

14.3.                     Customer shall retain the right to continuing access to such books and records of Administrator sufficient to permit Customer to fulfill all of its contractual obligations to insured persons, subject to any restrictions in the Agreement between Customer and Administrator concerning the proprietary rights of the parties in such books and records.

14.4.                     Administrator may transfer the books and records of transactions between Administrator and Customer with which Administrator has entered into a written agreement to a new administrator if: (A)the agreement between Administrator and Customer is canceled; and(B) a written agreement for a transfer of the books and records is made between Administrator and Customer. If the books and records are transferred to a new administrator, the new administrator shall acknowledge in writing that the new administrator is responsible for retaining the books and records of the prior administrator as required under subsection

14.1                        above.

Notices and Disclosures

15.                               Notice to Regulatory Authorities. To the extent required by Applicable Law, Administrator shall immediately notify a governmental authority of a material change in the ownership or control of Administrator or another fact or circumstance that affects Administrator’s qualification for licensure as an insurance administrator.

16.                               Notices to Policyholders.

16.1.                     Administrator shall provide written notice, which must first be approved by Customer, to policyholders advising them of the relationship among Administrator, the policyholder, and Customer.

When Administrator collects funds, Administrator shall identify and state separately in writing, to Customer any charge or premium for coverage, the amount of any such charge or premium specified by a person other than Customer for such coverage and any fees or commissions paid by any person other than Customer providing reinsurance. REQUIRED BY ARIZ. REV. STAT. ANN. SECTION20-485.11; CALIF. INS. CODE SECTION 1759.9; FLA. STAT. CH.626.885(2); GA. COMP. R. & REGS. r. 120-2-49-.15(1); IDAHO CODESECTION 41-912(2): IND. CODE SECTION 27-1-25-10(b); IOWA CODESECTION 510.20; KAN. STAT. ANN. SECTION 40-3809; KY. REV. STAT.ANN. SECTION 304.9-377; LA. REV. STAT. ANN. 22 SECTION 3039;MISS. CODE ANN. SECTION 83-18-19(2); MO. REV. STAT. SECTION376.1088; MONT. CODE ANN. SECTION 33-17-618; NEB. REV. STAT.SECTION 44-5810(2); NEV. REV. STAT. SECTION 683A.0887; N.H. REV.STAT. ANN. SECTION 402-H:9; N.M. STAT. ANN. SECTION 59A-12A-12;N.C. GEN. STAT. SECTION 58-56-41; N.D. CENT. CODE SECTION26.1-27-07; OKLA. STAT. TIT. 36 SECTION 1448; OR. REV. STAT.SECTION 744.734(2); S.D. CODIFIED LAWS ANN. SECTION 58-29D-19;TENN. CODE ANN. SECTION 56-6-409; TEX. INS. CODE ANN. ART 21.07-6SECTION 13; UTAH CODE ANN. SECTION 31A-25-402; W. VA. CODESECTION 33-46-10; WYOMING INSURANCE REGULATIONS, CHAPTER IV,SECTION 13.

Termination

17.                               Termination. Customer may terminate the Agreement for cause upon written notice sent by certified mail to Administrator and may suspend the underwriting authority of Administrator during a dispute regarding the cause for termination; but Customer must fulfill all lawful obligations with respect to policies affected by the written agreement, regardless of any dispute between Customer and Administrator. REQUIRED BY ALASKA STAT.SECTION 21.27.650(a)(5)(A); IND. CODE SECTION 27-1-25-2; LA. REV. STAT.ANN. 22 SECTION 3032; MISS. CODE ANN. SECTION 83-18-5(3); MO. REV. STAT.SECTION 376.1077; N.M. REGULATIONS CHAPTER 59A SECTION 12A-1-VII; OR. REV.STAT. SECTION7 44.720(4); W. VA. CODE SECTION 33-46-3(c)

Misc.

18.                               Contract to Trustee. If a policy is issued to a trustee, a copy of the trust agreement and any amendments to the trust agreement shall be retained as part of the official records of Administrator and Customer for a period of five (5) years after termination of the trust agreement, or for such longer period as may be required by Applicable Law; provided that Administrator shall not be required to keep such trust agreement more than seven (7) years after the termination of the Agreement.

19.                               Deposits and Bonds; Insurance. Administrator represents, warrants and covenants to Customer that, if required by Applicable Law, rule, or regulation to maintain a bond or deposit with a regulatory authority beyond what is described in the Agreement, Administrator has and shall maintain a bond or deposit in favor of such authority, to be held in trust for the benefit and protection of Administrator’s clients and/or the policyholders, or other customers in respect of whose policies Administrator may furnish Services and brokerage services.

STATE SPECIFIC

20.                               Special Rules for Termination in Arizona. The Agreement shall include a provision that Customer shall provide thirty (30) days written notice to Administrator of the termination or cancellation of the Agreement. The Agreement shall also include a provision that Customer shall provide fifteen (15) days written notice to the director of the Department of Insurance for the State of Arizona of termination or cancellation or any other change in the Agreement. REQUIRED BY ARIZ. REV. STAT. ANN. SECTION20-485.01.

21.                               Special Rules for Alaska Fiduciary Accounts. Administrator shall comply with all applicable fiduciary account statutes and regulations; a fiduciary account shall be used for all payments on behalf of the insurer; Administrator may not retain more than three (3) months estimated claims payments and allocated loss adjustment expenses. REQUIRED BY ALASKA STAT.SECTION 21.27.650(a)(5).

22.                               Special Rules for Use of Advertising Materials in Georgia. Administrator shall maintain at its principal administrative office a complete file of all advertisements, regardless of by whom written, created or designed, which are used in the course of the Administrator’s business in this state, with a notation indicating the manner and extent of distribution and the form number of any policy advertised. Such file shall be subject to inspection by the Office of Commissioner of Insurance of the State of Georgia. All such advertisements shall be maintained in said file for a period of not less than five (5) years. Administrator shall file with the Commissioner on or before March 1 in each year, a certification executed by an authorized officer of Administrator wherein it is stated that to the best of his knowledge, information and belief, the advertisements disseminated by Administrator during the preceding calendar year compiled, or were made to comply in all respects, with the advertising regulations of this state. REQUIRED BY GA. COMP. R & REGS. R. 120-2-49-.13.

23.                               Special Rules for Use of Advertising Materials in Idaho. All insurers shall have the prior approval of the Director of the Department of Insurance, State of Idaho, before approving advertising for use by Administrator. REQUIRED BY IDAHO CODE SECTION 41-905.

24.                               Premium Taxes in Idaho. To the extent provided under Applicable Law, all charges, fees or premiums collected by Administrator on behalf of or for Customer shall be used to establish a premium tax under Applicable Law.

25.                               Filing Rules in Idaho. A copy of the Agreement shall be filed with the Director of the Idaho Department of Insurance and shall be subject to disclosure according to chapter 3, title 9, Idaho Code. REQUIRED BY IDAHOCODE SECTION 41-902(2).

26.       Additional Claims Requirements Applicable to Maine Residents.

26.1.                     All contributions and premiums received or collected by Administrator from residents of Maine that Administrator holds more than thirty (30) days or deposits into an account that is not under the control of Customer, must be placed in a special fiduciary account, designated as an ATF, which shall be maintained with one or more financial institutions located within Maine and subject to jurisdiction of the courts of Maine Funds belonging to two (2) or more plans may be held in the same ATF, provided Administrator’s records clearly indicate the funds belonging to each plan. Checks drawn on the ATF must indicate on the face of the checks that the checks are drawn on Administrator’s ATF. “ATF” means an administrator trust fund that is a special fiduciary account, established and maintained by an administrator under Chapter 18, Section 1909 of the Maine Insurance Code, in which contributions and premiums are deposited.

26.2.                     Administrator may make the following disbursements from the ATF:(a) contributions and premiums due insurers or other persons providing life, accident and health, or workers’ compensation coverage for a plan; (b) return contributions and premiums to a plan or covered individual; (c) commissions or administrative fees due to Administrator under the Agreement; and (d) transfers into Administrator’s CASA. “CASA” means a claims administration services account that is a special fiduciary account, established and maintained by an administrator under Chapter 18, Section 1909of the Maine Insurance Code, from which claims and claims adjustment expenses are disbursed.

26.3.                     The balance in the ATF shall at all times be the amount deposited plus accrued interest, if any, less authorized disbursements. In the event that the balance is less than the amount deposited plus accrued interest, if any, less authorized disbursements, Administrator is presumed, for purposes of license revocation or suspension, to have misappropriated funds and to have acted in a financially irresponsible manner.

26.4.                     Before establishing an ATF that is interest-bearing or income-producing, Administrator shall disclose the nature of the account to Customer. Administrator shall secure written consent and authorization from Customer for the investment of the money and disposition of the interest of earnings Administrator shall not make any investment that assumes a risk other than the risk that the obligor might not pay the principal when due. Administrator shall not use specialized techniques or strategies that incur additional risks to generate higher returns or to extend maturities. Such techniques include, but are not limited to, the use of financial futures or options, buying on margins and pledging of ATF balances.

26.5.                     Administrator may place ATF funds in interest-beating or income-producing investments and retain the interest of income on the funds, provided Administrator obtains the prior written authorization of Customer. In addition to savings and checking accounts, Administrator may invest in the following:

(a)                                 Direct obligations of the United States or government agency securities with maturities of not more than one (1) year;

(b)                                 Certificates of deposit, with a maturity of not more than one (1) year, issued by financial institutions insured by the Federal Deposit Insurance Corporation P-1 (“FDIC”) or Federal Savings and Loan Insurance Corporation (“FSLIC”),provided any such deposit does not exceed the maximum level of insurance protection provided to certificates of deposit held by those institutions;

(c)                                  Repurchase agreements with financial institutions or government securities dealers recognized as primary dealers by the Federal Reserve System provided:

(i) The value of the repurchase agreement is collateralized with assets that are allowable investments for ATF funds;

(ii) The collateral has a market value, at the time the repurchase agreement is entered into, at least equal to the value of the repurchase agreement; and

(iii) The repurchase agreement does not exceed thirty (30) days.

(d)                                 Commercial paper, provided the commercial paper is rated at least R-1 by Moody’s Investors Service, Inc. or at least A-1by Standard & Poor’s Corporation; or

(e)                                  Money market funds, provided the money market fund invests exclusively in assets that are allowable investments pursuant to paragraphs (1) to (4) for ATF funds. Each investment transaction must be made in the name of Administrator’s ATF. Administrator shall maintain evidence of any such investments. Each investment transaction must flow through Administrator’ s ATF.

26.6.                     Administrator shall hold in a fiduciary capacity all money that Administrator receives to pay claims and claim adjustment expenses. All resident and quasi-resident licensees shall place all such money for claims and claim adjustment expenses for residents of Maine, whether received from a plan sponsor, healthcare service plan, health maintenance organization or insurer or from Administrator’s ATF, in a special fiduciary account in a financial institution located in Maine. The account must be designated as CASA Funds belonging to two (2) or more plans maybe held in the same CASA, provided Administrator’s records clearly indicate the funds belonging to each plan. Checks drawno n the CASA must indicate on the face of the checks that the checks are drawn on Administrator’s CASA.

26.7.                     No deposit may be made into a CASA and no disbursement may be made from a CASA except for claims and claim adjustment expenses. For each plan for which a CASA is required, the balance in the CASA must at all times be the amount deposited less claims and claims adjustment expenses paid. If the CASA balance is less than that amount, Administrator shall be presumed, for purposes of license revocation or suspension, to have misappropriated funds and to have acted in a financially irresponsible manner.

26.8.                     Administrator shall maintain detailed books and records that reflect all transactions involving the receipt and disbursement of:

(a) Contributions and premiums received on behalf of Customer; and

(b) Claims and claim adjustment expenses received and paid on behalf of Customer.

26.9.                     The detailed preparation, journalizing and posting of books and records required by Section 1.8 hereof must be maintained on a timely basis and all journal entries for receipts and disbursements must be supported by evidential matter that must be referenced in the journal entry so that receipts and disbursements may be traced for verification. Administrator shall prepare and maintain monthly financial institution account reconciliations of any ATF and CASA established by Administrator. Reconciliation of accounts is timely if accomplished not more than forty-five (45) days after the end of the month in which the transaction occurred. The reconciliation must include, at a minimum, the following:

(a) The source and amount of any money received and deposited by Administrator, and the date of receipt and deposit;

(b) The date each disbursement was made, the person to whom the disbursement was made and a written explanation of any difference between the amount disbursed and the amount billed or authorized; and

(c) A description of the disbursement in sufficient detail to identify the source document substantiating the purpose of the disbursement.

26.10.              Failure to accurately maintain the required books and records in a timely manner is deemed to be untrustworthy, hazardous or injurious to participants in the plan or the public and financially irresponsible.

26.11.              To the extent that Administrator administers claims and provides payment or reimbursement for diagnosis or treatment of a condition or a complaint by a licensed health care practitioner, Administrator must accept the current standardized claim form for professional services approved by the Federal Government and submitted electronically. To the extent that Administrator administers claims and provides payment or reimbursement for diagnosis or treatment of a condition or a complaint by a licensed hospital, Administrator must accept the current standardized claim form for professional or facility services, as applicable, approved by the Federal Government and submitted electronically. Administrator may not be required to accept a claim submitted on a form other than the applicable form specified above and may not be required to accept a claim that is not submitted electronically, except from certain exempt healthcare practitioners.

27.                               Nevada- Fiduciary Accounts.

27.1.                     If Administrator is or is required to be licensed or registered as a third party service provider in Nevada, then, to the extent required by NRS 683A.0877, funds relating to Nevada policyholders shall be deposited in an account established and maintained by

Customer on behalf of a Customer Designee with a financial institution located in Nevada. Customer and Administrator shall cooperate with one another in good faith as may reasonably be necessary to comply with such requirement, potentially including establishing a deposit account in Nevada and consenting to Administrator’s establishment of a related lockbox arrangement in Nevada.

27.2.                     Money shall be remitted within 15 days to the person or persons entitled to it, or shall be deposited within 15 days in a fiduciary bank account established and maintained by the TPA within the state. The fiduciary account shall be separate from the personal or business account from Administrator. REQUIRED BYNEV. INS. CODE SECTION 683A.877.

28.                               Special Rule for Claims in Nevada. To the extent Administrator, and not Customer, is responsible for paying claims under the Agreement:

28.1.                     Except as otherwise provided in 28.2 below, Administrator shall approve or deny a claim relating to health insurance coverage within 30 days after Administrator receives the claim for adjudication. If the claim is approved, Administrator shall pay, or notify Customer that the claim is ready to pay the claim within 30 days after it is approved. Except as otherwise provided in this section, if the approved claim is not paid within that period and to the extent Administrator is otherwise responsible under the Agreement, Administrator shall pay interest on the claim at a rate of interest equal to the prime rate at the largest bank in Nevada, as ascertained by the Commissioner of Financial Institutions, on January 1 or July 1, as the case maybe, immediately preceding the date on which the payment was due, plus 6 percent. The interest must be calculated from 30 days after the date on which the claim is approved until the date on which the claim is paid.

28.2.                     If Administrator requires additional information to determine whether to approve or deny the claim, Administrator shall notify the claimant of Administrator’s request for the additional information within 20 days after Administrator receives the claim. Administrator shall notify the provider of health care of all the specific reasons for the delay in approving or denying the claim. Administrator shall approve or deny the claim within30 days after receiving the additional information. If the claim is approved, Administrator shall pay the claim within 30 days after Administrator receives the additional information. If the approved claim is not paid within that period, Administrator shall pay interest on the claim in the manner prescribed in subsection 28.1 above.

28.3.                     Administrator shall not request a claimant to resubmit information that the claimant has already provided to Administrator, unless Administrator provides a legitimate reason for the request and the purpose of the request is not to delay the payment of the claim, harass the claimant or discourage thef iling of claims.

28.4.                     Administrator shall not pay only part of a claim that has been approved and is fully payable.

28.5.                     The payment of interest provided for in this section for the late payment of an approved claim may be waived only if the paymentwas delayed because of an act of God or another cause beyond thecontrol of the Administrator.

28.6.                     The Commissioner may require Administrator to provide evidence which demonstrates that Administrator has substantially compliedw ith the requirements set forth in this Section 27, including, without limitation, payment within 30 days of at least 95 percent of approved claims or at least 90 percent of the total dollar amount for approved claims.

29.                               Special Rule for TN policy. The following provisions shall apply to all policies which are life and health insurance coverage or annuities issued to residents of the State of Tennessee and which are administered under the Agreement:

29.1.                     56-6-403 Payments handled by administrator. The payment to Administrator of any premiums or charges for insurance by or on behalf of the insured shall be deemed to have been received by Customer, and the payment of return premiums or claims by Customer to Administrator shall not be deemed payment to the insured or claimant until such payments are received by the insured or claimant. Nothing herein shall limit any right of Customer against Administrator resulting from Administrator’s failure to make payments to the Customer, the insureds or the claimants.

29.2.                     56-6-404 Recordkeeping requirements.

(a)                                 Administrator shall maintain at its principal administrative office, for the duration of the Agreement and five (5) years thereafter, adequate books and records of all transactions between Administrator, Customer and insured persons. Such books and records shall be maintained in accordance with prudent standards of insurance record keeping. The commissioner shall have access to such books and records for the purpose of examination, audit and inspection.

(b)                                 Any trade secrets contained therein, including, but not limited to, the identity and addresses of policyholders and certificate holders, shall be confidential, except the commissioner may use such information in any proceedings instituted against Administrator.

(c)                                  Customer shall retain the right to continuing access to such books and records of Administrator sufficient to permit Customer to fulfill all of its contractual obligations to insured persons, subject to any restrictions in the Agreement between Customer and Administrator concerning the proprietary rights of the parties in such books and records.

(d)                                 The commissioner shall collect the proper charges incurred in such examination in accordance with Section 56-1-413.

29.3.                     56-6-405 Advertising. Administrator may use only such advertising pertaining to the business insured by Customer as has been approved by Customer in advance of its use.

29.4.                     56-6-406 Administrator’s duties as fiduciary. All insurance charges or premiums collected by Administrator on behalf of orfor Customer, and return premiums received from Customer, shall be held by Administrator in a fiduciary capacity. Such funds shall be immediately remitted to the person or persons entitled thereto, or shall be deposited promptly in a fiduciary bank account established and maintained by Administrator. If charges or premiums so deposited have been collected on behalf of or for more than one (1) insurer, Administrator shall cause the bank in which such fiduciary account is maintained to keep records clearly recording the deposits in and withdrawal from such account on behalf of or for each insurer. Administrator shall promptly obtain and keep copies of all such records and, upon request of an insurer, shall furnish such insurer with copies of such records pertaining to deposits and withdrawals on behalf of or for such insurer. Administrator shall not pay any claim by withdrawals from such fiduciary account. Withdrawals from such account shall be made, as provided in Agreement between Administrator and Customer, for:

(a)                                 Remittance to an insurer entitled thereto;

(b)                                 Deposit in an account maintained in the name of such insurer;

(c)                                  Transfer to and deposit in a claims paying account, with claims to be paid as provided in Section 56-6-407;

(d)                                 Payment to a group policyholder for remittance to the insured entitled thereto;

(e)                                  Payment to the administrator of its commission, fees or charges; or

(f)                                   Remittance of return premiums to the person or persons entitled thereto.

29.5.                     56-6-407 Payment of Claims. All claims paid by Administrator from funds collected on behalf of Customer shall be paid only on drafts, checks or electronic transfers of and as authorized by Customer.

29.6.                     56-6-408 Administrator’s compensation not contingent on claim experience.

(a)                                 With respect to any policies where Administrator adjusts or settles claims, the compensation to Administrator with regard to such policies shall in no way be contingent on claim experience.

(b)                                 This section shall not prevent the compensation of Administrator from being based on premiums or charges collected or number of claims paid or processed.

29.7.                     56-6-409 Notice to insured persons — Notice to persons purchasing coverage.

(a)                                 Administrator shall provide a written notice approved by Customer, to insured individuals, advising them of the identity of and relationship among Administrator, the policyholder and Customer.

(b)                                 Where Administrator collects funds, it must identify and state separately in writing to the person paying to Administrator any charge or premium for insurance coverage the amount of any such charge or premium specified by Customer for such insurance coverage.

30.                               Special Rule for West Virginia — Retention Period for Books and Records. Administrator shall maintain and make available to Customer complete books and records of all transactions performed on behalf of Customer. The books and records shall be maintained in accordance with prudent standards of insurance recordkeeping and shall be maintained for a period of not less than ten (10) years from the date of their creation. If this Agreement terminates prior to the passage of such ten (10) year period, Administrator may satisfy the forgoing obligation by tendering such books and records to Customer or to the replacement provider of such services. Customer shall reimburse Administrator for reasonable costs incurred in retaining or tendering such records. W. VA. CODE SECTION 33-46-5

31.                               Special Rule for Connecticut- Notice to Policyholders. When the services of a third-party administrator are utilized for Connecticut policyholders, such third-party administrator shall issue a benefits identification card to each insured that includes disclosure of, and relationship among, the third-party administrator, the policyholder and the insurer. CONNECTICUTUNCODIFIED HB 6308, SECTIONS 21 AND 28 (EFFECTIVE OCTOBER 1, 2011)

Annex 3.19(g)

The Security Benefit Group of Companies

Code of Business Conduct and Ethics

Annex-1

[SECURITY BENEFIT(SM) LOGO]

CODE OF BUSINESS

CONDUCT AND ETHICS

Amended and Restated

December 2, 2011

CODE OF BUSINESS CONDUCT

AND ETHICS

CODE OF BUSINESS CONDUCT AND ETHICS

Introduction

Ethics are important to Security Benefit Corporation and its affiliated companies, and to their directors, officers and associates. Security Benefi tCorporation and its affiliated companies are committed to the highest ethical standards and to conducting their business with the highest level of integrity.

All officers, directors and associates of Security Benefit Corporation and its affiliated companies are responsible for maintaining this level of integrity and for complying with this Code. If you have a question or concern about what is proper conduct for you or anyone else, please raise these questions or concerns with any member of management, or follow the procedures outlined inapplicable sections of this Code.

In this Code, “Security Benefit,” “we,” “us,” or “our” refer to Security Benefit Corporation and its affiliated companies, unless otherwise indicated.

Purpose of the Code

This Code is intended to:

•                  help you recognize issues of questionable ethics and take the appropriate steps to resolve these issues;

•                  deter unethical or illegal conduct;

•                  assist you in reporting any unethical or illegal conduct; and

•                  reaffirm and promote our commitment to a corporate culture that values honesty and accountability by all associates.

All associates, as a condition of employment or continued employment, will acknowledge annually in writing that they have received a copy of this Code, read it, and understand that the Code contains our expectations regarding their conduct.

Finally, you should know that the Code is designed to satisfy the standards contained in the Federal Sentencing Guidelines for Organizations published by the U.S. Department of Justice. U.S. federal courts are bound to apply the Federal Sentencing Guidelines for Organizations when sentencing companies convicted of federal offenses arising from the illegal acts of one or more employees. The Federal Sentencing Guidelines for Organizations provide for substantial leniency in sentencing of a company from otherwise severe mandatory penalties, where the company had an effective compliance program at the time of the illegal activity.

Conflicts of Interest

You must avoid any conflict, or the appearance of a conflict, between your personal interests and the interests of Security Benefit. A conflict exists when your personal interest in any way interferes with the interests of Security Benefit, or when you take any action or have any interest that may make it difficult for you to perform your job objectively and effectively. For example, a conflict of interest probably exists if:

•                  you cause Security Benefit to enter into business relationships with you or a member of your family, or invest in companies affiliated with you or a member of your family;

•                  you use any confidential information about Security Benefit, our customers or our other business partners for your personal gain, or the gain of a member of your family, a friend or acquaintance; or

•                  you use or communicate any other confidential information obtained in the course of your work for your or another’s personal benefit.

We have for many years maintained guidelines for some of the more common conflicts of interest situations that you may encounter as an officer, director or associate of Security Benefit. We expect you to consult the guidelines when you are confronted with a situation that puts your interests in conflict with our interests. We will continue to distribute a copy of the guidelines to you annually, along with a disclosure form for reporting any conflicts of interest you may have with Security Benefit. We expect you to read the guidelines and promptly complete and return the disclosure form to us.

Corporate Opportunities

Each of us has a duty to advance the legitimate interests of Security Benefit when the opportunity to do so presents itself. Therefore, you may not:

•                  take for your personal use opportunities, including investment opportunities, discovered through the use of your position with us, or through the use of our property or information;

•                  use our property, information, or position for your personal gain or the gain of a family member, a friend or acquaintance; or

•                  compete, or prepare to compete, with us.

Confidentiality

The protection of the confidential and proprietary information of Security Benefit and its customers, vendors and other business partners is of critical importance to our business, our ability to compete within the financial services industry and our compliance with applicable

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federal and state law. By virtue of your service to or employment by us, you may have access to (i) our confidential and proprietary information including, without limitation, financial and actuarial information and projections, computer records and programs, contracts, customer files and lists, medical information concerning our customers, investments, investment strategies, marketing plans, personnel information, business and research plans, policies, strategies, trade secrets and other proprietary information, (ii) confidential or other non-public information regarding other companies, our relationship with them or contemplated transactions in a company’s securities, and (iii)confidential policy or contract holder information (collectively referred to as “Confidential Information”).

All Confidential Information is the sole property of Security Benefit or the customer or vendor who entrusted us with it. We and all of our associates have ethical and legal responsibilities to maintain and protect the integrity of all Confidential Information. Failure to adequately protect this information may have an adverse economic impact on us, and any misuse or disclosure of Confidential Information may result in violation of applicable state and federal laws, including state insurance laws. Violations could expose us and/or the person involved to severe criminal or civil liability.

It is a violation of the Code for any associate, both during AND AFTER his or her service or employment with us to use or disclose outside of Security Benefit any Confidential Information to any entity or person (including a person employed by us who does not have a need to know such Confidential Information)unless approved by such associate’s supervisor or in accordance with this Code. Further, all associates must promptly deliver to us upon their resignation or termination of their relationship with Security Benefit, or at any other time as we may so request, all materials and all copies of materials (including computer disks) containing or evidencing Confidential Information or any materials derived from or based upon such information.

It is also important to Security Benefit that you observe any obligations of confidentiality you may have to a former employer with respect to your former employer’s confidential and proprietary information. You should neither share such information with Security Benefit nor use such information in your work for Security Benefit.

Fair Dealing

You must endeavor to deal fairly with our customers, suppliers and business partners, or any other companies or individuals with whom we do business or come into contact, including fellow associates and our competitors. You must not take unfair advantage of these or other parties by means of:

•                  manipulation;

•                  concealment;

•                  abuse of privileged information;

•                  misrepresentation of material facts; or

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•                  any other unfair-dealing practice.

In particular, because our ability to attract and retain our customers is directly linked to the trust and confidence we create with them, we should strive to compete fairly and in accordance with the highest ethical standards in all of our customer relationships. We want to earn business on the basis of superior services and products and competitive prices, not through improper or unethical business practices. This means we do not give or accept gifts or entertainment that improperly influence or reward a business decision or that appear to do so.

Our credibility with our customers depends on our ability to fulfill our commitments. To preserve our customer relationships:

•                  We provide our customers with competent and customer-focused sales and services.

•                  We do not misrepresent our services or products in any sales or advertising efforts.

•                  We communicate clearly so our customers understand the terms of our business relationships.

•                  We protect our customers’ confidential information.

•                  We only make promises to our customers that we believe we will be able to keep.

•                  We handle customer complaints and disputes in a fair and expeditious manner.

Protection and Proper Use of Company Assets

The assets of Security Benefit are to be used only for legitimate business purposes. You should protect our assets and ensure that they are used efficiently.

As indicated under “Communication Systems,” incidental personal use of telephones, fax machines, copy machines, personal computers and similar equipment is generally allowed if there is no significant added cost to us, it does not interfere with an associate’s work duties, and it is not related to an illicit activity or to any outside business.

Compliance with Appliable Laws, Rules and Regulations

Each of us has a duty to comply with all laws, rules and regulations that apply to our business. Highlighted below are some of the key compliance guidelines that must be followed.

•                  You shall not knowingly violate any law or regulation, including applicable federal securities laws and unfair trade or insurance practices laws. You should consult with the Security Benefit Law Department on any matter relating to actual or potential noncompliance with any law or regulation or any of our contractual commitments.

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•                  You shall not misrepresent facts, contractual terms or our policies to a customer, provider, supplier or regulator. If you do so inadvertently, you must correct the misrepresentation as soon as possible after consulting with your manager and the Security Benefit Law Department.

•                  You may not engage in conduct or a sales practice that is intended to mislead, manipulate or take unfair advantage of a customer, provider or supplier, or misrepresent our products or services.

•                  You may not agree with representatives of competing companies to engage in any of the following illegal practices: fix prices; allocate or divide markets or customers; boycott or refuse to deal with competitors, customers or suppliers; or engage in any other behavior that unlawfully restrains competition.

Please talk to your supervisor or any member of senior management if you have any questions about how to comply with the above guidelines and other laws, rules and regulations.

Equal Opportunity, Harassment

Security Benefit is committed to providing equal opportunity in all of our employment practices including selection, hiring, promotion, transfer, and compensation of all qualified applicants and associates without regard to race, color, sex or gender, religion, age, sexual orientation, national origin, disability, marital status, or any other status protected by law. With this in mind, there are also certain behaviors that will not be tolerated. These include harassment, intimidation, and discrimination of any kind involving race, color, sex or gender, religion, age, sexual orientation, national origin, disability, marital status, or any other status protected by law. Security Benefit also will not tolerate retaliation against persons who in good faith complain of any such harassment, intimidation, or discrimination or against any persons who participate in an investigation of any such complaint.

Accuracy, Retention and Destruction of Company Records

Accurate and complete record keeping is essential to our well being and to enable us to comply with legal and regulatory requirements, to manage our affairs and to provide the best possible service to our policyholders and other customers. The failure promptly to destroy records after the periods we are required to maintain them is also important to our well being. Failure to maintain and destroy records properly could subject Security Benefit to penalties and fines, cause the loss of rights, obstruct justice, place us in contempt of court, or seriously disadvantage us in litigation.

We adhere to a strict policy of maintaining complete and accurate books and records, including, but not limited to, memoranda, expense reports, accounts, contracts, financial reports and other business or corporate records. Our books and records must reflect in an accurate and timely manner all business transactions. Undisclosed or unrecorded funds, other assets or

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liabilities are not permitted. The falsification or alteration of any record will not be tolerated. All associates are expected and required to prepare, preserve, produce and destroy all books and records in accordance with the Security Benefit Records and Information (RIM) Policy and this Code.

Through the RIM Policy, Security Benefit has established retention and destruction policies in order to ensure legal compliance. We expect all associates to fully comply with any published records retention or destruction policies, provided that all associates should note the following exception: If you believe, or we inform you, that our records are relevant to any litigation or governmental action, or any potential litigation or action, then all associates must preserve those records in accordance with the RIM Policy until we determine that the records are no longer needed. If you believe that this exception may apply, or have any questions regarding this exception, please contact the Security Benefit Law Department immediately.

Political Contributions

No funds of Security Benefit may be given directly to federal political candidates or to the Security Benefit Federal Political Action Committee(“federal PAC”). Funds of Security Benefit may be given, however, to state or local political candidates; provided that such contributions are approved by Security Benefit’s Chief Executive Officer. Contributions by the federal PAC or any state political action committee of Security Benefit are not contributions of Security Benefit.

As a general rule, associates and their immediate family members may engage in political activity with their own resources on their own time. However, prior to the associate or his/her immediate family members making political contributions, the associate should become familiar with and carefully consider any applicable “pay-to-play” laws that could adversely impact Security Benefit’s ability to do business with governmental entities and/or retain the associate.

Media, Regulatory, Legal and Other Inquiries

A. General

In addition to the provisions set forth above under the caption “Confidentiality,” as a general matter no associate shall disclose to any non-associate any non-public information about Security Benefit except in accordance with the Code.

B. Conduct Regarding Media Inquiries

When we conduct media interviews it is our policy to fully and fairly convey accurate information to members of the media. However, it is also our policy to protect and safeguard our Confidential Information. Therefore, in order to preserve and maintain the integrity of official Security Benefit communications, no associate, other than those designated from time to time in the Security Benefit Media Policy as spokespersons for Security Benefit, may communicate with any member of the media on behalf of Security Benefit about matters involving Security Benefit

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or our associates, policyholders, customers, creditors, consultants, counsel, accountants or agents.

It is imperative that all associates follow this Code and not respond on behalf of Security Benefit to media inquiries unless authorized in accordance with this Code and the Security Benefit Media Policy.

C. Requests From or Visits By Regulatory Authorities

From time to time, we and our associates may be contacted by regulatory officials or other governmental agencies regarding our filings or other matters. It is our policy to comply with applicable laws and regulations and to respond properly to all contacts, inquiries or requests made by governmental authorities. Subject to the other provisions of this Code, associates may respond to routine contacts and inquiries from regulatory officials or other government agencies if they concern routine matters within the ordinary scope of their day-to-day responsibilities. Associates should keep their supervisors and the Security Benefit Director of Governmental Affairs generally informed as to the nature and scope of such contacts. All contacts, inquiries or requests, whether written or oral, by regulatory or governmental authorities regarding matters that are not routine or are outside the scope of an associate’s day-to-day responsibilities should be immediately reported to the associate’s supervisor and the Security Benefit Director of Governmental Affairs before a response is given. This will allow us to gather and evaluate any relevant information and to respond properly to the governmental authorities. Examples of matters that are not routine include, among other things, complaints, adverse claims, investigations, litigation, audits, regulatory exams, requests for non-public personal or protected health information, or other matters that could result in monetary or other liabilities.

D. Investigations

Officers, directors and associates are required to cooperate fully with all investigations by our internal and external legal counsel. In particular, they are required to respond truthfully, completely, and promptly to all inquiries.

E. Subpoenas or Other Legal Process

Only an authorized representative may accept legal process on our behalf. If someone attempts to serve any person on our behalf who is not an authorized representative, such person must decline to accept service and should immediately contact the Security Benefit Law Department. Service of a subpoena on an individual, the subject matter of which relates directly to us or our associates, should immediately be referred to the attention of the Security Benefit Law Department.

Intellectual Property

Intellectual property generated in the business of Security Benefit is a valuable asset. Protecting such assets plays an important role in our growth and ability to compete. Intellectual property includes such things as inventions, discoveries, concepts, processes, ideas, methods,

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strategies, formulas, techniques, schematics, works of authorship, trademarks, trade names, proprietary information, and trade secrets. Associates who have access to our intellectual property information are obligated to safeguard it from unauthorized access.

Intellectual property that may be developed for Security Benefit by you or with your input or involvement during your employment with Security Benefit(even if you develop the intellectual property entirely on your own time without using Security Benefit’s equipment, supplies, facilities, or other intellectual property) is a valuable asset and the property of Security Benefit. It is also important to the business of Security Benefit that the intellectual property rights of other persons be observed and not knowingly infringed. You should inform Security Benefit’s Law Department if and when you have reason to believe that Security Benefit might be infringing or about to infringe on another person’s trademark, copyright, patent, or other intellectual property or if you have any questions whether or not any activity might be problematic in that regard. Also, you should not share with Security Benefit or use in your work for Security Benefit any former employer’s trade secret or other proprietary information.

Communications Systems

Security Benefit provides certain communication systems to associates to help them do their work, including but not limited to computer systems, the Internet, electronic mail, telephones, voice mail systems, and facsimiles. You may use the communication systems only for legitimate business purposes in the course of your duties and in accordance with the Security Benefit Information Security and Communication Systems Policy, as amended from time to time. Very occasional personal use is permitted under the policy, but never for personal gain or any improper use. Further, associates discussing or posting information regarding Security Benefit in any external electronic forum, including Internet chat rooms or electronic bulletin boards, must comply with Security Benefit’s Social Media Policy.

Reporting Violations and Complaint Handling

You are responsible for compliance with the rules, standards and principles described in this Code. In addition, you should be alert to possible violations of the Code by Security Benefit’s associates, officers and directors, and you are expected to report a violation promptly. Normally, reports should be made to your immediate supervisor. Under some circumstances, it may be impractical or you may be uncomfortable raising a matter with your supervisor. In those instances, you are encouraged to contact the Security Benefit Law Department or, If the violation involves employment-related harassment, intimidation, or discrimination, the Security Benefit Human Resources Department. The Law Department or Human Resources Department, as appropriate, will investigate and, if warranted, report the matter to Security Benefit’s Chairman, President and Chief Executive Officer and/or Board of Directors, as the circumstance dictates. You will also be expected to cooperate in an investigation of a violation.

Anyone who has a concern about Security Benefit’s conduct, the conduct of an officer or other associate of Security Benefit or Security Benefit’s accounting, internal accounting controls or auditing matters, may also communicate that concern to the Audit Committee of the Board of

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Directors by direct communication with the Security Benefit Law Department or by email or in writing. All reported concerns addressed to the Audit Committee will be forwarded to the Audit Committee and will be simultaneously addressed by the Security Benefit Law Department in the same way that other reported concerns are addressed by Security Benefit. The status of all outstanding concerns forwarded to the Audit Committee will be reported on a quarterly basis by the Security Benefit Law Department. The Audit Committee may direct that certain matters be presented to the full board and may also direct special treatment, including the retention of outside advisors or counsel, for any concern reported to it.

All reports will be investigated and, to the extent possible, we will endeavor to honor requests for confidentiality. And, while anonymous reports will be accepted, please understand that anonymity may hinder or impede the investigation of a report. All cases of questionable activity or improper actions will be reviewed for appropriate action, discipline or corrective actions. Whenever possible, Security Benefit will endeavor to keep confidential the identity of associates, officers or directors who are accused of violations, unless or until it has been determined that a violation has occurred.

There will be no reprisal, retaliation or adverse action taken against any associate who,  in good faith, reports or assists in the investigation of a violation or suspected violation, or who makes an inquiry about the appropriateness of an anticipated or actual course of action.

For reporting concerns about Security Benefit’s conduct, the conduct of an officer or other associate of Security Benefit, or about Security Benefit’s accounting, internal accounting controls or auditing matters in writing, excluding concerns that should be reported to the Human Resources Department under this Code, you may use the following addresses:

ADDRESS:	The Law Department
Security Benefit Corporation,
Subsidiaries and Affiliates
Attn: General Counsel
One Security Benefit Place
Topeka, Kansas 66636-0001

ADDRESS:	Audit Committee of the Board of Directors
c/o The Security Benefit Law Department
Security Benefit Corporation,
Subsidiaries and Affiliates
Attn: General Counsel
One Security Benefit Place
Topeka, Kansas 66636-0001

In the case of a confidential, anonymous submission to the Audit Committee, associates should set forth their concerns in writing and forward them in a sealed envelope addressed to the

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Chairperson of the Audit Committee, in care of the Security Benefit Law Department, as set forth above, and should label the envelope with a legend such as: “To be opened by the Audit Committee only.”

Sanctions for Code Violations

All violations of the Code will result in appropriate corrective action, up to and including dismissal. If the violation involves potentially criminal activity, the individual or individuals in question will be reported, as warranted, to the appropriate authorities.

Application/Waivers

All directors, officers and associates of Security Benefit are subject to this Code.

Any waiver of the Code for a senior officer or member of our Boards of Directors may be made only by the Board of Directors of Security Benefit Corporation.

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APPENDIX A

SECURITY BENEFIT CORPORATION,

SUBSIDIARIES AND AFFILIATES

ONE SECURITY BENEFIT PLACE

TOPEKA, KANSAS 66636-0001

Annual Acknowledgment Regarding

Code of Business Conduct and Ethics

This acknowledgment is to be signed and returned to the Company’s Internal Auditor, and will be retained as part of your permanent personnel file.

I have received a copy of Security Benefit Corporation’s Code of Business Conduct and Ethics, read it, and understand that the Code contains the expectations of Security Benefit Corporation and its affiliated companies regarding associate conduct. I also understand that the Code is issued for informational purposes and that it is not intended to create, nor does it represent, a contract of employment.

Associate’s Name (Printed)

Associate’s Signature

Date

The failure to read and/or sign this acknowledgment in no way relieves associates of the responsibility to comply with Security Benefit Corporation’s Code of Business Conduct and Ethics.

Annex 14.1(b)

(1) Commonwealth Vendors - Subject to the provisions of the Agreement, Commonwealth consents to Administrator disclosing Commonwealth Confidential Information to the following Commonwealth vendors:

Mid-America Agency Services, Inc. - underwriting and claims services

Heritage Life - underwriting and claims services

Merrill Corp - compliance mailings and policy pages

Hooper Holmes - underwriting

PBI - death audit services

Life Product Solutions Group, LLC - illustrations (for Transamerica business only)

(2) Permitted Subcontractors - Subject to the provisions of the Agreement, Commonwealth consents to Administrator’s use of the following subcontractors to the extent required to assist Administrator in performing Services and to Administrator disclosing Commonwealth Confidential Information to such third parties.

NTT DATA Process Services, LLC - administrative services

RR Donnelley Global Investment Markets, A division of RR Donnelley & Sons Company - compliance mailing and printing; RR Donnelley subcontracts to MBS Insight, Inc for NCOA scrubbing.

Jayhawk File Express, LLC - file storage and document destruction

CoSentry.net, LLC - back-up printing and disaster recovery

Convey Compliance Systems, Inc.. - withholding calculations and tax statement mailing

(3) Permitted Disclosures - Subject to the terms of the Agreement, Commonwealth consents to Administrator’s disclosure of Commonwealth Confidential Information to the following third parties in connection with Administrator performing Services:

Records Center of Topeka, a division of Underground Vaults & Storage, Inc.     — back up tapes storage

Venio LLC, d/b/a Keane - lost shareholder searches

AdvantageTech, Inc. - staff augmentation

MegaForce LLC - staff augmentation

Power IT Corporation- staff augmentation

iNautix (USA) LLC - staff augmentation

DST Systems, Inc.. - FANmail/Vision, positions, prices

Depository Trust and Clearing Corp. (DTCC) - positions, prices

The Life and Annuity Group, Inc. (TLAG) - staff augmentation

Accenture LLP - systems upgrades and support

CSP Group, Inc. - staff augmentation

Tallgrass Technologies - staff augmentation

Vertex, Inc. - staff augmentation

Permier Personnel - staff augmentation

Westaff - staff augmentation

C.                                    Disclosure to professional advisors - Subject to the terms of the Agreement, Commonwealth consents to Administrator’s disclosure of Commonwealth Confidential Information to its and its Affiliates’ attorneys and auditors.